   As filed with the Securities and Exchange Commission on July 9, 1998
                                                 Registration No. 333-56965

===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                       PRE-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                 FORM S-4

                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                      OLD KENT FINANCIAL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

        MICHIGAN                     6711                    38-1986608
 (State or Other Juris-    (Primary Standard Industrial    (IRS Employer
diction of Incorporation    Classification Code Number)  Identification No.)
    or Organization)
                         -------------------------

                           111 LYON STREET N.W.
                       GRAND RAPIDS, MICHIGAN 49503
                              (616) 771-5000
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)

                         -------------------------

                               MARY E. TUUK
                      OLD KENT FINANCIAL CORPORATION
                           111 LYON STREET N.W.
                       GRAND RAPIDS, MICHIGAN 49503
                              (616) 771-5272
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent For Service)

                         -------------------------

                     WITH COPIES OF COMMUNICATIONS TO:

             GORDON R. LEWIS, ESQ.               BARRY P. TAFF, P.C.
          WARNER NORCROSS & JUDD LLP       SILVER, FREEDMAN & TAFF, L.L.P.
        111 LYON STREET N.W., SUITE 900   1100 NEW YORK AVENUE, SUITE 700
      GRAND RAPIDS, MICHIGAN 49503-2487           WASHINGTON, D.C. 20005
                (616) 752-2752                     (202) 414-6103

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                        CALCULATION OF REGISTRATION FEE
          TITLE OF EACH                 AMOUNT TO    PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
       CLASS OF SECURITIES            BE REGISTERED   OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
        TO BE REGISTERED                               PER SHARE<F1>      PRICE<F1>          FEE<F1>
-------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value<F2>   12,820,840 Shares     $15.21         $195,004,000        $57,526

<F1> The registration fee has been computed pursuant to Rule 457(f)(2).
     Pursuant to that rule, the Maximum Aggregate Offering Price is based on the aggregate book value of common stock, $25.00 par value, of First Evergreen Financial Corporation, as of March 31, 1998. The proposed maximum offering price per share is determined by dividing the proposed maximum aggregate offering price by the number of shares to be registered.

<F2> Includes the Series C Preferred Stock Purchase Rights (the "Rights")
     attached to each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and may be transferred only with such shares of the Registrant's Common Stock.
<F3> Registration fee previously paid.

                         -------------------------
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===========================================================================

[FIRST EVERGREEN LOGO]                                      [OLD KENT LOGO]


PROSPECTUS AND PROXY STATEMENT                             JULY 13, 1998

                    SPECIAL MEETING OF STOCKHOLDERS OF
                        FIRST EVERGREEN CORPORATION
                  IN CONNECTION WITH AN OFFERING OF UP TO
                             12,820,840 SHARES
                                    OF
                      OLD KENT FINANCIAL CORPORATION
                       COMMON STOCK, $1.00 PAR VALUE

      The Board of Directors of First Evergreen Corporation ("First Evergreen") is furnishing this Prospectus and Proxy Statement to First Evergreen stockholders to solicit proxies to vote at the Special Meeting of First Evergreen Stockholders to be held on August 20, 1998, and at any adjournment or postponement of that meeting. At the Special Meeting, First Evergreen stockholders will vote upon adoption of an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, First Evergreen would merge with Old Kent Financial Corporation ("Old Kent").

     If the merger is completed as proposed, Old Kent will issue 32.0312 shares of Old Kent common stock in exchange for each share of First Evergreen common stock. Old Kent will pay cash for fractional shares. Old Kent's common stock is quoted on The Nasdaq Stock Market under the symbol "OKEN."

     The merger cannot be completed unless First Evergreen stockholders adopt the Merger Agreement, Old Kent obtains regulatory approval of the merger, and Old Kent and First Evergreen each satisfy certain other conditions.

     The Board of Directors of First Evergreen has received the written opinion of Hovde Financial, Inc., First Evergreen's financial adviser, that the Merger Agreement is fair, from a financial point of view, to First Evergreen's stockholders.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES NOR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS AND PROXY
STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        OLD KENT COMMON STOCK IS NOT A SAVINGS ACCOUNT, DEPOSIT, OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF OLD KENT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     YOUR VOTE IS IMPORTANT.  THE MERGER CANNOT OCCUR UNLESS THE
     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF FIRST
     EVERGREEN COMMON STOCK VOTE FOR ADOPTION OF THE MERGER AGREEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN
     PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.


     THE BOARD OF DIRECTORS OF FIRST EVERGREEN UNANIMOUSLY RECOMMENDS
          THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.


The information in this Prospectus and Proxy Statement is not complete and may be changed. Old Kent may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus and Proxy Statement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             TABLE OF CONTENTS

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  The Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
  Summary Selected Historical and Unaudited Pro Forma Combined
     Condensed Financial Information . . . . . . . . . . . . . . . . . . .6
FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .9
THE SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
THE MERGER AND MERGER AGREEMENT. . . . . . . . . . . . . . . . . . . . . 11
  What You Will Receive. . . . . . . . . . . . . . . . . . . . . . . . . 11
  Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . 11
  Merger Recommendation and Reasons for the Merger . . . . . . . . . . . 13
  Opinion of First Evergreen's Financial Adviser . . . . . . . . . . . . 14
  Stock Price Condition. . . . . . . . . . . . . . . . . . . . . . . . . 19
  Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . 19
  Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . 19
  Bank Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  Distribution of Old Kent Common Stock. . . . . . . . . . . . . . . . . 20
  Exclusive Commitment to Old Kent . . . . . . . . . . . . . . . . . . . 21
  Conduct of Old Kent Pending the Completion of the Merger . . . . . . . 22
  Conduct of First Evergreen Pending the Completion of the Merger. . . . 22
  Insurance and Indemnification. . . . . . . . . . . . . . . . . . . . . 24
  Management of Old Kent After the Merger. . . . . . . . . . . . . . . . 24
  Conditions to Closing the Merger . . . . . . . . . . . . . . . . . . . 24
  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  Description of Old Kent Capital Stock. . . . . . . . . . . . . . . . . 27
  Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . 28
  Comparison of Rights of Old Kent's and First Evergreen's Stockholders. 31
  Restrictions on First Evergreen Affiliates . . . . . . . . . . . . . . 36
  Material Federal Income Tax Consequences . . . . . . . . . . . . . . . 37
  Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . 38
APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
VOTING AND MANAGEMENT INFORMATION. . . . . . . . . . . . . . . . . . . . 39
  Voting Securities and Principal Stockholders of First Evergreen. . . . 39
  Interests of Certain Persons in the Merger . . . . . . . . . . . . . . 41
GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  Independent Public Accountants . . . . . . . . . . . . . . . . . . . . 42
  Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . 43
  Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  Sources of Information . . . . . . . . . . . . . . . . . . . . . . . . 43
WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . . . . . . 44
APPENDIX A:    Agreement and Plan of Merger
APPENDIX B:    Stock Option Agreement
APPENDIX C:    Opinion of Hovde Financial, Inc.
APPENDIX D:    Section 262 of the Delaware General Corporate Law (Appraisal
               Rights)

This Prospectus and Proxy Statement incorporates important business and financial information about Old Kent and First Evergreen that is not included in or otherwise delivered with this Prospectus and Proxy
Statement. You may obtain these documents by requesting them in writing or by telephone from:

   Old Kent Financial Corporation      First Evergreen Corporation
   Attn:  Mary E. Tuuk, Secretary        Attn: Stephen M. Hallenbeck, Secretary
 111 Lyon Street N.W.                  3101 W. 95th Street
 Grand Rapids, Michigan 49503          Evergreen Park, Illinois 60805
 Tel: (616) 771-5272                   Tel: (708) 422-6700

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY AUGUST 13, 1998 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. For a list of information incorporated by reference in this Prospectus and Proxy Statement, see "WHERE YOU CAN FIND MORE INFORMATION."

                                  SUMMARY

     This summary highlights selected information from this Prospectus and Proxy Statement and may not contain all of the information that is important to you. To best understand the merger between First Evergreen and Old Kent (the "Merger") and for a more complete description of the legal terms of the Merger, you should read carefully this entire document and the documents that are incorporated by reference in this document. In this Prospectus and Proxy Statement, "you" and "your" refers to each stockholder of First Evergreen.

     On June 15, 1998, Old Kent's Board of Directors declared a 5% stock dividend on Old Kent common stock, payable July 17, 1998, to Old Kent's shareholders of record on June 26, 1998 (the "Old Kent Stock Dividend"). The Old Kent Stock Dividend resulted in an adjustment to the amount of Old Kent common stock that First Evergreen stockholders would be entitled to receive in the Merger. Share and per share data in this Prospectus and Proxy Statement have been adjusted to reflect the Old Kent Stock Dividend except as otherwise indicated. However, the text of the Merger
Agreement attached as Appendix A, the section "Opinion of Financial Advisor," and data in earlier dated documents incorporated by reference in this Prospectus and Proxy Statement have not been so adjusted.

                               THE COMPANIES

OLD KENT FINANCIAL CORPORATION
111 Lyon Street N.W.
Grand Rapids, Michigan 49503
(616) 771-5000

Old Kent is a bank holding company with its headquarters in Grand Rapids, Michigan. At March 31, 1998, Old Kent had (on a consolidated basis) assets of $14.2 billion, deposits of $10.3 billion, a net loan portfolio of $8.1 billion, and shareholders' equity of $1.0 billion.

Old Kent's principal banking subsidiary, Old Kent Bank, serves its communities through 193 banking offices in Michigan and 24 banking offices in Illinois. Old Kent also has one other bank subsidiary and 6 non-bank subsidiaries. Subsidiaries of Old Kent Bank include Old Kent Mortgage Company, an originator of residential mortgages; Old Kent Insurance Group, Inc., an insurance agency; Old Kent Brokerage Services, Inc., a securities brokerage firm, and Lyon Street Asset Management Company, an investment advisor.

Old Kent and its subsidiaries offer a wide range of banking, fiduciary, and other financial services, including commercial, mortgage, and retail loans, business and personal checking accounts, savings and retirement accounts, time deposit instruments, automated teller machines, debit cards and other electronically accessed banking services, money transfer services, safe deposit facilities, cash management, real estate and lease financing, international banking services, investment management and trust services, personal investment and related advisory services, brokerage services, and access to insurance products and credit cards.

Old Kent's principal markets for financial services presently are the Michigan and Northeastern Illinois communities in which Old Kent Bank is located and the areas immediately surrounding those communities.

FIRST EVERGREEN CORPORATION
3101 W. 95th Street
Evergreen Park, Illinois
(708) 422-6700

   First Evergreen Corporation is a bank holding company with its headquarters in Evergreen Park, Illinois. First Evergreen owns all of the outstanding capital stock of First National Bank of Evergreen Park ("First Evergreen Bank"), a national banking association. First Evergreen does not engage in any activities other than providing administrative services for and acting as a holding company for First Evergreen Bank.

At March 31, 1998, First Evergreen had (on a consolidated basis) assets of $1.9 billion, deposits of $1.7 billion, a net loan portfolio of $682.7 million, and stockholders' equity of $195.0 million.

First Evergreen Bank provides a complete range of retail banking services to individuals and small and mediumsize businesses at each of its eight banking locations: First Evergreen Bank-Evergreen Park (main office); First Evergreen Bank-Oak Lawn Office; First Evergreen Bank-Clearing Office; First Evergreen Bank-Orland Park East Office; First Evergreen Bank-Orland Park West Office; First Evergreen Bank-Physician's Pavilion; First Evergreen Business Banking Center; and First Evergreen Bank-Auburn/Highland Office. These services include checking, savings and money market deposit accounts, business loans, personal loans, residential mortgage loans, home improvement loans, loans for education, other consumer oriented financial services, including IRA and Keogh accounts, automated teller machines, and safe deposit and night depository facilities.

First Evergreen Bank's Trust Department offers fiduciary, investment management, and advisory services to individuals and small corporations. It also administers (as trustee and in other fiduciary and representative capacities) pension, profit-sharing, and other employee benefit plans and personal trusts and estates.

                                THE MERGER

   WHAT YOU WILL RECEIVE (SEE PAGE 11)

As a result of the Merger, you would receive 32.0312 shares of Old Kent common stock for each share of First Evergreen common stock that you own. No fractional shares will be issued. Instead, you would receive a check in payment for any fractional shares based on the market value of the Old Kent common stock. You should not send in your stock certificates until instructed to do so by Old Kent after the Merger is completed.

EXAMPLE: IF YOU OWN 100 SHARES OF FIRST EVERGREEN STOCK, YOU WILL RECEIVE 3,203 SHARES OF OLD KENT COMMON STOCK. IN ADDITION, YOU WILL RECEIVE A CHECK EQUAL TO 0.12 (YOUR FRACTIONAL SHARE) MULTIPLIED BY THE AVERAGE CLOSING PRICE OF OLD KENT COMMON STOCK FOR THE 10 TRADING DAY PERIOD ENDING 10 BUSINESS DAYS BEFORE THE CLOSING OF THE MERGER.

RECOMMENDATION TO FIRST EVERGREEN STOCKHOLDERS

   The Board of Directors of First Evergreen believes that the Merger is in your best interests and unanimously recommends that you vote FOR the proposal to adopt the Merger Agreement.

   OPINION OF FIRST EVERGREEN'S FINANCIAL
ADVISER (SEE PAGE 14)

In deciding to approve the Merger, First Evergreen's Board of Directors considered the opinion of its financial advisor, Hovde Financial, Inc., that the Merger Agreement is fair to First Evergreen's stockholders from a financial point of view. Hovde Financial's written opinion is attached as Appendix C to this Prospectus and Proxy Statement. You are encouraged to read it.

   FIRST EVERGREEN STOCKHOLDERS MEETING (SEE PAGE 9)

First Evergreen will hold a special meeting of its stockholders to vote on the adoption of the Merger Agreement. The special meeting of First Evergreen stockholders will be held:

     August 20, 1998
     2:00 p.m. local time
     Oak Lawn facility of First National Bank of
       Evergreen Park
     9400 South Cicero Avenue, Suite 200
     Oak Lawn, Illinois

   To approve the Merger, at least a majority of the 400,261 shares of First Evergreen common stock outstanding as of July 9, 1998 must vote for adoption of the Merger Agreement.

   As of July 9, 1998, First Evergreen's directors, executive officers, and their affiliates owned 15.38% of First Evergreen common stock. They are expected to vote in favor of adoption of the Merger Agreement. As of July 9, 1998, Old Kent's directors, executive officers, and their affiliates did not own any shares of First Evergreen common stock. No approval of Old Kent's shareholders is required to complete the Merger.

   TERMINATION RIGHT BASED ON OLD KENT'S
STOCK PRICE (SEE PAGE 19)

First Evergreen will have the right to terminate the Merger Agreement if, after Old Kent and First Evergreen have scheduled a closing of the Merger pursuant to the terms of the Merger Agreement, the "Average Closing Price" of Old Kent's common stock is less than $33.33 per share. The "Average Closing Price" of Old Kent's common stock is determined by taking the average of the per share closing prices on the 10 trading days ending on the 10th business day before the scheduled closing.

   For information regarding other circumstances in which Old Kent or First Evergreen may have the right to terminate the Merger Agreement, see the discussion under the caption "Termination" on page 26.

   REGULATORY APPROVALS (SEE PAGE 19)

   The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") must approve the Merger. Old Kent filed its application for approval with the Federal Reserve Board on June 22, 1998.

   CONDITIONS TO THE MERGER (SEE PAGE 24)

There are a number of conditions that must be met before Old Kent and First Evergreen will be required to complete the Merger. These conditions include the following, among others:

  -    First Evergreen's stockholders must adopt the Merger Agreement;

  -    The Federal Reserve Board must approve the Merger;

  - Old Kent's tax counsel must issue an opinion to the effect that, for federal tax purposes, the Merger will be a tax-free reorganization; and

  - Old Kent's independent accountant must provide a letter to the effect that the Merger should qualify to be treated as a pooling-of-interests for accounting purposes.

Some of these and other conditions to the Merger may be waived by the party for whose benefit they are provided.

   FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 37)

The Merger is structured so that you are not expected to recognize any gain or loss for federal income tax purposes in the Merger (except that you will be taxed on any cash payments you receive for a fractional Old Kent share or cash received upon the exercise of appraisal rights). HOWEVER, DUE TO THE COMPLEXITIES OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS, IT IS STRONGLY RECOMMENDED THAT YOU CONSULT YOUR OWN TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THE MERGER.

   APPRAISAL RIGHTS (SEE PAGE 38)

You have the right to dissent from the Merger and receive the fair value of your shares in cash, as determined by the Delaware Court of Chancery. To perfect your appraisal rights, certain procedures set forth in Section 262 of the Delaware General Corporation Law must be followed closely. For your reference, a copy of Section 262 is attached as Appendix D.

   INTERESTS OF FIRST EVERGREEN'S OFFICERS
AND DIRECTORS IN THE MERGER (SEE PAGE 41)

In considering the recommendation by the Board of Directors of First Evergreen that you vote in favor of adoption of the Merger Agreement, you should be aware that certain directors and officers of First Evergreen and First Evergreen Bank may be deemed to have certain interests in the Merger in addition to their interests generally as stockholders of First Evergreen.

It is expected that at the Effective Time, Old Kent Bank will enter into employment agreements with Kenneth J. Ozinga, Chairman, President and Chief Executive Officer of First Evergreen and First Evergreen Bank, Stephen M. Hallenbeck, Secretary/Treasurer and Chief Financial Officer of First Evergreen and Executive Vice President and Secretary of First Evergreen Bank, and Robert C. Wall, Vice President of First Evergreen and Executive Vice President of First Evergreen Bank. The employment agreements will each have a term of one year, and will provide for the payment of salaries as follows: Mr. Ozinga: $607,125; Mr. Hallenbeck: $405,000; and Mr. Wall:
$361,875. It is also expected that Old Kent Bank will enter into employment agreements with certain other officers of First Evergreen Bank.

   ACCOUNTING TREATMENT (SEE PAGE 38)

Old Kent and First Evergreen expect the Merger to qualify as a "pooling-of-interests" for accounting and financial reporting purposes.

COMPARATIVE MARKET PRICES

   On April 21, 1998, the last full trading day prior to the public announcement of the proposed Merger, the closing price reported for Old Kent's stock was $38.21 per share (adjusted to reflect the Old Kent Stock Dividend). On July 7, 1998, the closing price reported for Old Kent's stock was $38.44 per share. Old Kent common stock is quoted on The Nasdaq Stock Market.

   First Evergreen common stock is not actively traded, although occasional transactions occur between individuals and local and regional brokerage firms. The prices at which such transactions are effected are only occasionally reported to First Evergreen. The last transaction involving First Evergreen common stock prior to April 21, 1998 and the date of this Prospectus and Proxy Statement for which price information is known to First Evergreen was on March 4, 1998, when one share traded at a price of $485.25 per share.

    ------------------------------------------------------------------

     The following table shows closing prices for Old Kent common stock and the estimated value of Old Kent common stock to be received for each share of First Evergreen common stock on an equivalent per share basis:

                                     OLD KENT                           FIRST EVERGREEN
                                   COMMON STOCK                          COMMON STOCK
                                   ------------              ----------------------------------
                                                              LAST REPORTED
                                                             SALE PRICE PRIOR        EQUIVALENT
          DATE                     ACTUAL PRICE                  TO DATE             PER SHARE
       ----------                  ------------              ----------------        ----------
       April 21, 1998               $38.21<F*>                  $485.25             $1,223.91
       July 7, 1998                 $38.94                      $485.25             $1,231.19

The equivalent per share value of First Evergreen common stock is the closing price of Old Kent common stock as of the date indicated multiplied by the Exchange Ratio of 32.0312.
------------
<F*>Adjusted to reflect the Old Kent Stock Dividend.

            SUMMARY SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                 COMBINED CONDENSED FINANCIAL INFORMATION
                                (UNAUDITED)

     The following financial information is provided to aid you in your analysis of the financial aspects of the Merger. This information is derived from Old Kent's and First Evergreen's audited financial statements for 1993 through 1997 and unaudited financial statements for the three months ended March 31, 1998. This information is only a summary. You should read it in conjunction with the historical financial statements (and related notes) contained in or incorporated by reference from Old Kent's and First Evergreen's annual reports on Form 10-K and other information filed with the Securities and Exchange Commission (the "SEC"). See "WHERE YOU CAN FIND MORE INFORMATION."

HISTORICAL SELECTED FINANCIAL DATA

                                                                             YEAR ENDED DECEMBER 31,
                                         THREE MONTHS ENDED  ---------------------------------------------------------------------
                                           MARCH 31, 1998       1997           1996           1995          1994           1993
                                         ------------------     ----           ----           ----          ----           ----
                                                                             (dollars in thousands)
OLD KENT FINANCIAL CORPORATION
    Income Statement Data:
        Net interest income                  $   134,255    $   525,927    $   494,288    $   476,693   $   455,635    $   427,587
        Provision for credit losses               15,081         45,677         35,236         21,666        22,465         34,822
        Net income                                46,174        180,304        158,701        141,814       137,084        131,324
    Balance Sheet Data (period end):
        Assets                               $14,220,022    $13,773,522    $12,646,828    $12,003,084   $11,477,723    $10,340,037
        Deposits                              10,299,363     10,228,290     10,080,147      9,357,366     9,429,337      8,411,203
        Loans                                  8,214,299      8,469,477      8,097,056      7,430,552     6,854,849      5,344,712
        Long-term and subordinated debt<F1>      200,000        200,000        100,000        100,000             0              0
        Shareholders' equity                   1,008,319      1,027,453        993,757      1,015,936       895,997        850,040

FIRST EVERGREEN CORPORATION
    Income Statement Data:
        Net interest income                  $    15,134    $    59,447    $    59,690    $    59,697   $    62,870    $    60,463
        Provision for credit losses                  300          1,300            400              0             0              0
        Net income                                 5,349         18,114         20,692         20,230        20,415         21,970
    Balance Sheet Data (period end):
        Assets                               $ 1,927,361    $ 1,933,096    $ 1,910,013    $ 1,888,088   $ 1,872,035    $ 1,870,758
        Deposits                               1,701,724      1,700,620      1,695,847      1,661,946     1,694,617      1,718,071
        Loans                                    686,321        674,440        618,695        530,499       478,764        416,341
        Long-term and subordinated debt                0              0              0              0             0              0
        Stockholders' equity                     195,004        198,142        186,440        173,818       157,464        145,026

(See footnotes beginning on the following page.)

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     Old Kent and First Evergreen expect that the Merger will be accounted for as a pooling-of-interests. This means that, for accounting and financial reporting purposes, Old Kent will treat the companies as if they had always been combined. For a more detailed description of pooling-of-interests accounting, see "THE MERGER--Accounting Treatment."

     The following unaudited pro forma financial information reflects the pooling-of-interests method of accounting and is intended to give you a picture of what Old Kent and First Evergreen might have looked like had they always been combined. The pro forma income statement and balance sheet were prepared by adding or combining the historical amounts of each company. Then, the combined amounts were adjusted for differences in accounting methods used by Old Kent and First Evergreen. The companies may have performed differently if they had been combined. You should not rely on the pro forma information as being indicative of the historical results that Old Kent and First Evergreen would have had if combined or the future results that they will report after the Merger.

                                                                                YEAR ENDED DECEMBER 31,
                                                   THREE MONTHS ENDED -------------------------------------------
                                                     MARCH 31, 1998       1997            1996            1995
                                                   ------------------     ----            ----            ----
                                                                         (dollars in thousands)
Income Statement Data:
    Net interest income                               $   149,389     $   585,374     $   553,978     $   536,390
    Provision for credit losses                            15,381          46,977          35,636          21,666
    Net income                                             51,523         198,418         179,393         162,044
Balance Sheet Data (period end)<F2>:
    Assets                                            $16,147,383     $15,706,618     $14,556,841     $13,891,172
    Deposits                                           12,001,088      11,928,910      11,775,994      11,019,312
    Loans                                               8,897,002       9,143,917       8,715,751       7,961,051
    Long-term debt<F1>                                    200,000         200,000         100,000         100,000
    Shareholders' equity                                1,203,323       1,225,595       1,180,197       1,189,754

------------------------

<F1> Includes $100,000 guaranteed preferred beneficial interest in Old
     Kent's junior subordinated debentures.

<F2> The pro forma combined balance sheet data assumes the issuance of
     12,820,840 shares of Old Kent common stock in exchange for all of the outstanding shares of First Evergreen common stock, assuming an Exchange Ratio of 32.0312 shares of Old Kent common stock for each share of First Evergreen common stock.

     Under the "risk-based" capital guidelines presently in effect for banks and bank holding companies, minimum capital levels are based on the perceived risk in the various asset categories. Certain off-balance-sheet instruments such as loan commitments and letters of credit require capital allocations. Bank holding companies are required to maintain minimum risk-based capital ratios. Old Kent's ratios are above the regulatory minimum guidelines and each of its subsidiary banks met the regulatory criteria to be categorized as "well-capitalized" institutions at March 31, 1998. First Evergreen met the regulatory criteria to be categorized as a "well-capitalized" institution at March 31, 1998. The "well-capitalized" classification may permit financial institutions to minimize the cost of Federal Deposit Insurance Corporation insurance assessments by being charged a lesser rate than those that do not meet this definition. Designation as a "well-capitalized" institution does not constitute a recommendation by federal bank regulators. The following table shows capital ratios and requirements as of March 31, 1998:

                                                                                   RISK-BASED CAPITAL
                                                                                 -----------------------
                                                                   LEVERAGE       TIER 1          TOTAL
                                                                   --------       ------          -----
        Old Kent's capital ratios                                     7.11%         9.16%         11.35%
        First Evergreen's capital ratios                             10.04         24.07          24.53
        Pro forma combined capital ratios                             7.47         10.19          12.32
        Regulatory capital ratios - "well-capitalized" definition     5.00          6.00          10.00
        Regulatory capital ratios - minimum requirement               3.00          4.00           8.00

COMPARATIVE PER SHARE INFORMATION

     The following summarizes the per share information for Old Kent and First Evergreen on a historical, pro forma combined, and equivalent basis. The First Evergreen "Per Share Equivalents" are calculated by multiplying the Unaudited Pro Forma Combined per share amounts by 32.0312. First Evergreen stockholders will receive 32.0312 shares of Old Kent common stock in exchange for each share of First Evergreen common stock.

     The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger occurred at the beginning of the period presented. The pro forma financial data have been included in accordance with the rules of the SEC and are provided for comparative purposes only. The information presented below has been restated to reflect stock dividends and stock splits.

                                                                              YEAR ENDED DECEMBER 31,
                                                   THREE MONTHS         ---------------------------------
                                               ENDED MARCH 31, 1998       1997         1996         1995
                                               --------------------       ----         ----         ----
OLD KENT COMMON STOCK
Earnings per share-basic<F1>:
  Historical .  .  .  .  .  .  .  .  .               $  0.48            $  1.81      $  1.55      $  1.35
  Pro forma<F2> .  .  .  .  .  .  .  .                  0.47               1.76         1.55         1.38

Earnings per share-diluted<F1>:
  Historical .  .  .  .  .  .  .  .  .                  0.48               1.79         1.53         1.34
  Pro forma<F2> .  .  .  .  .  .  .  .                  0.47               1.74         1.54         1.36

Cash dividends declared per share:
  Historical .  .  .  .  .  .  .  .  .                 0.171              0.642        0.576        0.528

Book value per share-end of period:
  Historical .  .  .  .  .  .  .  .  .                 10.49              10.54        10.03         9.67
  Pro forma<F3> .  .  .  .  .  .  .  .                 11.05              11.12

                                                                              YEAR ENDED DECEMBER 31,
                                                   THREE MONTHS         ---------------------------------
                                               ENDED MARCH 31, 1998       1997         1996         1995
                                               --------------------       ----         ----         ----
FIRST EVERGREEN COMMON STOCK
Earnings per share-basic<F1>:
  Historical .  .  .  .  .  .  .  .  .               $ 13.36            $ 45.17      $ 51.42      $ 50.11
  Equivalent pro forma<F4>  .  .  .  .                 15.05              56.37        49.65        44.20

Cash dividends declared per share:
  Historical .  .  .  .  .  .  .  .  .                 20.00              17.00        15.00        13.00
  Equivalent pro forma<F4>  .  .  .  .                 21.91 <F5>         20.56        18.45        16.91

Book value per share-end of period:
  Historical .  .  .  .  .  .  .  .  .                493.07             494.12       463.78       430.24
  Equivalent pro forma<F4>  .  .  .  .                353.94             356.19

-----------------





                                      -10-

<F1> Earnings per share were calculated using income (loss) from continuing operations. In calculating pro forma earnings per share, no adjustments to the pro forma amounts have been made to reflect potential expense reductions or revenue enhancements that may result from the Merger or the effect of repurchases of Old Kent common stock or First Evergreen common stock subsequent to the stated period.

<F2> Gives effect to the Merger as if it had occurred at the beginning of each period presented.

<F3> Gives effect to the Merger as if it had occurred at the end of the period. The March 31, 1998 pro forma book value per share does not include the impact of an anticipated $25 million of restructuring and Merger-related charges.

<F4> The equivalent pro forma computations assume that for each share of
     First Evergreen common stock outstanding, First Evergreen stockholders would receive 32.0312 shares of Old Kent common stock.

<F5> First Evergreen has historically paid a single dividend annually during the first three months of the year, and did so during 1998.
     Old Kent has historically paid quarterly dividends. In order to provide a meaningful comparison, the equivalent pro forma dividend for the three months ended March 31, 1998 has been computed on an annualized basis by multiplying Old Kent's actual quarterly dividend declared by a factor of 4. The equivalent pro forma quarterly dividend would have been $5.48.

   As of June 30, 1998, there were 94,156,572 (after giving effect to the Old Kent Stock Dividend) shares of Old Kent common stock issued and outstanding held by 15,565 holders of record. As of June 30, 1998, there were 400,261 shares of First Evergreen common stock issued and outstanding held by 517 holders of record.

                         FORWARD-LOOKING STATEMENTS

     This Prospectus and Proxy Statement, as well as documents incorporated by reference in this Prospectus and Proxy Statement, contain forward-looking statements that are based on First Evergreen's and Old Kent's managements' beliefs, assumptions, current expectations, estimates, and projections about the financial services industry, the economy, and about Old Kent and First Evergreen themselves. Words such as "anticipates", "believes", "estimates", "expects", "forecasts", "intends", "is likely", "plans", "perceives", "projects", variations of such words and similar expressions are intended to identify such forward-looking statements.
These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

     Factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws or regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; government and regulatory policy changes; the outcome of pending and future litigation and contingencies; trends in customer behaviors and their ability to repay loans; and the vicissitudes of the world and national economy. Neither Old Kent nor First Evergreen undertakes any obligation to update, amend, or clarify forward-looking statements, as a result of new information, future events, or otherwise.


                            THE SPECIAL MEETING

PLACE, TIME AND DATE

     The Special Meeting will be held at the Oak Lawn facility of First National Bank of Evergreen Park, located 15 9400 South Cicero Avenue, Suite 200, Oak Lawn, Illinois, at 2:00 p.m., local time, on August 20, 1998. This Prospectus and Proxy Statement is being sent to each holder of First Evergreen common stock, and accompanies a form of proxy (the "Proxy") that is being solicited by the First Evergreen Board for use at the Special Meeting and at any and all adjournments or postponements of the Special Meeting.

MATTERS TO BE CONSIDERED

     At the Special Meeting, stockholders of First Evergreen will vote upon a proposal to adopt the Merger Agreement. First Evergreen stockholders will also consider and vote upon such other matters as may properly be brought before the Special Meeting. As of the date of this Prospectus and Proxy Statement, the First Evergreen Board of Directors knows of no business that will be presented for consideration at the Special Meeting, other than the matters described in this Prospectus and Proxy Statement.

RECORD DATE; VOTE REQUIRED

     The First Evergreen Board has fixed the close of business on July 9, 1998 (the "Record Date"), as the date for determining holders of First Evergreen common stock who will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were outstanding and entitled to vote at the Special Meeting 400,261 shares of First Evergreen common stock.

     You will be entitled to cast one vote per share on each proposal presented at the Special Meeting. You may vote in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of First Evergreen common stock entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the Special Meeting for purposes of determining the presence of a quorum.

     The affirmative vote of the holders of a majority of the outstanding shares of First Evergreen common stock entitled to vote on the Merger Agreement is required for the adoption of the Merger Agreement. Therefore, abstentions and broker non-votes will have the same effect as votes against adoption of the Merger Agreement.

     As of the Record Date, the directors and executive officers of First Evergreen and their affiliates beneficially owned in the aggregate 61,579 shares of First Evergreen common stock, or approximately 15.38% of the then outstanding shares of First Evergreen common stock entitled to vote at the Special Meeting. As of the Record Date, the directors and executive officers of Old Kent and their affiliates did not beneficially own any shares of First Evergreen common stock.

PROXIES

     Shares of First Evergreen common stock represented by properly executed proxies received prior to or at the Special Meeting will, unless such proxies have been revoked, be voted at the Special Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If you do not properly indicate instructions on your executed Proxy, your shares will be voted FOR the adoption of the Merger Agreement.

     You may revoke any Proxy given pursuant to this solicitation or otherwise at any time before it is voted by delivering to the Secretary of First Evergreen at 3101 W. 95th Street, Evergreen Park, Illinois 60805 on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First Evergreen common stock or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     If any other matters are properly presented at the Special Meeting for consideration, the persons named in the Proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date of this Prospectus and Proxy Statement, the First Evergreen Board of Directors knows of no such other matters.

     In addition to solicitation by mail, directors, officers, and employees of First Evergreen who will not be specifically compensated for such services, may solicit proxies from the stockholders of First Evergreen, personally or by telephone, telegram, or other forms of communication. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. First Evergreen will bear its own expenses in connection with the solicitation of proxies for the Special Meeting.

     - YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     -    YOU SHOULD NOT FORWARD STOCK CERTIFICATES WITH YOUR PROXY.


                      THE MERGER AND MERGER AGREEMENT

     THE MERGER AGREEMENT, ATTACHED AS APPENDIX A, IS INCORPORATED IN THIS PROSPECTUS AND PROXY STATEMENT BY REFERENCE AND SHOULD BE CAREFULLY CONSIDERED. CERTAIN PROVISIONS OF THE MERGER AGREEMENT HAVE BEEN
SUMMARIZED IN THIS PROSPECTUS AND PROXY STATEMENT FOR YOUR INFORMATION. HOWEVER, THE MERGER AGREEMENT, NOT THIS SUMMARY, IS THE DEFINITIVE STATEMENT OF THE TERMS OF THE MERGER.

WHAT YOU WILL RECEIVE

     If First Evergreen's stockholders adopt the Merger Agreement and the Merger is completed, First Evergreen will be merged with and into Old Kent. Old Kent will survive the Merger and as a result, will own First Evergreen Bank and all of the other assets of First Evergreen. In exchange, you will receive 32.0312 (the "Exchange Ratio") shares of Old Kent common stock for each of your shares of First Evergreen, plus cash in lieu of any fractional share, unless you exercise appraisal rights.

     Attached to each share of Old Kent common stock that you will receive in the Merger will be a fraction of an associated Old Kent Series C Preferred Stock Purchase Right (a "Right"). Each Right represents a right to purchase 1/100 of a share of Old Kent's Series C Preferred Stock. However, until the occurrence of certain events generally involving a change of control of Old Kent, the Rights are not exercisable, are evidenced by the certificates representing the Old Kent common stock, and may be transferred only with such shares of Old Kent common stock. In this Prospectus and Proxy Statement, the term "Old Kent common stock" includes both Old Kent's common stock and these Rights. SEE "THE MERGER-- Description of Old Kent Capital Stock" and "--Comparison of Rights of Old Kent's and First Evergreen's Stockholders" below for a more detailed discussion of the Rights.

     The Exchange Ratio is subject to certain upward or downward adjustments based upon the occurrence of certain events between the date of this Prospectus and Proxy Statement and the completion of the Merger that result in or would result in changes in the number of shares of Old Kent or First Evergreen common stock outstanding. The purpose of any such adjustment is to prevent dilution of the interests of the respective shareholders of Old Kent and First Evergreen. Old Kent and First Evergreen do not expect that any additional events necessitating an adjustment to the Exchange Ratio will occur.

     Old Kent will not issue fractional shares of Old Kent common stock in the Merger. Instead, if you would otherwise be entitled to receive a fraction of a share of Old Kent common stock, you will receive an amount of cash determined by multiplying the amount of the fractional share by the "Average Closing Price" (defined to mean the average closing price of Old Kent common stock for the 10 trading day period ending 10 business days before the closing of the Merger).


BACKGROUND OF THE MERGER

     First Evergreen is a bank holding company whose sole subsidiary is First Evergreen Bank. First Evergreen has no business interests or subsidiaries other than First Evergreen Bank. First Evergreen Bank is a community oriented financial institution that has enjoyed almost 50 years of continued growth in terms of an increasing deposit base and increasing earnings.

     First Evergreen Bank's growth has not only been internally generated but is also the result of several acquisitions. In April 1983, First Evergreen was the successful bidder for certain of the assets and liabilities of the former First National Bank of Oak Lawn and caused such acquired assets and liabilities to be placed in the then newly chartered Oak Lawn National Bank. In 1985, Clear Bancorp, Inc., a unitary bank holding company for the state chartered Clearing Bank, was merged into and with First Evergreen. In 1991, First Evergreen acquired all of the outstanding capital stock of Oak Lawn Trust and Savings Bank. Clearing Bank, Oak Lawn National Bank, and Oak Lawn Trust and Savings Bank were merged into First Evergreen Bank on September 14, 1991.

     As First Evergreen Bank has grown, the number of First Evergreen's
stockholders has increased.   However, First Evergreen is not a reporting
company under the Securities Exchange Act of 1934 (the "Exchange Act") and its stock is not publicly traded. As the number of its stockholders approached the legal requirement for registration under the Exchange Act, First Evergreen's Board of Directors evaluated alternatives available to First Evergreen, including a continuation of its business with a publicly traded stock and attempts to locate suitable business partners.

     First Evergreen's Board of Directors has discussed the status of the financial services industry, the role of First Evergreen in that industry, and business strategies to provide the range of sophisticated products expected of a regional bank with the responsiveness of a community bank. The directors also discussed ownership and governance structures in the context of the challenges of providing such financial services while maintaining the closely held nature of First Evergreen's stock ownership. Although the Board had not made a determination that First Evergreen should be sold or merged, the Board of Directors concluded that a complete evaluation of alternatives available to First Evergreen should include a determination by an expert of the financial value of First Evergreen to its stockholders. The Board reviewed Hovde Financial, Inc.'s qualifications and then authorized the Chairman to engage Hovde to explore the value of First Evergreen in the market and provide alternative business courses of action to the Board.

     Representatives of Hovde appeared before First Evergreen's Board of Directors. The Hovde representatives then presented an overview of the market for financial institutions in the Chicago area. They indicated that they had contacted a group of what they considered to be potential and compatible business affiliates with First Evergreen. They informed the Board that they had received expressions of interest from various Midwest banking organizations, including Old Kent. Hovde presented written expressions of interest to the First Evergreen Board. Hovde also presented market and operating characteristics with respect to large midwest banks, including Old Kent and the other banking organizations that presented an expression of interest. The Board also considered financial data for publicly announced transactions involving mergers and acquisitions of select comparable banks nationwide made public after January 1, 1997 in which the sellers' total assets were between $1.0 and $3.5 billion. Based on the information and data available to the Board, the Board concluded that the Old Kent expression of interest was preferable to the other expressions of interest and determined to further explore the possibility of an affiliation with Old Kent.

     In late March 1998, First Evergreen exchanged documents and financial and operational information with Old Kent. Representatives of First Evergreen and Old Kent then engaged in discussions which by mid-April 1998 intensified into serious negotiations concerning the possible combination of the two companies. By April 18, 1998, those negotiations resulted in a proposed Merger Agreement substantially in a form to be considered by the Board of Directors of both First Evergreen and Old Kent. The Merger Agreement in that form was delivered to each First Evergreen director on April 18, 1998 for consideration prior to the regularly scheduled First Evergreen Board meeting on April 21, 1998.

     On April 21, 1998 the First Evergreen Board, and members of the board of First Evergreen Bank who are not members of First Evergreen's Board, met with the Chairman and certain officers of Old Kent to discuss the Old Kent proposal. The Chairman of Old Kent informed the First Evergreen Board that Old Kent's Board of Directors had approved the Merger Agreement at its board meeting on April 20, 1998.

     After the Old Kent representatives left the First Evergreen Board meeting, First Evergreen's Board met with First Evergreen's legal counsel who discussed the Merger Agreement and the Merger with the Board. Legal counsel also responded to questions and comments from First Evergreen directors.

     A representative of Hovde was present throughout the First Evergreen Board meeting on April 21, 1998. He presented to the Board an overview of Old Kent's proposal. The Board also reviewed, in comparison to Old Kent, market and operating characteristics for banks comparable to Old Kent, analysts' ratings and stock characteristics of Old Kent, and Old Kent financial information.

     Hovde also presented its financial analysis of Old Kent's offer, which included Hovde's opinion that the proposed merger agreement is fair, from a financial point of view, to First Evergreen's stockholders.

     After considering comments from legal counsel, Hovde's financial analysis, and the other financial data before it, First Evergreen's Board
then unanimously approved the execution of the Merger Agreement.   On April
22, 1998, Old Kent and First Evergreen jointly announced that as of April 21, 1998, Old Kent and First Evergreen had entered into the Merger Agreement.


MERGER RECOMMENDATION AND REASONS FOR THE MERGER

FIRST EVERGREEN

     In approving the Merger Agreement, First Evergreen's Board of Directors considered the financial consideration to be paid to First Evergreen stockholders, current First Evergreen operating results, perceived future prospects of First Evergreen, and industry and economic factors. The Merger Agreement is the result of arms length negotiations and was reached in consultation with Hovde and with legal counsel. Hovde has issued to the First Evergreen Board of Directors a fairness opinion to the effect that from a financial viewpoint, the Merger Agreement is fair to the stockholders of First Evergreen.

     First Evergreen entered into the Merger Agreement with Old Kent because of the nature and compatibility in the respective management philosophies and styles of Old Kent and First Evergreen; Old Kent's strong financial operating history; and the perceived future business prospects of Old Kent. Other factors include the large market capitalization of Old Kent, the liquidity of its publicly traded shares, and the expected tax free nature of the exchange of First Evergreen shares for Old Kent common stock. First Evergreen's Board also believes that Old Kent will have a positive effect on the customers and communities served by First Evergreen.


          FIRST EVERGREEN'S BOARD OF DIRECTORS UNANIMOUSLY
          RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER
          AGREEMENT.


OLD KENT

     While Old Kent's presence has historically centered on Michigan, opportunities to expand by acquisition have consistently been reviewed and prospective acquisition opportunities have been evaluated. As part of its evaluation of expansion opportunities in Illinois, Old Kent was familiar with First Evergreen and the banking market served through First Evergreen Bank. In particular, the suburban Chicago banking market has been viewed by Old Kent as an attractive market extension because of the economic and demographic characteristics of the area. Old Kent believes the proposed Merger will enable Old Kent to improve its geographic diversification by further expanding Old Kent's presence in the metropolitan Chicago, Illinois area. In addition, Old Kent believes that the Merger will permit the achievement of certain economies of scale with respect to Old Kent's business conducted in Illinois and elsewhere.


OPINION OF FIRST EVERGREEN'S FINANCIAL ADVISOR

     BECAUSE THIS SECTION DESCRIBES AN HISTORICAL ANALYSIS AND
PRESENTATION, THE STOCK PRICES AND EXCHANGE RATIOS DESCRIBED IN THIS SECTION ARE THE ACTUAL VALUES AT THE RELEVANT DATE. THESE VALUES HAVE NOT BEEN ADJUSTED FOR THE OLD KENT STOCK DIVIDEND.

     Hovde has delivered to the First Evergreen Board of Directors its opinion that, based upon and subject to the various considerations set forth in its written opinion dated April 21, 1998 and updated as of the date of this Prospectus and Proxy Statement, the Merger Agreement is fair from a financial point of view to First Evergreen stockholders as of such date. In requesting Hovde's advice and opinion, no limitations were imposed by First Evergreen upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the opinion of Hovde, dated July 13, 1998, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C. You should read this opinion in its entirety.

     Hovde is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements, and valuations for other purposes. As a specialist in securities of financial institutions, Hovde has experience in, and knowledge of, banks, thrifts, and bank and thrift holding companies. First Evergreen's Board of Directors selected Hovde to act as its financial advisor in connection with the Merger on the basis of the firm's reputation and expertise in transactions such as the Merger.

     Hovde will receive a fee contingent upon the completion of the Merger for services rendered in connection with advising First Evergreen regarding the Merger Agreement, including the fairness opinion and financial advisory services provided to First Evergreen, plus reimbursement of out-of-pocket expenses. As of the date of the fairness opinion, such fee would be approximately $4,527,000, and Hovde has received no amount of such fee.

     HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO HOW YOU SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS PROSPECTUS AND PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     The following is a brief summary of the analyses performed by Hovde in connection with its fairness opinion:

     During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating condition of Old Kent and First Evergreen and material prepared in connection with the Merger, including, among other things, the following: (i) the Merger Agreement; (ii) certain historical publicly available information concerning First Evergreen and Old Kent;
(iii) the nature and terms of recent acquisition and merger transactions involving bank institutions and bank holding companies that Hovde considered reasonably similar to First Evergreen in size, financial character, operating character, historical performance, and geographic market; and (iv) financial and other information provided to Hovde by the management of Old Kent and First Evergreen. Hovde conducted meetings with members of senior management of First Evergreen and Old Kent for purposes of reviewing the future prospects of First Evergreen and Old Kent. Hovde also took into account its experience in other transactions, as well as its knowledge of the commercial banking and thrift industries and its general experience in securities valuations.

     In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and has relied upon the accuracy of the representations of the parties contained in the Merger Agreement. Hovde has not made any independent evaluation or appraisal of any properties, assets, or liabilities of First Evergreen. Hovde assumed and relied upon the accuracy and completeness of the publicly available and other financial and other information provided to it, relied upon the representations and warranties of Old Kent and First Evergreen made pursuant to the Merger Agreement, and did not independently attempt to verify any of such information.

     In connection with its opinion, Hovde performed various analyses with respect to First Evergreen. The following is a brief summary of such analyses, certain of which were presented to the First Evergreen Board by Hovde on April 21, 1998.

     ANALYSIS OF THE MERGER CONSIDERATION. Hovde reviewed the value of the consideration to be received in the Merger by each holder of First Evergreen common stock. Given Old Kent's trading price of $40.00 at the time of announcement, Hovde calculated that the value of Old Kent common stock that would be issued in the Merger equated to approximately 246.50% of First Evergreen's book value at December 31, 1997, approximately 250.85% of First Evergreen's tangible book value at December 31, 1997, a multiple of approximately 27.0 times First Evergreen's earnings for the 12 months ended December 31, 1997, and a premium to core deposits of approximately 17.27%.

     SUMMARY OF PROPOSALS. Hovde summarized the sales process, the parties contacted and the level of interest expressed by each party, including the value of the aggregate consideration offered to First Evergreen stockholders. Hovde also compared the significant terms of the Old Kent proposal to those of the other bidders submitting proposals, including but not limited to the value of the consideration offered, the market characteristics of the acquiror's stock, and the community/employee considerations. Furthermore, Hovde examined the trading price and volume of Old Kent common stock and the relationship between the trading characteristics of Old Kent common stock and the common stock of the other companies, as well as to a peer group of comparable companies.

     ANALYSIS OF SELECTED MERGERS. As part of its analysis, Hovde reviewed two sets of mergers: (i) selected mergers involving banks headquartered anywhere in the Midwest announced between January 1, 1996 and April 17, 1998 in which the total assets of the seller were between $500 million and $3 billion and the tangible equity to assets ratio of the seller was between 9.0% and 12.0% (the "Midwest Mergers") and (ii) selected mergers involving banks headquartered in the state of Illinois announced between January 1, 1991 and April 17, 1998 in which the total assets of the seller were between $500 million and $3 billion (the "Illinois Mergers"). The Midwest Mergers consisted of 9 mergers and the Illinois Mergers consisted of 14 mergers. For each transaction, Hovde determined the value of the offer made by the acquiror (the "Offer Value") as of the announcement date of the transaction. For each transaction, Hovde calculated the multiple of the Offer Value to the acquired company's earnings per share ("EPS") for the twelve months preceding ("LTM") the announcement date of the transaction; and the multiple of the Offer Value to the acquired company's book value per share; tangible book value per share; and the tangible book premium to core deposits, each as of the announcement date of the transaction. The Midwest Mergers and the Illinois Mergers are listed in the table below:

            ACQUIROR                                   TARGET
                              MIDWEST MERGERS

      Union Planters Corp.                          AMBANC Corp.
        St. Paul Bancorp                     Beverly Bancorporation Inc.
 Mercantile Bancorporation Inc.                Firstbank of Illinois
 Mercantile Bancorporation Inc.                      CBT Corp.
     F&M Bancorporation Inc.                     BancSecurity Corp.
      Union Planters Corp.                       Peoples First Corp.
       Park National Corp.                      First-Knox Banc Corp.
        Magna Group Inc.                         Homeland Bankshares
          Firstar Corp.                            American Bancorp

                             ILLINOIS MERGERS

      St. Paul Bancorp Inc.                       Beverly Bancorp
 Mercantile Bancorporation Inc.                Firstbank of Illinois
   First Midwest Bancorp Inc.            Heritage Financial Services, Inc.
      ABN AMRO Holding N.V.                       CNBC Bancorp, Inc.
 Mercantile Bancorporation Inc.                Today's Bancorp, Inc.
          Firstar Corp.                   First Colonial Bankshares Corp.
     Harris Financial, Inc.                        Suburban Bancorp
       First Chicago Corp.                       Lake Shore Bancorp
    Old Kent Financial Corp.                  Edgemark Financial Corp.
        First Bank System                        Boulevard Bancorp
      Banc One Corporation                     First Community Bancorp
      Banc One Corporation                      First Illinois Corp.
      Banc One Corporation                       Marine Corporation
           NBD Bancorp                               FNW Bancorp

       The calculations for the Midwest Mergers yielded a range of multiples of offer value to LTM EPS of 12.7 times to 25.3 times, with an average of
20.0 times and a median of 20.5 times; a range of multiples of offer value to book value of 1.69 times to 2.90 times, with an average of 2.33 times and a median of 2.35 times; a range of multiples of offer value to tangible book value of 1.69 times to 3.26 times, with an average of 2.45 times and a median of 2.43 times; and a range of multiples of tangible book premium to core deposits of 9.16% to 29.13%, with an average of 20.07% and a median of 21.62%.

       The calculations of the Illinois Mergers yielded a range of multiples of offer value to LTM EPS of 13.8 times to 33.0 times, with an average of
19.7 times and a median of 18.4 times; a range of multiples of offer value to book value of 1.77 times to 3.38 times, with an average of 2.27 times and a median of 2.13 times; a range of multiples of offer value to tangible book value of 1.87 times to 4.09 times, with an average of 2.64 times and a median of 2.48 times; and a range of tangible book premium to core deposits of 9.56% to 31.64%, with an average of 16.14% and a median of 12.36%.

       Hovde compared these multiples with the corresponding multiples for the Merger, valuing the shares of Old Kent common stock that would be received pursuant to the Merger Agreement at $1,220.24 per share of First Evergreen common stock. In calculating the multiples for the Merger, Hovde used First Evergreen's EPS for the 12 months ended December 31, 1997, and First Evergreen's book value per share, tangible book value per share, and total deposits as of December 31, 1997, and Hovde calculated that First Evergreen's LTM EPS for such 12 month period, book value per share, tangible book value per share, and tangible book premium to core deposits as of December 31, 1997 were 27.0 times, 2.47 times, 2.51 times, and 17.27%, respectively.

       No company or transaction used in the above analysis as a comparison is identical to First Evergreen, Old Kent, or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of First Evergreen, Old Kent, and the companies comprising the Midwest and Illinois merger groups.

       CONTRIBUTION ANALYSIS. Hovde prepared a contribution analysis showing percentages of assets, deposits, and common equity at December 31, 1997, and actual 1997 and estimated 1998 net income that would be contributed to the combined company on a pro forma basis by First Evergreen and Old Kent. This analysis showed, assuming Old Kent's stock price was at $40.00 per share, that First Evergreen, as of December 31, 1997, would contribute
12.31% of pro forma consolidated total assets, 14.26% of core deposits, 16.17% of common equity, 9.13% of actual 1997 net income, and 9.76% of estimated 1998 net income. This analysis showed that holders of First Evergreen Stock would own approximately 11.63% of the pro forma common shares outstanding of Old Kent, assuming Old Kent's stock price was at $40.00 per share.

       FINANCIAL IMPLICATIONS TO HOLDERS OF FIRST EVERGREEN COMMON STOCK. Hovde prepared an analysis of the financial implications of the Old Kent offer to a holder of First Evergreen Stock. This analysis indicated that on a pro forma equivalent basis, at a $1,220.24 price per share of First Evergreen common stock with Old Kent trading at $40.00 per share, a stockholder of First Evergreen would achieve approximately 19.3% accretion in earnings per share, an increase in dividends per share of approximately 9.8%, and a decrease in book value per share of approximately 24.9% in 1998 as a result of the consummation of the Merger. Assuming that the projected earnings per share and dividends per share do not materially change from historical growth rate levels, the holders of First Evergreen common stock will experience an increase of approximately 27.9% in earnings per share, an increase of approximately 16.3% in dividends per share, and a decrease of approximately 12.7% in book value per share in 2002 as a result of the consummation of the Merger.

       COMPARATIVE SHAREHOLDER RETURNS. Hovde presented an analysis of comparative theoretical stockholder returns in several scenarios, including First Evergreen remaining independent, First Evergreen being acquired in 2002, and First Evergreen being acquired by Old Kent through the Merger. This analysis, which was based on the net present value of projected dividend streams and projected common stock valuations (using the current price-to-earnings multiples), indicated total shareholder returns of 15.04% if First Evergreen remained independent, 32.92% for a merger in 2002 on the terms specified in the following paragraph, and 45.77% based on the acceptance of the offer from Old Kent at a fixed exchange ratio of 30.5059 per First Evergreen share.

       DISCOUNTED CASH FLOW ANALYSIS. Hovde performed a discounted cash flow analysis to determine a present value per share of First Evergreen common stock assuming First Evergreen continued to operate as a stand-alone entity and was acquired at a later date. This present value was determined by projecting First Evergreen's after-tax net income for the five years ended December 31, 1998 through 2002. The "terminal value" per share (i.e., the projected 2002 value per share) of First Evergreen common stock was determined by applying a price to earnings multiple of 19.7 times against First Evergreen's projected earnings at December 31, 2002. The present value of the terminal value was then determined using an annual discount rate of 11.0%. The above calculations resulted in a net present value per fully diluted share of First Evergreen common stock of $1,016.29 per share.

       Although the summary set forth above does not purport to be a complete description of the analyses performed by Hovde, the most material aspects of the analyses performed by Hovde in rendering its opinion have been summarized above. However, the preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hovde believes that its analysis and the summary set forth above must be considered as a whole and that selecting portions of its analysis, without considering all factors and analysis, would create an incomplete view of the process underlying the analysis by which Hovde reached its opinion. In addition, Hovde may have given various analyses more or less weight than other analyses, but no analysis was given materially more weight than any other analysis. Also, Hovde may have deemed various assumptions more or less probable than other assumptions so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Hovde's view of the actual value of First Evergreen or the combined company.

       In performing its analysis, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of First Evergreen and Old Kent. The analysis performed by Hovde is not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analysis. Such analysis was prepared solely as part of Hovde's analysis of the fairness of the Merger Agreement, from a financial point of view, to the holders of First Evergreen common stock. The analysis does not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde used in its analysis various projections of future performance prepared by the management of First Evergreen. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analysis. Hovde's opinion does not address the relative merits of the Merger as compared to any other business combination in which First Evergreen might engage. In addition, as described above, Hovde's opinion to the First Evergreen Board was one of many factors taken into consideration by the First Evergreen Board in making its determination to approve the Merger Agreement.

       Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the Merger Agreement was fair from a financial point of view to the holders of First Evergreen common stock. Hovde's fairness opinion does not take into account any adjustment to the amount of common stock Old Kent would issue, as provided for in the Merger Agreement.

       THE SUMMARY OF THE PRESENTATION BY HOVDE TO THE FIRST EVERGREEN BOARD AS SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF SUCH PRESENTATION. THE PREPARATION OF A FAIRNESS OPINION INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSES AND THE APPLICATION OF THOSE METHODS TO THE PARTICULAR CIRCUMSTANCES, AND, THEREFORE, SUCH AN OPINION IS NOT READILY SUSCEPTIBLE
TO SUMMARY DESCRIPTION. FURTHERMORE, IN ARRIVING AT ITS OPINION, HOVDE DID NOT ATTRIBUTE ANY PARTICULAR WEIGHT TO ANY ANALYSIS OR FACTOR CONSIDERED BY IT, BUT RATHER MADE QUALITATIVE JUDGMENTS AS TO THE SIGNIFICANCE AND RELEVANCE OF EACH ANALYSIS AND FACTOR. ACCORDINGLY, HOVDE BELIEVES THAT
ITS ANALYSES AND THE SUMMARY SET FORTH ABOVE MUST BE CONSIDERED AS A WHOLE AND THAT SELECTING PORTIONS OF ITS ANALYSES, WITHOUT CONSIDERING ALL
FACTORS AND ANALYSES, COULD CREATE AN INCOMPLETE VIEW OF THE PROCESS UNDERLYING THE ANALYSES SET FORTH IN ITS REPORT TO THE FIRST EVERGREEN
BOARD AND ITS FAIRNESS OPINION. IN PERFORMING ITS ANALYSES, HOVDE MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF OLD KENT OR FIRST EVERGREEN. THE ANALYSES PERFORMED BY HOVDE
ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR ACTUAL FUTURE
PERFORMANCE.


STOCK PRICE CONDITION

       First Evergreen has the right to terminate the Merger Agreement and not complete the Merger if the "Average Closing Price" is less than $33.33. In other words, if the average of the per share closing prices of Old Kent common stock on the 10 trading days ending on the 10th business day before the scheduled closing of the Merger is less than $33.33, First Evergreen has the right (but not the obligation) to terminate the Merger Agreement. You should note that this right to terminate the Merger Agreement is only available to First Evergreen after the Average Closing Price has been determined, which will only be determinable once the closing of the Merger is scheduled.

       Old Kent and First Evergreen have agreed to schedule the closing of the Merger (the "Closing") on a mutually agreed upon date. If they cannot agree upon a date, either party may schedule the Closing by giving the other party 10 days' prior written notice of the desired closing date. However, neither party may give such notice unless and until (a) all applicable government approvals have been obtained (including the expiration of any applicable waiting periods), and (b) the First Evergreen stockholders have adopted the Merger Agreement.


REGULATORY APPROVALS

       Before Old Kent and First Evergreen may complete the Merger, Old Kent must receive the approval of the Federal Reserve Board. In addition, if and when the Federal Reserve Board approves the Merger, Old Kent and First Evergreen must wait an additional 30 days before completing the Merger to allow the U.S. Department of Justice to take further action to delay or block the Merger. If the Department of Justice does not issue adverse comments during the first 15 days of this period, Old Kent and First Evergreen may complete the Merger. Old Kent filed its application to approve the Merger with the Federal Reserve Board on June 22, 1998.
While Old Kent expects to receive the Federal Reserve Board's approval, no assurance can be made as to whether or when the approval will be given.


EFFECTIVE TIME OF THE MERGER

       Old Kent and First Evergreen will agree upon the date and time that the Merger will officially be complete, referred to as the "Effective Time" of the Merger. In no event will the Effective Time be later than the first business day of the month following the month in which the Closing occurs. Old Kent is not required to permit the Effective Time to occur prior to October 1, 1998. Old Kent and First Evergreen anticipate that the Closing will occur in late September and the Effective Time will be October 1, 1998.


BANK CONSOLIDATION

       Old Kent anticipates that shortly after the Effective Time, when First Evergreen Bank and Old Kent Bank are both wholly owned subsidiaries of Old Kent, Old Kent will consolidate First Evergreen Bank with and into Old Kent Bank. First Evergreen has agreed to assist Old Kent in connection with obtaining any necessary regulatory approvals for this bank consolidation.


DISTRIBUTION OF OLD KENT COMMON STOCK

       As of the Effective Time, you will cease to be a stockholder of First Evergreen. Certificates that represented your shares of First Evergreen common stock outstanding immediately prior to the Effective Time ("Old Certificates") will then represent the right to receive (a) shares of Old Kent common stock having all of the voting and other rights of shares of Old Kent common stock, and (b) cash in lieu of fractional shares; unless you have effectively exercised appraisal rights (see "APPRAISAL RIGHTS" below).

       Any declaration of a dividend on Old Kent common stock payable to shareholders of record of Old Kent as of a record date at or after the Effective Time will include dividends on all shares of Old Kent common stock issuable in the Merger. However, you will not receive dividends payable to holders of record of Old Kent common stock after the Effective Time of the Merger until you physically exchange your Old Certificates for new Old Kent common stock certificates. Upon physical exchange of your Old Certificates, you will be entitled to receive from Old Kent an amount equal to all such dividends (without interest and less the amount of any taxes, if any, that may have been imposed or paid) declared and paid with respect to those shares.

       As soon as practicable after the Effective Time, Old Kent will cause Old Kent Bank or such other bank or trust company as Old Kent may designate (the "Exchange Agent") to send you transmittal materials to be used to exchange Old Certificates for stock certificates representing shares of Old Kent common stock. The transmittal materials will contain instructions with respect to the surrender of Old Certificates. In addition, Old Kent will deliver to the Exchange Agent that number of shares of Old Kent common stock issuable in the Merger and the amount of cash payable for fractional shares in the Merger.

       Promptly after you deliver your Old Certificates to the Exchange Agent, the Exchange Agent will deliver new stock certificates to you. The Exchange Agent will deliver certificates in the name and to the address appearing on First Evergreen's stock records as of the Effective Time or in such other name or to such other address as you may specify in the transmittal documents received by the Exchange Agent. The Exchange Agent will not be required to issue and deliver certificates to you until it has received all of your Old Certificates (or an affidavit of loss and indemnity bond for such certificate or certificates), together with properly executed transmittal materials. Such Old Certificates, transmittal materials, and affidavits must be in a form and condition reasonably acceptable to Old Kent and the Exchange Agent. The Exchange Agent will have discretion to determine reasonable rules and procedures relating to the issuance and delivery of certificates of Old Kent Common Stock and the payment for fractional shares.

       After the Effective Time, Old Kent and First Evergreen will not transfer on the stock transfer books of First Evergreen any shares of First Evergreen Common Stock that were issued and outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time, a First Evergreen stockholder properly presents Old Certificates to the Exchange Agent for transfer, the Exchange Agent will cancel and exchange the Old Certificates for stock certificates representing shares of Old Kent Common Stock as provided in the Merger Agreement. After the Effective Time, ownership of shares represented by Old Certificates may be transferred only on the stock transfer records of Old Kent.

EXCLUSIVE COMMITMENT TO OLD KENT

BOARD RECOMMENDATION

       In the Merger Agreement, the Board of Directors of First Evergreen has agreed, except in the case of a "Fiduciary Event," to recommend the adoption of the Merger Agreement to First Evergreen's stockholders. A "Fiduciary Event" will be deemed to have occurred if and when First Evergreen's Board of Directors has:

   - Received in writing a "Superior Proposal," which is then still pending;

   - Received the written advice of independent legal counsel that the failure to withdraw, modify, or change its recommendation would more likely than not cause the Board of Directors to breach its fiduciary duties to First Evergreen's stockholders under applicable law;

   - Determined in good faith that the failure to so withdraw, modify, or change its recommendation would cause the Board of Directors to breach its fiduciary duties to First Evergreen's stockholders under applicable law; and

   - Determined to accept and recommend the Superior Proposal to First Evergreen's stockholders.

   A "Superior Proposal" is defined to mean any bona fide, unsolicited proposal concerning the sale or other change of control of First Evergreen or First Evergreen Bank made by a third party on terms that the Board determines in good faith, based on the written advice of a financial adviser of nationally recognized reputation, to be more financially favorable to First Evergreen's stockholders than the Merger Agreement.

       The withdrawal, modification, or change of First Evergreen's Board's recommendation of the Merger with Old Kent, if a Fiduciary Event has occurred, will not be a breach of the Merger Agreement, provided that First Evergreen provides Old Kent at least 48 hours advance notice. However, Old Kent will retain its rights under the Stock Option Agreement (see "THE MERGER--Stock Option Agreement" below).

NO NEGOTIATIONS WITH THIRD PARTIES

       In addition to the Board's commitment to recommend the Merger with Old Kent to First Evergreen's stockholders, First Evergreen has agreed that it (along with its directors, officers, employees, attorneys, investment bankers, and other representatives) will not directly or indirectly solicit or otherwise encourage any other party to make any proposal involving the sale of First Evergreen or First Evergreen Bank. Further, First Evergreen has agreed not to negotiate with any other party regarding a possible sale of First Evergreen, except only in the event of what would otherwise constitute a Fiduciary Event but for the fact that First Evergreen's Board has yet to accept and recommend the Superior Proposal. Finally, again except as otherwise required by law or in the case of what would otherwise be a Fiduciary Event but for the fact that First Evergreen's Board has yet to accept and recommend the Superior Proposal, First Evergreen has agreed not to provide any confidential information about itself or First Evergreen Bank to any party other than Old Kent. In such a case, prior to providing any confidential information, First Evergreen must enter into a confidentiality agreement with that third party on terms no less favorable that the terms contained in its confidentiality agreement with Old Kent.


CONDUCT OF OLD KENT PENDING THE COMPLETION OF THE MERGER

       In the Merger Agreement, Old Kent made certain covenants to First Evergreen, including a covenant that it would take no action inconsistent with the terms of the Merger Agreement and that it would comply in all material respects with all laws. In addition, Old Kent agreed that it would not increase its regular quarterly cash dividend except in a manner consistent with past practice. These covenants remain in effect until the Effective Time or until the Merger Agreement has been terminated.


CONDUCT OF FIRST EVERGREEN PENDING THE COMPLETION OF THE MERGER

       In the Merger Agreement, First Evergreen made certain covenants to Old Kent. These covenants, which remain in effect until the Effective Time or until the Merger Agreement has been terminated, are summarized next.

ORDINARY COURSE OF BUSINESS

       First Evergreen has agreed to conduct its business and manage its property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the execution of the Merger Agreement. In particular, First Evergreen has agreed, among other things, to: (a) take no action that would be inconsistent with or contrary to the Merger Agreement; (b) comply in all material respects with all laws and regulations; (c) make no change in its Certificate of Incorporation,

By-Laws, or capital stock (except as contemplated by the Stock Option Agreement); (d) use all reasonable efforts to preserve its business organization intact; (e) charge off loans and maintain its reserve for loan and lease losses in accordance with regulatory and accounting standards;
(f) except to reelect incumbent directors and to elect a director to fill a then-existing board vacancy, not increase the number of directors or fill any other vacancy on the Board of Directors or elect or appoint any person to an executive office; (g) except for previously planned salary increases and bonuses and a retention bonus plan of $100,000, take no action to increase the salary or other compensation payable to, or fringe benefits of, any officer or director, or any other class or group of employees as a class or group, except for increases, agreements, or payments that are reasonable in amount and consistent with the prior year and that are announced or made only after first consulting with Old Kent; (h) take no action to enter into any employment agreement that is not terminable by First Evergreen or First Evergreen Bank without cost or penalty upon 60 days' or less notice, except as contemplated by the Merger Agreement; (i) notify Old Kent of the threat or commencement of any lawsuit or other proceeding against or relating to First Evergreen or First Evergreen Bank, their directors, officers, or employees in their capacities as such, or the Merger or the Merger Agreement; and (j) make no charitable or similar contributions or gifts of cash or other assets except for contributions that, in the aggregate, will have a fair market value not greater than $800,000 for the year 1998 through the Effective Time.

DIVIDENDS

       If the Merger is completed during calendar year 1998, First Evergreen will pay a cash dividend equal to its current annual rate of $20 per share, consistent with its past practice, but adjusted to reduce the dividend rate to reflect any months remaining in 1998 after the Effective Time for which a dividend would not be earned. The dividend per share will be computed using the following formula:

                                          "Months Completed"
                           $20   x    --------------------------
                                                12

where, "Months Completed" will equal each full calendar month in 1998 before the Effective Time. A calendar month is deemed "full" if the Effective Time falls after at least 20 days of the first day of the particular month.

       If the Merger is not completed in 1998, First Evergreen will pay its 1998 dividend upon completion of the year and in a manner consistent with past practice. If First Evergreen's payment of the cash dividend is not made or is lessened because it would disqualify the Merger from being treated as a pooling-of-interests for accounting purposes, Old Kent and First Evergreen have agreed to make an equitable adjustment to the Exchange Ratio to the extent that a portion of the dividend cannot be paid.

ENVIRONMENTAL INVESTIGATION

       First Evergreen has agreed to permit Old Kent to conduct an environmental assessment of each parcel of First Evergreen's currently owned real property, any other real estate formerly owned by First Evergreen or First Evergreen Bank, and real estate acquired by First Evergreen Bank in satisfaction of a debt previously contracted.

       If Old Kent discovers any facts or conditions that, in its reasonable discretion, it believes could potentially pose a current or future risk of a material liability, interfere with use, or cause material diminution of value of the property, then Old Kent shall identify that risk to First Evergreen, identify the facts or conditions underlying that risk, and provide First Evergreen with a copy of the environmental assessment for that property. In addition, Old Kent will obtain an estimate of the proposed scope of work and maximum foreseeable cost of any further environmental investigation, remediation, or other follow-up work it reasonably deems necessary or appropriate to assess and, if necessary or appropriate, remediate the environmental risk.

       All work plans for any investigation and remediation shall be mutually satisfactory to Old Kent and First Evergreen. First Evergreen may, at its option and expense, undertake mutually agreed upon investigation and remediation to be completed prior to the Closing.

       If (a) Old Kent and First Evergreen are unable to agree upon a course of action to promptly complete any investigation and remediation and/or a mutually acceptable modification to the Merger Agreement, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures undertaken by First Evergreen, (ii) the estimated cost of all investigative and remedial or other corrective actions or measures not undertaken by First Evergreen but required by law or necessary to avoid future exposure to material liability, and (iii) all diminution of the value of such properties; in the aggregate, will not exceed $1,000,000;
then Old Kent may terminate the Merger Agreement.

DATA PROCESSING CONTRACTS

       First Evergreen may not enter into any new data processing agreement without the consent of Old Kent unless such agreement is necessary for First Evergreen to conduct business in the ordinary course. First Evergreen must advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors.

First Evergreen must cooperate with Old Kent in negotiating with those vendors the length of any extension or renewal term of those agreements, that, unless otherwise agreed with Old Kent, must not exceed one year from the date of renewal. First Evergreen has agreed to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between First Evergreen and Old Kent.


INSURANCE AND INDEMNIFICATION

       Old Kent has agreed to honor any and all rights to indemnification and advancement of expenses existing in favor of the directors and officers of First Evergreen and First Evergreen Bank under their respective Certificate of Incorporation, Articles of Association, and By-Laws, that survive the Merger and continue with respect to acts or omissions occurring before the Effective Time, with the same force and effect as prior to the Effective Time.

       In addition, Old Kent has agreed that the officers and directors of First Evergreen and First Evergreen Bank shall be covered for a period of at least 4 years from the Effective Time by the directors' and officers' liability insurance policy maintained by First Evergreen and First
Evergreen Bank, provided that Old Kent may substitute policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy, with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such. However, in no event will Old Kent be required to expend more than $140,000 to maintain or procure insurance coverage pursuant to the Merger Agreement. If Old Kent does not advise First Evergreen in writing prior to 20 days before the scheduled Closing of the Merger that it has procured such coverage for at least
4 years or agrees to do so without regard to the $140,000 limit, First Evergreen shall be permitted, in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the $140,000 limit.


MANAGEMENT OF OLD KENT AFTER THE MERGER

       Upon completion of the Merger and the consolidation of First Evergreen Bank into Old Kent Bank, Old Kent's directors and executive officers will remain the same. None of the directors of First Evergreen will become directors of Old Kent. However, Old Kent anticipates that some of the executive officers of First Evergreen or First Evergreen Bank will become officers of Old Kent Bank.

CONDITIONS TO CLOSING THE MERGER

MUTUAL CONDITIONS TO CLOSE

       The obligations of each Old Kent and First Evergreen to complete the Merger are subject to the fulfillment of certain conditions, including the following:

       - The stockholders of First Evergreen must have adopted the Merger Agreement;

       - Each company's representations and warranties to the other in the Merger Agreement must be true as of April 21, 1998 (the date the Merger Agreement was signed) and as of the Effective Time, except where the failure of such representations and warranties to be true, individually or in the aggregate, does not or would not result in a "Material Adverse Effect" (as defined below) on the breaching party;

       - Each company must have performed in all material respects all of the agreements, conditions, and covenants to be completed at or prior to the Closing made by that company in the Merger Agreement;

       - Old Kent and First Evergreen must not be subject to any order, decree, or injunction by any court or governmental authority that enjoins or prohibits the consummation of the Merger;

       - The registration statement of which this Prospectus and Proxy Statement is a part must have been declared effective by the SEC and must not be subject to a stop order or threatened stop order; and

       - Each company's legal counsel must provide an opinion to the other company with respect to certain legal matters.

       The term "Material Adverse Effect" is defined to mean any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, First Evergreen and First Evergreen Bank, taken as a whole; or (b) the ability of Old Kent or First Evergreen, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Stock Option Agreement. Notwithstanding the above, fees and expenses reasonably related to the Merger (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions) are not included in any determination of a Material Adverse Effect.

OLD KENT'S CONDITIONS TO CLOSE

       In addition, Old Kent's obligation to complete the Merger is subject to the fulfillment of certain other conditions, including the following:

       - Each governmental agency having jurisdiction over the Merger must have approved or consented to the Merger without imposing any non-standard conditions to approval that are not reasonably satisfactory to Old Kent;

       - There must not be any investigation, lawsuit, or other proceeding pending or threatened against or relating to First Evergreen or First Evergreen Bank (or their officers or directors, in their capacity as such) that may result in a liability to First Evergreen that could have a Material Adverse Effect on First Evergreen;

       - Old Kent must have received a tax opinion from Warner Norcross & Judd LLP to the effect that, among other matters, Old Kent will not recognize gain or loss on its receipt of assets of First Evergreen in exchange for the shares of Old Kent common stock to be issued in the Merger;

       - First Evergreen must have obtained the consent of the vendor under certain designated contracts (E.G., data processing contracts and a real estate lease for a First Evergreen Bank branch office) and any other agreement containing a provision triggered by a change of control of First Evergreen and the result of which could have a Material Adverse Effect on First Evergreen;

       - Old Kent must have received a letter from First Evergreen's independent accountants to the effect that First Evergreen is eligible to participate in a pooling-of-interests business combination; and

       - Old Kent must have received a letter from its independent accountants to the effect that the Merger, if consummated as contemplated, should qualify as a transaction to be accounted for as a pooling-of-interests.

FIRST EVERGREEN'S CONDITIONS TO CLOSE

            In addition, First Evergreen's obligation to complete the Merger is subject to the fulfillment of certain other conditions, including the following:

       - Each governmental agency having jurisdiction over the Merger must have approved or consented to the Merger;

       - First Evergreen must have received a tax opinion from Warner Norcross & Judd LLP (see "THE MERGER--Material Federal Income Tax Consequences" below);

       - First Evergreen's financial advisor, Hovde Financial, Inc., must have delivered an opinion that, as of April 21, 1998 and renewed as of the date of this Prospectus and Proxy Statement, the Merger Agreement is fair to First Evergreen's stockholders from a financial point of view and that opinion must not have been subsequently withdrawn; and

       - The Old Kent common stock to be issued in the Merger must have been authorized for listing on The Nasdaq Stock Market.


TERMINATION

            Prior to the Effective Time, the Merger Agreement may be terminated by Old Kent or First Evergreen by mutual consent, or by either of them if the Merger has not been completed on or before March 31, 1999.

OLD KENT

            In addition, Old Kent may terminate the Merger Agreement and abandon the Merger on its own action upon the occurrence of certain events specified in the Merger Agreement, including among others, the following:

       - Any of the conditions on Old Kent's obligation to complete the Merger has not been met or waived by Old Kent, at such time as such condition can no longer be satisfied;

       - Certain environmental risks exist that, in the aggregate could amount to an after-tax liability or loss of value exceeding $1,000,000 (see "THE MERGER--Business of First Evergreen Pending the Completion of the Merger--ENVIRONMENTAL INVESTIGATION" above);

       - Old Kent's independent accountants advise Old Kent that the Merger is unlikely to qualify for pooling-of-interests accounting treatment; or

       - First Evergreen's stockholders fail to adopt the Merger Agreement at the Special Meeting.


FIRST EVERGREEN

            In addition, First Evergreen may terminate the Merger Agreement and abandon the Merger on its own action upon the occurrence of certain events specified in the Merger Agreement, including among others, the following:

       - Any of the conditions on First Evergreen's obligation to complete the Merger have not been met or waived by First Evergreen, at such time as such condition can no longer be satisfied; or

       - The Average Closing Price is less than $33.33. See "--Stock Price Condition" above.

EFFECT OF TERMINATION

       If either Old Kent or First Evergreen terminates the Merger Agreement in accordance with its terms, neither Old Kent, First Evergreen, nor any of their directors will be liable to the others. However, the Stock Option Agreement (unless it is not otherwise terminated) and certain provisions regarding confidentiality and expenses will survive the termination of the Merger Agreement. In addition, neither company will escape liability to the other for any liabilities or damages arising out of its willful breach of any provision in the Merger Agreement.


DESCRIPTION OF OLD KENT CAPITAL STOCK

       Old Kent's authorized capital stock consists of 300,000,000 shares of common stock, $1.00 par value, and 25,000,000 shares of preferred stock, no par value ("Preferred Stock"), of which 3,000,000 shares are designated Series A Preferred Stock, 300,000 shares are designated Series B Preferred Stock, and 1,000,000 are designated Series C Preferred Stock. As of
June 30, 1998, Old Kent had outstanding 89,622,631 shares of common stock (which is equivalent to 94,156,572 shares after giving effect to the Old Kent Stock Dividend) and no shares of Preferred Stock.

       COMMON STOCK. Old Kent shareholders are entitled to dividends out of funds legally available for that purpose when, as and if declared by the Board of Directors. The dividend rights of Old Kent common stock are subject to the rights of Old Kent Preferred Stock that has been or may be issued. Each holder of Old Kent common stock is entitled to one vote for each share held on each matter presented for shareholder action. Old Kent common stock has no preemptive rights, cumulative voting rights, conversion rights, or redemption provisions.

       In the case of any liquidation, dissolution, or winding up of the affairs of Old Kent, Old Kent shareholders will be entitled to receive, pro rata, any assets distributable to common shareholders in respect of the number of shares held by them. The liquidation rights of Old Kent common stock are subject to the rights of holders of any Old Kent Preferred Stock that has been or may be issued.

       PREFERRED STOCK PURCHASE RIGHTS. Each share of Old Kent common stock has, and each share of Old Kent common stock to be issued in the Merger will have, attached to it the number of Series C Preferred Stock Purchase Rights ("Old Kent Rights") issued pursuant to a Rights Agreement, dated as of January 20, 1997, between Old Kent and Old Kent Bank (the "Old Kent Rights Agreement") represented by each share of Old Kent common stock, as long as the Old Kent Rights are not separately transferable. As of the date of this Prospectus and Proxy Statement, each share of Old Kent common stock represents 0.4535 of an Old Kent Right. The number of Old Kent
Rights represented by each share of Old Kent common stock is subject to adjustment upon the occurrence of certain events set forth in the Old Kent Rights Agreement. See "THE MERGER--Comparison of Rights of Old Kent's and First Evergreen's Stockholders" below for a more detailed discussion of Old Kent Rights.

       PREFERRED STOCK. Old Kent is authorized to issue shares of Preferred Stock from time to time in one or more series. Preferred Stock may have such designations, powers, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions as may be provided for the issue of such series by resolution adopted by Old Kent's Board of Directors. Such Preferred Stock may have priority over Old Kent common stock as to dividends and as to distribution of Old Kent's assets upon any liquidation, dissolution, or winding up of Old Kent. Such Preferred Stock may be redeemable for cash, property, or rights of Old Kent, may be convertible into shares of Old Kent common stock, and may have voting rights entitling the holder to not more than one vote per share on each matter submitted for shareholder action.

STOCK OPTION AGREEMENT

       As an inducement and condition to Old Kent's willingness to enter into the Merger Agreement, First Evergreen entered into the Stock Option Agreement with Old Kent. The Stock Option Agreement is attached as Appendix B to this Prospectus and Proxy Statement.

       Pursuant to the Stock Option Agreement, First Evergreen has granted Old Kent an option to purchase up to 80,012 shares of First Evergreen common stock (or, up to 19.99% of the number of shares of First Evergreen common stock) (the "Option"). The exercise price of the Option is $1,067 per share, subject to adjustment under specified circumstances described below. The exercise price, as so adjusted, is referred to as the "Option Price."

       The Option will become exercisable in whole or in part if, but only if, both an "Initial Triggering Event" and a "Subsequent Triggering Event" (as each of those terms are defined below) occur with respect to First Evergreen prior to the expiration of the Option. The purchase of any shares of First Evergreen common stock pursuant to the Option is subject to compliance with applicable law, including the receipt of necessary approvals under the Bank Holding Company Act of 1956.

       Under the Stock Option Agreement, an "Initial Triggering Event" occurs at the earliest of any of the following events or transactions:

       - First Evergreen or First Evergreen Bank, without Old Kent's prior written consent, enters into an agreement to engage in an "Acquisition Transaction" (as defined below) with a third party, or the Board of Directors of First Evergreen recommends that the stockholders of First Evergreen adopt or accept any Acquisition Transaction other than the Merger Agreement with Old Kent;

       - A third party acquires beneficial ownership (or the right to acquire beneficial ownership) of 10% or more of the outstanding shares of First Evergreen common stock;

       - The stockholders of First Evergreen have voted and failed to approve the Merger Agreement at the Special Meeting
            (or the Special Meeting was not held in violation of the Merger Agreement) and prior to the Special Meeting (or if the Special Meeting was canceled, prior to such cancellation), it was publicly announced that a third party made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction with respect to First Evergreen;

       - First Evergreen's Board of Directors withdraws or modifies (or publicly announces its intention to withdraw or modify) in any manner adverse to Old Kent its recommendation that the stockholders of First Evergreen approve the Merger Agreement, or First Evergreen authorizes, recommends, or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with a third party;

       - A third party makes a proposal to First Evergreen or its stockholders to engage in an Acquisition Transaction and such proposal was publicly announced;

       - A third party files with the SEC a registration statement or tender offer materials with respect to a potential exchange offer that would constitute an Acquisition Transaction (or files a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

       - First Evergreen willfully breaches any of its obligations contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and following such breach, Old Kent would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both);

       - A third party files an application or notice with the Federal Reserve Board or other federal or state bank regulatory or antitrust authority for approval to engage in an Acquisition Transaction; or

       -    A Fiduciary Event exists.

       The term "Acquisition Transaction" is defined to include any of the following transactions: (a) a merger or any similar transaction involving First Evergreen or First Evergreen Bank (other than a merger or similar transaction in which the First Evergreen stockholders--as of a time immediately prior to the transaction--own at least 50% of the outstanding First Evergreen common stock immediately after the transaction); (b) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of First Evergreen or First Evergreen Bank; (c) a purchase or other acquisition of securities representing 10% or more of the voting power of First Evergreen or First Evergreen Bank; or (d) any substantially similar transaction.

       Under the Stock Option Agreement, a "Subsequent Triggering Event" generally occurs at the earlier of the following events:

       - The acquisition by a third party of beneficial ownership of 25% or more of the then-outstanding First Evergreen common stock; or

       - First Evergreen or First Evergreen Bank, without having received the prior written consent of Old Kent, enters into an agreement to engage in an Acquisition Transaction with a third party, or the Board of Directors of First Evergreen recommends that the stockholders of First Evergreen approve or accept any Acquisition Transaction, other than the Merger with Old Kent; except that for a purchase or other acquisition of First Evergreen's voting securities, the third party must agree to acquire more than 25% of the voting power of First Evergreen's securities.

       The Option will expire upon the earliest of: (a) the Effective Time of the Merger; (b) the termination of the Merger Agreement in accordance with its terms, assuming that the termination occurs prior to the occurrence of an Initial Triggering Event (except in certain cases in which Old Kent terminates the Merger Agreement as a result of certain acts or omissions of First Evergreen); or (c) 18 months after the termination of the Merger Agreement if such termination follows an Initial Triggering Event or is a "listed termination" (as defined in the Stock Option Agreement). Old Kent may not exercise the Option at any time when it is in material breach of the Merger Agreement such that First Evergreen would be entitled to terminate the Merger Agreement pursuant to its terms. The Stock Option Agreement automatically terminates if First Evergreen terminates the Merger Agreement as a result of a material breach by Old Kent or Old Kent fails to obtain the consent or approval of any federal or state governmental authority necessary to complete the Merger.

       If the Option becomes exercisable, Old Kent may exercise it in whole or in part within 6 months following the applicable Subsequent Triggering Event. Old Kent's right to exercise the Option and certain other rights under the Stock Option Agreement are subject to an extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the Option would be adjusted in the event of specified changes in the capital stock of First Evergreen. In addition, First Evergreen has granted Old Kent certain registration rights with respect to the shares of First Evergreen common stock issued or issuable pursuant to the Option.

       The Stock Option Agreement also provides that at any time after the occurrence of a "Repurchase Event" (as defined below), upon a request by Old Kent, First Evergreen must repurchase the Option and all or any part of the shares received upon the full or partial exercise of the Option ("Option Shares"). Such repurchase of the Option by First Evergreen from Old Kent will be at a price per share equal to the amount by which the "Market/Offer Price" (as defined below) exceeds the Option Price. A repurchase of Option Shares will be at a price per share equal to the Market/Offer Price.

       The term "Market/Offer Price" means the highest of: (a) the price per share at which a tender or exchange offer has been made for First Evergreen common stock; (b) the price per share of First Evergreen common stock that any third party is to pay pursuant to an agreement with First Evergreen;
(c) the highest sale price per share of First Evergreen common stock within the six-month period immediately preceding the date that notice to repurchase is given; or (d) in the event of a sale of all or substantially all of First Evergreen's assets or deposits, the sum of the price paid for such assets or deposits and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm), divided by the number of shares of First Evergreen common stock outstanding at the time of such sale.

       The term "Repurchase Event" means the acquisition by any third party of beneficial ownership of 50% or more of the outstanding shares of First Evergreen common stock or the completion of an Acquisition Transaction where the purchasing entity acquires 50% or more of the voting power of First Evergreen or First Evergreen Bank.

       The Stock Option Agreement also provides that Old Kent may, at any time following a Repurchase Event and prior to the expiration of the Option, surrender the Option (and any Option Shares obtained upon the exercise of the Option and still held by Old Kent) for a surrender fee equal to $23.35 million plus, if applicable, Old Kent's purchase price with respect to any Option Shares, and minus any net cash received pursuant to the sale of Option Shares to any third party (less the purchase price of such Option Shares) (the "Surrender Fee"). Old Kent may not exercise its right to surrender the Option and receive the Surrender Fee if First Evergreen has previously repurchased any Option Shares.

       If, prior to the expiration of the Option: (a) First Evergreen enters into a transaction in which First Evergreen is not the surviving corporation, (b) certain fundamental changes in the capital stock of First Evergreen occur, or (c) First Evergreen sells all or substantially all of its or certain of First Evergreen Bank's assets; the Option shall be converted into a substitute option (the "Substitute Option"), with terms similar to those of the Option, to purchase capital stock of the entity that is the effective successor to First Evergreen.

       The Stock Option Agreement provides that neither Old Kent nor First Evergreen may assign any of its rights or obligations under it without the written consent of the other party, except that if a Subsequent Triggering Event occurred prior to the expiration of the Option, Old Kent may, subject to certain limitations, assign its rights and obligations under the Stock Option Agreement.

       Arrangements such as the Stock Option Agreement are customarily entered into in connection with mergers and acquisitions between financial institutions such as Old Kent and First Evergreen in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms and to compensate the grantee (E.G., Old Kent) of such an option for its efforts undertaken and the expenses, losses, and opportunity costs incurred in connection with the transactions and where the transaction is not consummated under certain circumstances involving an acquisition or potential acquisition of the issuer of the option (E.G., First Evergreen) by a third party. Old Kent and First Evergreen entered into the Stock Option Agreement to accomplish these objectives.

       The existence of the Option could significantly increase the cost to a potential purchaser of acquiring First Evergreen compared to the cost had Old Kent and First Evergreen had not entered into the Stock Option

Agreement. In addition, the provisions of the Stock Option Agreement may prevent a potential purchaser from accounting for its acquisition of First Evergreen using the pooling-of-interests method of accounting. As a result, the Stock Option Agreement may have the effect of discouraging or precluding offers by third parties to acquire First Evergreen, even if such a third party was prepared to offer to pay consideration to First Evergreen's stockholders that has a higher current market price than the shares of Old Kent common stock to be received by First Evergreen stockholders pursuant to the Merger Agreement.

       To the best knowledge of Old Kent and First Evergreen, as of the date of this Prospectus and Proxy Statement, no event giving rise to the right to exercise the Option has occurred.


COMPARISON OF RIGHTS OF OLD KENT'S AND FIRST EVERGREEN'S STOCKHOLDERS

       Upon completion of the Merger, you will become a shareholder of Old Kent (except in limited circumstances discussed below). As an Old Kent shareholder, your rights will be governed by Old Kent's Restated Articles of Incorporation and Bylaws. Old Kent's organizational documents differ in certain material respects from First Evergreen's Certificate of Incorporation and By-Laws. In addition, as a shareholder of Old Kent (a Michigan corporation), your rights will also be governed by the Michigan Business Corporation Act ("MBCA"), rather than the Delaware General Corporate Law (the "DGCL"), as you currently are as a stockholder of First Evergreen (a Delaware corporation).

       The following comparison of the MBCA, the Old Kent Restated Articles of Incorporation, and Bylaws, on the one hand, and the DGCL, the First Evergreen Certificate of Incorporation and By-Laws, on the other, is not intended to be complete and is qualified in its entirety by reference to the Old Kent Restated Articles of Incorporation, the Old Kent Bylaws, the First Evergreen Certificate of Incorporation, and the First Evergreen By-Laws. Copies of these documents are available upon request. See "WHERE YOU CAN FIND MORE INFORMATION" below.

ANTI-TAKEOVER PROVISIONS -- IN GENERAL

       Old Kent's Restated Articles of Incorporation and Bylaws contain certain provisions that could prevent or delay the acquisition of Old Kent by means of a tender offer, a proxy contest, or otherwise. These provisions could also limit shareholders' participation in certain types of business combinations or other transactions that might be proposed in the future, regardless whether such transactions were favored by a majority of shareholders, and could enhance the ability of officers and directors to retain their positions. In general, First Evergreen's Certificate of Incorporation and By-Laws do not contain similar provisions. The material differences in the companies' organizational documents with respect to such anti-takeover provisions are discussed separately below under separate sections, such as "Size and Classification of the Board of Directors," "Removal of Directors," "Shareholder Nominations," and "Shareholder Rights Plan."

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

       Pursuant to Old Kent's Restated Articles of Incorporation, Old Kent's Board of Directors is divided into 3 classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The number of directors is fixed by a resolution of the Board of Directors receiving at least 75% approval of the entire board, but in no event may the number of directors be less than 3. The current number of directors of Old Kent is 19. As a result of the classification of Old Kent's Board of Directors, it would normally take at least two annual meetings of shareholders to effect a change in a majority of the Board of Directors of Old Kent.

       While permissible under the DGCL, First Evergreen's By-Laws do not provide for the classification of directors into different classes. Instead, each director is elected for a one year term and holds office until his or her successor is elected and qualified. The current number of directors and the number required under First Evergreen's By-Laws is 5.
The requisite number of directors may be changed by amending the By-laws.

REMOVAL OF DIRECTORS

       Under Old Kent's Restated Articles of Incorporation, a director may be removed from office at any time prior to the expiration of his or her term, but only for "cause." Except as may be provided otherwise by law, cause for removal shall exist if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to a direct appeal; (c) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the corporation; (d) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties; or (e) the director's removal is required or recommended by the Federal Reserve Board. Removal for cause, as cause is defined in (a) or (b) above, must be approved by vote of a majority of the total number of directors or by majority vote of shareholders. Removal for cause, as cause is defined in
(c), (d), or (e) above, must be approved by at least 75% of the total number of directors.

       Under DGCL, unless otherwise provided in a corporation's certificate of incorporation or by-laws, one or more directors may be removed with or without cause upon a majority vote of the stockholders. First Evergreen's Certificate of Incorporation and By-Laws make no provision regarding the removal of directors.

SHAREHOLDER NOMINATIONS

       Under Old Kent's Restated Articles of Incorporation, a shareholder may nominate an individual for director at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (referred to as an "Election Meeting") may be made by the Board of Directors or by a shareholder under certain limited circumstances described below. Nominations made by the Board of Directors are made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 20 days prior to the date of an Election Meeting.

       A shareholder may make a nomination at an Election Meeting if, and only if, such shareholder has delivered a notice to the Secretary of Old Kent setting forth with respect to each proposed nominee: (a) the name, age, business address, and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of shares of capital stock of the corporation that are beneficially owned by the nominee; (d) a statements that the nominee is willing to be nominated; and
(e) such other information concerning the nominee as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee. The notice must be delivered not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting and not more than 7 days following the date of notice of the Election Meeting in the case of a special meeting.

       Neither the DGCL, First Evergreen's Certificate of Incorporation, nor First Evergreen's By-Laws establish procedures regarding shareholder nominations of directors.

SHAREHOLDER RIGHTS PLAN

       The Board of Directors of Old Kent has adopted a shareholder rights plan. This plan is designed to protect the shareholders of Old Kent against unsolicited attempts to acquire control of Old Kent in a manner that does not offer a fair price to all of the shareholders.

       Each full Old Kent Right, when exercisable, entitles a shareholder of Old Kent to purchase one one-hundredth of a share of Series C Preferred Stock from Old Kent at a price of $160. The Old Kent Rights become exercisable if (a) a person or group (an "Acquiring Person") has acquired, or has obtained the right to acquire, 15% or more of the outstanding shares of Old Kent common stock, (b) an Acquiring Person commenced a tender offer or exchange offer that would result in the Acquiring Person owning 15% or more of the outstanding shares of Old Kent common stock, or (c) a person or group already owning 10% of the outstanding shares of Old Kent common stock is determined by Old Kent's Board of Directors to be an "Adverse Person"
(as defined in the Old Kent Rights Agreement).

       If after the Old Kent Rights become exercisable, (a) Old Kent was the surviving corporation in a merger with an Acquiring Person and Old Kent common stock was not changed or exchanged, (b) an Acquiring Person was to engage in one or more "self-dealing" transactions deemed to be unfair to Old Kent by the Old Kent Board of Directors, (c) an Acquiring Person was to become the beneficial owner of more than 15% of the then outstanding shares of Old Kent common stock, (d) a person had been or was designated as an Adverse Person by Old Kent's Board of Directors in accordance with the Old Kent Rights Agreement; then each holder of an Old Kent Right would have the right to receive, upon exercise, Old Kent common stock having a value equal to two times the exercise price of the Old Kent Right.

       In addition, after an Acquiring Person has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of Old Kent common stock and the Acquiring Person causes Old Kent to merge into the Acquiring Person or causes 50% or more of Old Kent's assets to be sold or transferred, each holder of an Old Kent Right would have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to two times the exercise price of the Old Kent Right.

       Old Kent is entitled to redeem the Old Kent Rights at $0.01 per Old Kent Right at any time until 10 days following the public announcement that an Acquiring Person has acquired, or has obtained the right to acquire, 15% or more of the outstanding shares of Old Kent common stock.

       First Evergreen has not adopted a similar shareholder rights plan.

STATE ANTI-TAKEOVER LAWS

       Certain provisions of the Michigan Business Corporation Act establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters (the "Fair Price Act"). The Fair Price
Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

       The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others: (a) the purchase price to be paid for the shares of the corporation in the business combination must be at least equal to the highest of either (i) the market value of the shares or (ii) the highest per share price paid by an interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (b) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the corporation except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends. The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution prior to the time that the interested shareholder first became an interested shareholder.

       The MBCA also regulates the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act"). The Control Share Act applies to Old Kent and its shareholders. The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquiror which, when combined with other shares held by that person or entity, would give the acquiror voting power at or above any of the following thresholds:
20%, 33 %, and 50%. Under the Control Share Act, an acquiror may not vote "control shares" unless the corporation's disinterested shareholders (defined to exclude the acquiring person, officers of the target corporation and directors of the target corporation who are also employees of the corporation) vote to confer voting rights on the control shares.
The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition. The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' right upon all of a corporation's shareholders except the acquiring person.

       Section 203 of the DGCL would prohibit a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) by First Evergreen or a subsidiary with an "interested stockholder" (as defined in Section 203, generally the beneficial owner of 15% or more of First Evergreen' voting stock) within three years after the person or entity becomes an interested stockholder, unless (a) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder will have been approved by the First Evergreen Board, (b) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85% of the voting stock of First Evergreen (excluding, for purposes of determining the number of shares outstanding, shares held by persons who are both officers and directors of First Evergreen and shares held by certain employee benefit plans), or (c) the business combination is approved by the First Evergreen Board and by the holders of at least two-thirds of the outstanding voting stock of First Evergreen, excluding shares held by the interested stockholder. In connection with approving the Merger Agreement, the First Evergreen Board approved the Merger, so that the Merger is not subject to the limitations set forth in Section 203.

APPRAISAL/DISSENTERS' RIGHTS

       Under the MBCA, a shareholder who does not vote in favor of certain corporate actions may have the right to obtain an appraisal of those shares in certain circumstances, and the right to receive cash in exchange for those shares (referred to as "rights of dissent"). The MBCA recognizes rights of dissent in connection with certain amendments to the articles of incorporation, mergers, consolidations, sales, or other dispositions of all or substantially all of the assets of a corporation, certain acquisitions for stock, and approval of a control share acquisition. Under Michigan law, rights of dissent are generally not available to Old Kent shareholders in connection with mergers, consolidations, or sales of assets because shares of Old Kent common stock are held of record by more than 2,000 persons.

       However, Old Kent's Restated Articles of Incorporation provide that any Old Kent shareholder may dissent from any plan of merger or consolidation to which Old Kent is a party or any sale, lease, exchange, or other disposition of all or substantially all of the assets of Old Kent not in the usual or regular course of business, in the manner, with the rights and subject to the requirements applicable to dissenting shareholders as provided in the MBCA, without regard to the exception to a shareholder's right to dissent provided in the MBCA. However, this right of dissent does not apply to any corporate action that is approved by an affirmative vote of at least 50% of the entire Board of Directors and an affirmative vote of 50% of the board's "Continuing Directors." The term "Continuing Director" means a member of the Board of Directors of Old Kent who was either:
(a) first elected or appointed as a director prior to April 17, 1989; or
(b) subsequently elected or appointed as a director if such director was nominated or appointed by a majority of the then Continuing Directors.

      Like the MBCA, the DGCL provides appraisal rights under certain circumstances, including mergers and consolidations. The primary exception to the appraisal rights under the DGCL is the "market out" exception. Under that exception, a stockholder of a corporation whose stock is listed on a national securities exchange (E.G., the New York Stock Exchange), designated as a national market system security on The Nasdaq Stock Market, or widely held (I.E., greater than 2,000 stockholders of record) will not have appraisal rights if the stock he or she receives in the merger is also listed on a national securities exchange or widely held. Because First Evergreen's common stock is not widely held, the "market out" exception does not apply to First Evergreen stockholders. Accordingly, appraisal rights are available to First Evergreen stockholders with respect to the Merger. See "APPRAISAL RIGHTS" below.

EVALUATION OF PROPOSED OFFERS

       Old Kent's Restated Articles of Incorporation provide that Old Kent's Board of Directors will not approve, adopt, or recommend any proposal of any party other than Old Kent to make a tender or exchange offer for any equity security of Old Kent, or engage in any merger or consolidation of Old Kent with or into another entity, any sale, exchange, lease, mortgage, pledge, transfer, or other disposition of all or substantially all of Old Kent's assets, any liquidation or dissolution of Old Kent or any reorganization or recapitalization of Old Kent that would result in a change of control of Old Kent, unless it has first evaluated the proposal and determined, in its judgment, that the proposal would be in substantial compliance with all applicable laws. If Old Kent's Board of Directors determines, in its judgment, that a proposal would be in substantial compliance with all laws, the Board of Directors will then evaluate the proposal and determine whether the proposal is in the best interests of Old Kent and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of Old Kent and its shareholders, the Board of Directors, in exercising its judgment, may consider all facts that it deems relevant including, without limitation: (a) the fairness of the consideration to be received by Old Kent's shareholders under the proposed offer; (b) the possible economic and social impact of the proposed offer and its consummation on Old Kent and its subsidiaries and their employees, customers, and depositors; (c) the possible economic and social impact of the proposed offer and its consummation on the communities in which Old Kent and its subsidiaries operate or are located; (d) the business, financial condition, safety, soundness, and earning prospects of the offering party; (e) the competence, experience, and integrity of the offering party and its management; and (f) the intentions of the offering party regarding the use of the assets of Old Kent to finance the transaction.

OLD KENT'S QUOTATION ON THE NASDAQ STOCK MARKET

       Old Kent common stock is quoted on The Nasdaq Stock Market. In contrast, First Evergreen common stock is not listed on a national securities exchange or quotation system. As a result, Old Kent's shareholders should enjoy a broader and more active market for Old Kent common stock than has historically existed for First Evergreen common stock.

RESTRICTIONS ON FIRST EVERGREEN AFFILIATES

       All shares of Old Kent common stock received by First Evergreen stockholders in the Merger will be freely transferable, except that shares of Old Kent common stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933) of First Evergreen prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities
Act of 1933. Persons who may be deemed to be affiliates of First Evergreen generally include individuals or entities that control, are controlled by, or are under common control with, First Evergreen and may include certain officers, directors, and principal stockholders of First Evergreen.

       This Prospectus and Proxy Statement does not cover any resales of the Old Kent common stock to be received by affiliates upon completion of the Merger, and no person is authorized to make any use of this Prospectus and Proxy Statement in connection with any such resale.

       Pursuant to the Merger Agreement, each First Evergreen affiliate executed a written agreement to the effect that such persons will not offer or sell or otherwise dispose of any of the shares of Old Kent common stock issued to such persons in the Merger in violation of the Securities Act of 1933 or the rules and regulations promulgated by the SEC. In addition, pursuant to the Merger Agreement, Old Kent and First Evergreen each have agreed to use reasonable efforts to cause its affiliates to execute written agreements prohibiting such affiliates from transferring their Old Kent common stock or First Evergreen common stock, respectively, during any period in which such a transfer would disqualify the Merger from pooling-of-interests accounting treatment.

       Each affiliate of First Evergreen has agreed that he or she will use his or her best efforts to cause the Merger Agreement to be adopted by the stockholders of First Evergreen and consummated according to its terms. Each affiliate has also agreed not to solicit, negotiate, discuss, accept, or approve any offers or proposals from, or enter into any agreement with, any third party concerning a tender offer, merger, consolidation, share exchange, or other business combination involving First Evergreen or concerning the offer, sale, or disposition of any material assets of First Evergreen.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

       The following general discussion summarizes the material federal income tax consequences of the Merger and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, existing administrative interpretations, and court decisions.

Future legislation, regulations, administrative interpretations, or court decisions could significantly change such authorities either prospectively or retroactively. This summary does not address all aspects of federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules regarding stockholders who are not citizens or residents of the United States, financial institutions, or tax-exempt organizations. This discussion also assumes that you (a) hold your shares of First Evergreen stock as capital assets within the meaning of Section 1221 of the Code, and
(b) will not exercise appraisal rights with respect to your First Evergreen common stock.

       It is a condition to the obligations of First Evergreen to complete the Merger that it receive a tax opinion from Warner Norcross & Judd LLP, Old Kent's counsel, regarding material federal income tax consequences of the Merger. Old Kent and First Evergreen believe, based on the tax opinion of Warner Norcross & Judd LLP, that the Merger will have the federal income tax consequences discussed below.

       The tax opinion will assume the absence of changes in existing facts and may rely on assumptions, representations, and covenants, including those contained in certificates of officers of Old Kent and First Evergreen. The tax opinion neither binds nor precludes the IRS from adopting a contrary position. An opinion of counsel sets forth such counsel's legal judgment and has no binding effect or official status of any kind and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated.

       Except as discussed in this section:

       - You will not recognize any gain or loss for federal income tax purposes if you exchange your First Evergreen common stock for Old Kent common stock pursuant to the Merger, except to the extent of cash received in lieu of fractional shares;

       - Your tax basis in the Old Kent common stock received as a result of the Merger will be the same as your tax basis in your First Evergreen common stock surrendered in the exchange; and

       - The holding period of the Old Kent common stock held by you as a result of the exchange will include the period during which you held your First Evergreen common stock.

       In addition: (a) the Merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and Old Kent and First Evergreen will each be a "party to a reorganization" within the meaning of
Section 368(b); (b) the basis of the First Evergreen assets in the hands of

Old Kent will be the same as the basis of those assets in the hands of First Evergreen immediately prior to the Merger; (c) no gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of First Evergreen in exchange for Old Kent common stock and the assumption by Old Kent of the liabilities of First Evergreen; and (d) the holding period of the assets of First Evergreen in the hands of Old Kent will include the holding period during which such assets were held by First Evergreen.

       Opinions of tax counsel do not guarantee favorable tax treatment. There is a risk that the Internal Revenue Service might determine that First Evergreen and/or you must recognize gain or loss for federal income tax purposes in the Merger. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.


ACCOUNTING TREATMENT

       It is a condition to the completion of the Merger that Old Kent receive from First Evergreen's independent accountants a letter dated as of the date of the Closing to the effect that First Evergreen is eligible to participate in a business combination to be treated as a pooling-of-interests. Old Kent must also receive from its independent accountants a letter dated as of the date of the Closing to the effect that the Merger, if consummated as contemplated, should qualify as a transaction to be accounted for as a pooling-of-interests.

       Under the pooling-of-interest accounting method, the assets and liabilities of First Evergreen will be carried forward to Old Kent at their historical recorded bases. Results of operations of Old Kent will include the results of both Old Kent and First Evergreen for the entire fiscal year in which the Merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified, and conformed, as appropriate, to reflect the combined financial position and results of operations for Old Kent.


                             APPRAISAL RIGHTS

       If you comply with the statutory provisions of Section 262 of the DGCL (a copy of which is attached as Appendix D and incorporated in this Prospectus and Proxy Statement by reference), you will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of your First Evergreen common stock and to receive payment of such amount in cash in lieu of the Old Kent common stock to be issued pursuant to the Merger Agreement.

The value as determined by the Delaware Court of Chancery may be more or less than the value to which you are entitled to under the Merger Agreement. If you desire to exercise rights of appraisal, you should refer to the statute in its entirety and should consult with legal counsel prior to taking any action to ensure that you comply strictly with the applicable statutory provisions.

       In summary, to exercise appraisal rights, you must:

       - Hold your shares of First Evergreen common stock on the date of the making of a demand for appraisal of such shares and continuously hold your shares through the Effective Time of the Merger;

       - Deliver to First Evergreen a written demand for appraisal of your shares before the vote on the Merger is taken; and

       - Not vote in favor of the Merger (note that a vote, in person or by proxy, against adoption of the Merger Agreement will not constitute a written demand for appraisal).

If you properly exercise your appraisal rights, you will be notified of the Merger within 10 days after the Effective Time.

       Within 120 days after the Effective Time, if you have properly exercised your appraisal rights, you (or Old Kent) may file a petition with the Delaware Court of Chancery seeking a determination of the value of the stock of all First Evergreen stockholders properly exercising their appraisal rights. The Court of Chancery must hold a hearing and determine the fair value (EXCLUSIVE OF ANY ELEMENT OF VALUE ARISING FROM THE MERGER), together with a fair rate of interest to be paid on the fair value. Old Kent, as First Evergreen's successor, will pay the fair value of the First Evergreen common stock held by stockholders seeking appraisal and the interest determined by the Court in cash. Notwithstanding the foregoing, at any time within 60 days after the Effective Time, any stockholder will have the right to withdraw his or her demand for appraisal rights and accept the terms offered in the Merger.

       Your failure to vote against the proposal to adopt the Merger Agreement will not constitute a waiver of your appraisal rights under the Delaware Law. However, a vote against adoption of the Merger Agreement will not satisfy your obligations if you are seeking an appraisal. You must still give notice pursuant to Section 262 of the Delaware Law.


                     VOTING AND MANAGEMENT INFORMATION

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS OF FIRST EVERGREEN

          Stockholders of record of shares of First Evergreen common stock at the close of business on the Record Date will be entitled to vote at the special meeting of First Evergreen stockholders. As of the Record Date, there were 400,261 shares of First Evergreen common stock outstanding.
Each share of First Evergreen common stock is entitled to one vote.

       The following table sets forth information concerning the number of shares of First Evergreen common stock held by each shareholder who is known to First Evergreen's management to be the beneficial owner of more than 5% of the outstanding shares as of July 9, 1998:

                                                                                                   OLD KENT COMMON
                                               AMOUNT AND NATURE OF BENEFICIAL                   STOCK TO BE RECEIVED
                                         OWNERSHIP OF FIRST EVERGREEN COMMON STOCK <F1>           IN THE MERGER<F2>
                                         ----------------------------------------------          --------------------
                                                        SHARED
                                        SOLE VOTING    VOTING OR                                 TOTAL        PERCENT
NAME AND ADDRESS OF                     AND INVEST-    INVESTMENT                PERCENT       FOLLOWING        OF
 BENEFICIAL OWNER                       MENT POWER     POWER<F3>      TOTAL      OF CLASS      MERGER<F4>    CLASS<F5>
-------------------                     -----------    ----------     -----      --------      ----------    ---------
Alfred E. Bleeker
Trust Dated 12/5/89
9514 South Springfield Avenue
Evergreen Park, Illinois 60805            31,474              0       31,474       7.86%       1,008,149       <F*>

Daniel Butler, Jr.
340 Lakeland Drive
Palos Park, Illinois 60464                   196         22,840       23,036       5.76          737,870       <F*>

First National Bank of Evergreen Park
(in various fiduciary capacities)
3101 West 95th Street
Evergreen Park, Illinois 60805            36,753              0       36,753       9.18        1,177,242      1.14%

-----------------------------

(Footnotes begin following the next table).

     The following table sets forth certain information concerning the number of shares of First Evergreen common stock held as of July 9, 1998, by each of First Evergreen's directors, each of First Evergreen's officers whose compensation exceeded $100,000 in 1997, and all of First Evergreen's directors and executive officers as a group:

                                                                                              OLD KENT COMMON
                                           AMOUNT AND NATURE OF BENEFICIAL                  STOCK TO BE RECEIVED
                                    OWNERSHIP OF FIRST EVERGREEN COMMON STOCK <F1>           IN THE MERGER<F2>
                                    ----------------------------------------------          --------------------
                                                  SHARED
                                   SOLE VOTING   VOTING OR                                  TOTAL         PERCENT
                                   AND INVEST-   INVESTMENT                 PERCENT       FOLLOWING         OF
NAME OF BENEFICIAL OWNER           MENT POWER     POWER<F3>     TOTAL       OF CLASS      MERGER<F4>     CLASS<F5>
------------------------           -----------    ---------     -----       --------      ----------     ---------
Richard H. Brown                         0           100           100        <F*>            3,203        <F*>
James R. Cismoski                    1,658         3,612         5,270        1.32%         168,804        <F*>
Stephen M. Hallenbeck                   40        15,031        15,071        3.77          482,742        <F*>
Kenneth J. Ozinga                       40        14,782        14,822        3.70          474,766        <F*>
Martin F. Ozinga                     2,116         2,873         4,989        1.25          159,803        <F*>
Thomas Palmisano                        40        19,761        19,801        4.95          634,249        <F*>
Roscoe N. Rush                           0           277           277        <F*>            8,872        <F*>
Robert C. Wall                         346           779         1,125        <F*>           36,035        <F*>

Directors and Officers
 as a group (16 persons)             4,240        57,339        61,579       15.38%       1,972,449       1.90%

-----------------------------

<F*>  Less than 1%.

<F1>  The numbers of shares stated are based on information furnished by the persons listed and include shares personally owned of record by each person and shares that, under applicable regulations, are deemed to be otherwise beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Investment power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2>  Based on an assumed Exchange Ratio of 32.0312 shares of Old Kent common stock for each share of First Evergreen common stock.

<F3>  These numbers include shares as to which the listed person or entity is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right, and shares

                                      -54-

      held by spouses, children, and others over whom the listed person may have substantial influence by reason of relationship. In some instances the listed person disclaims beneficial ownership of these shares. Shares held in fiduciary capacities by First Evergreen Bank are not included.

<F4>  This column reflects the number of shares of Old Kent common stock to be issued to the specified person in exchange for the number of shares of First Evergreen common stock shown in the "Total" column for such person.

<F5>  This column reflects the percentage of the outstanding shares of Old
      Kent common stock that the specified person will hold following consummation of the Merger. These percentages were computed with reference to a total of 103,697,942 shares of Old Kent common stock outstanding, representing the sum of 90,877,102 shares outstanding as of April 30, 1998, and anticipated 12,820,840 shares to be issued by Old Kent in the Merger. The computation does not take fractional shares into account.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors, officers, and employees of First Evergreen and First Evergreen Bank may be deemed to have certain interests in the Merger in addition to their interests generally as stockholders of First
Evergreen.  Set forth below is a summary of such interests.

     EMPLOYMENT AGREEMENTS. It is expected that at the Effective Time, Old Kent Bank will enter into employment agreements ("Executive Employment Agreements") with Kenneth J. Ozinga, Chairman, President and Chief Executive Officer of First Evergreen and First Evergreen Bank, Stephen M. Hallenbeck, Secretary/Treasurer and Chief Financial Officer of First Evergreen and Executive Vice President and Secretary of First Evergreen Bank, and Robert C. Wall, Vice President of First Evergreen and Executive Vice President of First Evergreen Bank. Each of such Executive Employment Agreements will be for a term of one year. The Executive Employment Agreements will provide that the executive hold a position in the senior executive level of management of Old Kent Bank and provide transitional guidance for the Merger. The Executive Employment Agreements will further provide that the executives are entitled to benefits on the same basis and at a level commensurate with those provided to senior management of Old Kent and for payment of salaries as follows: Mr. Ozinga: $607,125; Mr.
Hallenbeck: $405,000; and Mr. Wall: $361,875. The Executive Employment Agreements will also contain covenants not to compete with Old Kent and Old Kent Bank for specified periods of time.

     It is expected that at the Effective Time, Old Kent Bank will also enter into employment agreements ("Officer Employment Agreements") with 11 senior officers of First Evergreen Bank, including the following persons:
Roberta Bauer-Micetic, Jeffrey A. Blanchette, Richard H. Brown, Barbara Heidegger, Reid Smeda, David Veurink, Barry Voorn, and Gaines Wilson. Each Officer Employment Agreement will be for a term of two years and will provide that the officer serve Old Kent Bank in such executive positions as may be reasonably determined by Old Kent Bank from time to time. The Officer Employment Agreements will provide that the senior officers are entitled to benefits on the same basis and at a level commensurate with those provided to senior management of Old Kent Bank and for payment of base salaries aggregating $1,128,500.

     The Officer Employment Agreements will provide that in the event the senior officer's employment is terminated by the officer for "Good Reason," or by Old Kent Bank, other than for cause, the officer will be entitled to receive from Old Kent Bank either the full amount of his or her base salary that would otherwise be payable to the senior officer for the remainder of the term of the Officer Employment Agreement or, at the senior officer's option, benefits according to Old Kent's severance policy, discussed below. Termination for "Good Reason" means: (i) Old Kent Bank's requirement that the senior officer relocate his or her business office more than 50 miles from its location on April 21, 1998 (the date of the Merger Agreement);
(ii) a material breach of the Officer Employment Agreement by Old Kent Bank that is not timely cured by Old Kent Bank; (iii) Old Kent Bank's assignment to the officer of duties that are not commensurate with his or her past responsibilities, experience, level of contribution, and tenure; or (iv) the senior officer's employment is terminated without cause.

     The Officer Employment Agreements will also contain covenants not to compete with Old Kent Bank for specified periods of time.

     SEVERANCE BENEFITS. Old Kent has agreed to provide severance benefits to First Evergreen's and First Evergreen Bank's full-time employees whose employment is terminated by Old Kent or First Evergreen on, or within 12 months after, the Effective Time. Employees with nine years or service or less will receive six weeks' full pay, plus one additional week for each year of service; officers and Assistant Vice Presidents will receive a minimum of 12 weeks' full pay and officers at the level of Vice President and above will receive a minimum of 24 weeks' full pay. Employees with 10 or more years of service will receive two weeks' of full pay for each year of service, up to a maximum of 52 weeks. Such payments may be taken in form of salary continuation or lump sum. Terminated employees will also be entitled to medical benefits through the salary continuation period, or if severance payments are taken in lump sum, for a period of 90 days.

     INDEMNIFICATION AND INSURANCE.   The Merger Agreement provides that
Old Kent must honor all rights to indemnification and advancement of expenses currently existing in favor of the directors and officers of First Evergreen and First Evergreen Bank. See "THE MERGER--Insurance and Indemnification" above.

     PROFIT SHARING PLAN. Old Kent has agreed to continue the First Evergreen Profit Sharing Retirement Plan ("Profit Sharing Plan") until December 31, 1998, at the recent contribution rate of 15% of covered compensation. Severance payments and any other payments received after termination of employment will not be considered "covered compensation." Old Kent and First Evergreen have agreed that there will be no further contributions to the Profit Sharing Plan for any period after December 31, 1998, or if later, the Effective Time. Old Kent and First Evergreen have further agreed that First Evergreen may amend the Profit Sharing Plan to eliminate any requirement that a participant be employed on the last day of the plan year to receive a contribution and to provide for 100% vesting.

     RETENTION BONUS. Old Kent and First Evergreen have agreed that First Evergreen's management may, in consultation with Old Kent, implement a bonus plan with pool of $100,000 to encourage key employees of First Evergreen Bank, other than executive officers, to remain as employees of First Evergreen Bank for a specified period of time.


                            GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of Old Kent incorporated by reference in this Prospectus and Proxy Statement and elsewhere in the Registration Statement of which this Prospectus and Proxy Statement is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of First Evergreen and subsidiary at December 31, 1997 and 1996, and for the years then ended, incorporated by reference in First Evergreen Corporation's Annual Report (Form 10-K) for the year ended December 31, 1997 and incorporated by reference in the Proxy Statement of First Evergreen, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in the Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of First Evergreen as of and for the year ended December 31, 1995 incorporated by reference in this Prospectus and Proxy Statement and elsewhere in the Registration Statement of which this Prospectus and Proxy Statement is a part, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


SHAREHOLDER PROPOSALS

     In the event that First Evergreen stockholders adopt the Merger Agreement and the Merger is completed, First Evergreen stockholders will become Old Kent shareholders and there will be no annual meeting of First Evergreen stockholders in 1999. If the Merger is not completed, proposals of First Evergreen stockholders intended to be presented at the annual meeting of stockholders in 1999 must be received by First Evergreen for consideration for inclusion in its proxy statement and form of proxy relating to that meeting a reasonable time before the proxy solicitation is made for that meeting.


LEGAL OPINIONS

     Certain legal matters in connection with the proposed Merger will be passed upon for Old Kent by its general counsel, Warner Norcross & Judd LLP of Grand Rapids, Michigan, and for First Evergreen by its counsel, Ruff, Weidenaar & Reidy, Ltd., Chicago, Illinois. Certain legal matters may also be passed upon for First Evergreen by its special counsel, Silver, Freedman & Taff, L.L.P., Washington, D.C.

     As of May 27, 1998, partners in and attorneys employed by or associated with Warner Norcross & Judd LLP and their associates were beneficial owners of a total of approximately 416,249 shares of Old Kent common stock (prior to the Old Kent Stock Dividend) having an aggregate market value of $16,259,560 as of that date. Shares reported as beneficially owned include all shares as to which such persons have direct or indirect, sole or shared, power to direct voting or disposition, including personal shares as well as shares held in fiduciary capacities.


SOURCES OF INFORMATION

     Old Kent has supplied all information contained or incorporated by reference in this Prospectus and Proxy Statement relating to Old Kent, First Evergreen has supplied all such information relating to First Evergreen and Hovde Financial, Inc.

                    WHERE YOU CAN FIND MORE INFORMATION

     Old Kent has filed a registration statement on Form S-4 to register with the SEC the offering of Old Kent common stock to be issued by Old Kent in the Merger. This Prospectus and Proxy Statement is a part of that registration statement. As allowed by SEC rules, this Prospectus and Proxy Statement does not contain all of the information contained in the registration statement or the exhibits to the registration statement.

     Old Kent and First Evergreen are subject to the informational requirements of the Exchange Act. Accordingly, they file annual, quarterly and current reports, proxy statements (Old Kent only), and other information with the SEC. You may read and copy any reports, statements, or other information that Old Kent or First Evergreen files at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C.; Seven World Trade Center, Suite 1300, New York, New York, and 500 W. Madison Street, Suite 1400, Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Old Kent's and First Evergreen's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     The SEC allows Old Kent and First Evergreen to incorporate by reference information into this Prospectus and Proxy Statement. This means that Old Kent and First Evergreen can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus and Proxy Statement, except for any information superseded by information in this Prospectus and Proxy Statement. This Prospectus and Proxy Statement incorporates by reference the documents set forth below that Old Kent and First Evergreen have previously filed with the SEC.
These documents contain important information about Old Kent and First Evergreen and their finances.

     OLD KENT SEC FILINGS
     (FILE NO. 0-12216)                   PERIOD
     Annual Report on Form 10-K           Year ended December 31, 1997
       (as amended on Form 10-K/A)
     Quarterly Report on Form 10-Q        Quarter ended March 31, 1998
     Current Reports on Form 8-K          Filed on January 29, 1998, March
                                          4, 1998, April 24, 1998, June 16,
                                          1998
     Registration Statement on Form 8-A   Filed on January 22, 1997
     Registration Statement on Form 8-B   Filed on May 31, 1984

     FIRST EVERGREEN SEC FILINGS
     (FILE NO. 2-94209)                   PERIOD
     Annual Report on Form 10-K           Year ended December 31, 1997
     Quarterly Report on Form 10-Q        Quarter ended March 31, 1998
     Current Reports on Form 8-K          Filed on April 27, 1998

     The documents subsequently filed by Old Kent and First Evergreen with the SEC pursuant to Sections 13(a), 13(c), 14, and 15 of the Exchange Act between the date of this Prospectus and Proxy Statement and the date of the Special Meeting are also incorporated by reference into this Prospectus and Proxy Statement.

     Documents incorporated by reference are available from Old Kent and First Evergreen without charge (not including any exhibit to such a document unless such exhibit is specifically incorporated by reference in this Prospectus and Proxy Statement). You may obtain documents incorporated by reference in this Prospectus and Proxy Statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

  Old Kent Financial Corporation    First Evergreen Corporation
   Attn:  Mary E. Tuuk, Secretary    Attn: Stephen M. Hallenbeck, Secretary
  111 Lyon Street, N.W.             3101 W. 95th Street
  Grand Rapids, Michigan 49503      Evergreen Park, Illinois 60805
  Tel: (616) 771-5272               Tel: (708) 422-6700

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY AUGUST 13, 1998 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     You should rely only on the information contained or incorporated by reference in this Prospectus and Proxy Statement to vote on the Merger. Neither Old Kent nor First Evergreen has authorized anyone to provide you with information that is different from what is contained in this Prospectus and Proxy Statement.

     This Prospectus and Proxy Statement is dated July 13, 1998. You should not assume that the information contained in this Prospectus and Proxy Statement is accurate as of any date other than such date, and neither the mailing of this Prospectus and Proxy Statement to you nor the issuance of Old Kent common stock in the Merger shall create any implication to the contrary.

                                APPENDIX A







                       AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                        FIRST EVERGREEN CORPORATION

                                    AND

                      OLD KENT FINANCIAL CORPORATION



                        Dated as of April 21, 1998

                             TABLE OF CONTENTS
                                                                       PAGE

Article I - The Transaction. . . . . . . . . . . . . . . . . . . . . . .A-1
     1.1  Approval of Plan of Merger . . . . . . . . . . . . . . . . . .A-1
     1.2  The Closing. . . . . . . . . . . . . . . . . . . . . . . . . .A-2
     1.3  Effective Time of the Merger . . . . . . . . . . . . . . . . .A-2
     1.4  Merger of First Evergreen with and into Old Kent . . . . . . .A-2
     1.5  Effects of the Merger. . . . . . . . . . . . . . . . . . . . .A-2
     1.6  Bank Consolidation . . . . . . . . . . . . . . . . . . . . . .A-3
     1.7  Additional Actions . . . . . . . . . . . . . . . . . . . . . .A-3
     1.8  Surviving Corporation. . . . . . . . . . . . . . . . . . . . .A-3

Article II - Conversion and Exchange of Shares . . . . . . . . . . . . .A-4
     2.1  Conversion of Shares . . . . . . . . . . . . . . . . . . . . .A-4
     2.2  Upset Provision. . . . . . . . . . . . . . . . . . . . . . . .A-5
     2.3  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . .A-5
     2.4  Cessation of Stockholder Status. . . . . . . . . . . . . . . .A-6
     2.5  Surrender of Old Certificates and Distribution of
          Old Kent Common Stock. . . . . . . . . . . . . . . . . . . . .A-6
     2.6  No Fractional Shares . . . . . . . . . . . . . . . . . . . . .A-7

Article III - Old Kent's Representations and Warranties. . . . . . . . .A-8
     3.1  Authorization, No Conflicts, Etc.. . . . . . . . . . . . . . .A-8
     3.2  Organization and Good Standing . . . . . . . . . . . . . . . .A-9
     3.3  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . .A-9
     3.4  Old Kent Common Stock. . . . . . . . . . . . . . . . . . . . A-10
     3.5  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . A-10
     3.6  Financial Statements . . . . . . . . . . . . . . . . . . . . A-10
     3.7  Call Reports . . . . . . . . . . . . . . . . . . . . . . . . A-11
     3.8  Absence of Undisclosed Liabilities . . . . . . . . . . . . . A-11
     3.9  Absence of Material Adverse Change . . . . . . . . . . . . . A-11
     3.10 Absence of Litigation. . . . . . . . . . . . . . . . . . . . A-11
     3.11 Regulatory Filings . . . . . . . . . . . . . . . . . . . . . A-11
     3.12 Agreements With Bank Regulators. . . . . . . . . . . . . . . A-12
     3.13 Registration Statement, Etc. . . . . . . . . . . . . . . . . A-12
     3.14 Investment Bankers and Brokers . . . . . . . . . . . . . . . A-12
     3.15 Accounting and Tax Treatment . . . . . . . . . . . . . . . . A-12
     3.16 No Known Breach.   . . . . . . . . . . . . . . . . . . . . . A-12
     3.17 True and Complete Information. . . . . . . . . . . . . . . . A-13
     3.18 Representations and Warranties at Closing. . . . . . . . . . A-13

Article IV - First Evergreen's Representations and Warranties. . . . . A-13
     4.1  Authorization, No Conflicts, Etc.. . . . . . . . . . . . . . A-13
     4.2  Organization and Good Standing . . . . . . . . . . . . . . . A-14
     4.3  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . A-14
     4.4  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . A-15

                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

     4.5  Financial Statements . . . . . . . . . . . . . . . . . . . . A-15
     4.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . A-16
     4.7  Absence of Material Adverse Change . . . . . . . . . . . . . A-16
     4.8  Absence of Litigation. . . . . . . . . . . . . . . . . . . . A-16
     4.9  Conduct of Business. . . . . . . . . . . . . . . . . . . . . A-17
     4.10 Absence of Defaults Under Contracts. . . . . . . . . . . . . A-17
     4.11  Regulatory Filings. . . . . . . . . . . . . . . . . . . . . A-17
     4.12 Registration Statement, Etc. . . . . . . . . . . . . . . . . A-17
     4.13 Agreements With Bank Regulators. . . . . . . . . . . . . . . A-18
     4.14 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . A-18
     4.15 Title to Properties. . . . . . . . . . . . . . . . . . . . . A-18
     4.16 Condition of Real Property . . . . . . . . . . . . . . . . . A-19
     4.17 Real and Personal Property Leases. . . . . . . . . . . . . . A-19
     4.18 Required Licenses, Permits, Etc. . . . . . . . . . . . . . . A-20
     4.19 Certain Employment Matters . . . . . . . . . . . . . . . . . A-20
     4.20 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . A-21
     4.21 Environmental Matters. . . . . . . . . . . . . . . . . . . . A-22
     4.22 Duties as Fiduciary. . . . . . . . . . . . . . . . . . . . . A-24
     4.23 Investment Bankers and Brokers . . . . . . . . . . . . . . . A-24
     4.24 First Evergreen-Related Persons. . . . . . . . . . . . . . . A-24
     4.25 Change in Business Relationships . . . . . . . . . . . . . . A-25
     4.26 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . A-25
     4.27 Books and Records. . . . . . . . . . . . . . . . . . . . . . A-25
     4.28 Loan Guarantees. . . . . . . . . . . . . . . . . . . . . . . A-25
     4.29 Events Since December 31, 1997 . . . . . . . . . . . . . . . A-25
     4.30 Reserve for Loan Losses. . . . . . . . . . . . . . . . . . . A-26
     4.31 Loan Origination and Servicing . . . . . . . . . . . . . . . A-26
     4.32 Public Communications; Securities Offering . . . . . . . . . A-26
     4.33 No Insider Trading . . . . . . . . . . . . . . . . . . . . . A-26
     4.34 Data Processing Contracts. . . . . . . . . . . . . . . . . . A-26
     4.35 Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . A-27
     4.36 Accounting and Tax Treatment . . . . . . . . . . . . . . . . A-27
     4.37 True and Complete Information. . . . . . . . . . . . . . . . A-27
     4.38 Representations and Warranties at Closing. . . . . . . . . . A-27

Article V - Covenants Pending Closing. . . . . . . . . . . . . . . . . A-27
     5.1  First Evergreen Disclosure Statement . . . . . . . . . . . . A-27
     5.2  Old Kent Disclosure Statement. . . . . . . . . . . . . . . . A-28
     5.3  Breaches of Representations. . . . . . . . . . . . . . . . . A-28
     5.4  Conduct of Business Pending the Effective Time--Old Kent . . A-28
     5.5  Conduct of Business Pending the Effective Time--First
          Evergreen. . . . . . . . . . . . . . . . . . . . . . . . . . A-29
     5.6  Regular Dividends. . . . . . . . . . . . . . . . . . . . . . A-31
     5.7  Data Processing and Related Contracts. . . . . . . . . . . . A-32

                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

     5.8  Affiliates -- Compliance with Accounting and
          Securities Rules.  . . . . . . . . . . . . . . . . . . . . . A-32
     5.9  Indemnification and Insurance. . . . . . . . . . . . . . . . A-32
     5.10 Exclusive Commitment . . . . . . . . . . . . . . . . . . . . A-33
     5.11 Registration Statement . . . . . . . . . . . . . . . . . . . A-33
     5.12 Other Filings. . . . . . . . . . . . . . . . . . . . . . . . A-34
     5.13 Miscellaneous Agreements and Consents. . . . . . . . . . . . A-34
     5.14 Access and Investigation . . . . . . . . . . . . . . . . . . A-34
     5.15 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . A-34
     5.16 Environmental Investigation. . . . . . . . . . . . . . . . . A-35
     5.17 Dissenting Stockholders' Appraisal Rights. . . . . . . . . . A-36
     5.18 Employment Agreements. . . . . . . . . . . . . . . . . . . . A-36
     5.19 Accounting and Tax Treatment . . . . . . . . . . . . . . . . A-36

Article VI - Conditions Precedent to Old Kent's Obligations. . . . . . A-36
     6.1  Renewal of Representations and Warranties, Etc.. . . . . . . A-36
     6.2  Opinion of Legal Counsel . . . . . . . . . . . . . . . . . . A-37
     6.3  Required Regulatory Approvals. . . . . . . . . . . . . . . . A-37
     6.4  Stockholder Approval . . . . . . . . . . . . . . . . . . . . A-37
     6.5  Order, Decree, Etc.. . . . . . . . . . . . . . . . . . . . . A-37
     6.6  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . A-37
     6.7  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . A-37
     6.8  Registration Statement . . . . . . . . . . . . . . . . . . . A-38
     6.9  Certificate as to Outstanding Shares . . . . . . . . . . . . A-38
     6.10 Change of Control Waivers. . . . . . . . . . . . . . . . . . A-38
     6.11 Pooling Assurances . . . . . . . . . . . . . . . . . . . . . A-38

Article VII - Conditions Precedent to First Evergreen's Obligations. . A-38
     7.1  Renewal of Representations and Warranties, Etc.. . . . . . . A-38
     7.2  Opinion of Legal Counsel . . . . . . . . . . . . . . . . . . A-39
     7.3  Required Regulatory Approvals. . . . . . . . . . . . . . . . A-39
     7.4  Stockholder Approval . . . . . . . . . . . . . . . . . . . . A-39
     7.5  Order, Decree, Etc.. . . . . . . . . . . . . . . . . . . . . A-39
     7.6  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . A-39
     7.7  Registration Statement . . . . . . . . . . . . . . . . . . . A-39
     7.8  Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . A-40
     7.9  Nasdaq Listing . . . . . . . . . . . . . . . . . . . . . . . A-40

Article VIII - Abandonment of Merger . . . . . . . . . . . . . . . . . A-40
     8.1  Mutual Abandonment . . . . . . . . . . . . . . . . . . . . . A-40
     8.2  Upset Date . . . . . . . . . . . . . . . . . . . . . . . . . A-40
     8.3  Old Kent's Rights to Terminate . . . . . . . . . . . . . . . A-40
     8.4  First Evergreen's Rights to Terminate. . . . . . . . . . . . A-41
     8.5  Effect of Termination. . . . . . . . . . . . . . . . . . . . A-41

                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

Article IX - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . A-41
     9.1  "Material Adverse Effect" Defined. . . . . . . . . . . . . . A-41
     9.2  Nonsurvival of Representations, Warranties, and
          Agreements . . . . . . . . . . . . . . . . . . . . . . . . . A-41
     9.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . A-42
     9.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . A-42
     9.5  Specific Enforcement . . . . . . . . . . . . . . . . . . . . A-42
     9.6  Jurisdiction; Venue; Jury. . . . . . . . . . . . . . . . . . A-42
     9.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . A-42
     9.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . A-42
     9.9  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . A-43
     9.10 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . A-43
     9.11 Third Party Beneficiaries. . . . . . . . . . . . . . . . . . A-43
     9.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . A-43
     9.13 Further Assurances; Privileges . . . . . . . . . . . . . . . A-44
     9.14 Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . A-44
     9.15 Calculation of Dates and Deadlines.. . . . . . . . . . . . . A-44
     9.16 Severability . . . . . . . . . . . . . . . . . . . . . . . . A-44


DEFINITIONS

Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . A-32
Bank Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . .A-3
Bank Consolidation Agreement . . . . . . . . . . . . . . . . . . . . . .A-3
Banking Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-3
Breaching Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-28
Business Combination . . . . . . . . . . . . . . . . . . . . . . . . . A-33
Call Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-16
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23
Certificates of Merger . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Constituent Corporation. . . . . . . . . . . . . . . . . . . . . . . . .A-2
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
Designated Contracts . . . . . . . . . . . . . . . . . . . . . . . . . A-14
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Employee Benefit Plan. . . . . . . . . . . . . . . . . . . . . . . . . A-21
Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . A-36
Employment-Related Payments. . . . . . . . . . . . . . . . . . . . . . A-20
Environmental Risk . . . . . . . . . . . . . . . . . . . . . . . . . . A-35
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . A-23

                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-21
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
Federal Bank Holding Company Act . . . . . . . . . . . . . . . . . . . .A-9
Federal Reserve Board. . . . . . . . . . . . . . . . . . . . . . . . . .A-9
Fiduciary Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Final Old Kent Price . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
First Evergreen Bank . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
First Evergreen Common Stock . . . . . . . . . . . . . . . . . . . . . .A-4
First Evergreen. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
First Evergreen-Related Person . . . . . . . . . . . . . . . . . . . . A-24
First Evergreen's Financial Statements . . . . . . . . . . . . . . . . A-15
First Evergreen's Leases . . . . . . . . . . . . . . . . . . . . . . . A-19
First Evergreen's Real Property. . . . . . . . . . . . . . . . . . . . A-19
First Evergreen Disclosure Statement . . . . . . . . . . . . . . . . . A-13
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . . . . . A-22
Hospital Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-14
Insurance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . A-32
Internal Revenue Code. . . . . . . . . . . . . . . . . . . . . . . . . .A-1
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-18
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . A-41
Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Michigan Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Old Kent Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . .A-4
Old Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
Old Kent Disclosure Statement. . . . . . . . . . . . . . . . . . . . . .A-8
Old Kent Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
Old Kent Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . .A-9
Old Kent's Financial Statements. . . . . . . . . . . . . . . . . . . . A-10
Old Kent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
Phase I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-35
Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-23
Pricing Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-33
Prospectus and Proxy Statement . . . . . . . . . . . . . . . . . . . . A-12

                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . A-12
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-11
Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . .A-1
Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . .A-2
Technology Products. . . . . . . . . . . . . . . . . . . . . . . . . . A-27
Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . . A-12
Upset Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5


EXHIBITS

  A -  First Evergreen Option Agreement . . . . . . . . . . . . . . . .A-1
  B -  Form of First Evergreen's Disclosure Statement . . . . . . . . .B-1
  C -  Form of Old Kent's Disclosure Statement. . . . . . . . . . . . .C-1
  D -  Form of Affiliate Agreement. . . . . . . . . . . . . . . . . . .D-1
  E -  Form of First Evergreen's Counsel's Legal Opinion. . . . . . . .E-1
  F -  Form of Old Kent's Counsel's Legal Opinion . . . . . . . . . . .F-1

                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "PLAN OF MERGER") is made as of April 21, 1998, between First Evergreen Corporation, a Delaware corporation headquartered at 3101 W. 95th Street, Evergreen Park, Illinois 60805 ("FIRST EVERGREEN"), and Old Kent Financial Corporation, a Michigan corporation headquartered at 111 Lyon Street NW, Grand Rapids, Michigan 49503 ("OLD KENT").

     Old Kent and First Evergreen desire that First Evergreen and its subsidiary become affiliated with Old Kent. The affiliation would be effected through the merger of First Evergreen with and into Old Kent in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT") and the Delaware General Corporation Law, as amended (the "DGCL"). The transactions contemplated by and described in this Plan of Merger are referred to as the "MERGER." Simultaneously or as soon as reasonably practical following the consummation of the Merger, First Evergreen's wholly owned subsidiary, First National Bank of Evergreen Park ("FIRST EVERGREEN BANK") will be consolidated with and into Old Kent's wholly owned subsidiary, Old Kent Bank.

     It is intended that, for federal tax purposes, the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"). It is also intended that, for accounting and financial reporting purposes, the Merger shall be accounted for as a pooling-of-interests.

     As a condition to, and concurrently with the execution of, this Plan of Merger, First Evergreen and Old Kent are entering into a stock option agreement attached as EXHIBIT A (the "OPTION AGREEMENT").

     In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                        ARTICLE I - THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

     1.1 APPROVAL OF PLAN OF MERGER. As soon as practicable after this Plan of Merger has been executed and delivered and the "Registration Statement" (as defined in Section 3.13 (REGISTRATION STATEMENT, ETC.)) has become effective, First Evergreen shall submit this Plan of Merger to its stockholders for adoption at a meeting properly called, noticed, and held
for that purpose (the "STOCKHOLDERS' MEETING").   No shares of "Old Kent
Common Stock" (as defined below) shall be entitled to vote on approval of this Plan of Merger.

          1.1.1 BOARD RECOMMENDATION. Except in the case of a "Fiduciary Event" (as defined below), at the Stockholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of First Evergreen shall recommend that its stockholders vote for adoption of this Plan of Merger.

          1.1.2  FIDUCIARY EVENT.   A "FIDUCIARY EVENT" shall have occurred
     when the Board of Directors of First Evergreen has (a) received in writing a "Superior Proposal" (as defined below), which is then pending, (b) received the written advice of independent legal counsel that the failure to so withdraw, modify, or change its recommendation would more likely than not cause the Board of Directors of First Evergreen to breach its fiduciary duties to First Evergreen's stockholders under applicable law, (c) determined in good faith that the failure to so withdraw, modify, or change its recommendation would cause the Board of Directors of First Evergreen to breach its fiduciary duties to First Evergreen's stockholders under applicable law, and (d) determined to accept and recommend the Superior Proposal to the stockholders of First Evergreen.

          1.1.3 SUPERIOR PROPOSAL. A "SUPERIOR PROPOSAL" means any bona fide unsolicited Proposal (as defined in Section 5.10.2 (COMMUNICATION OF OTHER PROPOSALS)) made by a third party on terms that the Board of Directors of First Evergreen determines in its good faith judgment, based upon the written advice of a financial advisor of nationally recognized reputation, to be more financially favorable to First Evergreen's stockholders than the Plan of Merger.

          1.1.4  NOTICE.   First Evergreen agrees that it shall notify Old
     Kent at least 48 hours prior to taking any action with respect to such Superior Proposal or taking any action with respect to the withdrawal, modification, or change of its recommendation to stockholders for adoption of this Plan of Merger. Notwithstanding anything to the contrary contained in this Plan of Merger, any such withdrawal, modification, or change of recommendation in accordance with the provisions of this Section shall not constitute a breach of this Plan of Merger by First Evergreen.

     1.2  THE CLOSING.  The Merger shall be consummated following the
"CLOSING."   The Closing shall be held at such time, date, and location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on a date specified by either party upon 10 business days' written notice (or at the election of Old Kent on the last business day of the month) after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statutory waiting periods; and (b) adoption of this Plan of Merger by First Evergreen's stockholders. Unless otherwise agreed by Old Kent, the Closing shall not occur prior to the last business day of September, 1998. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent or First Evergreen as set forth in Articles VI and VII, respectively. Upon completion of the Closing, First Evergreen and Old Kent shall each execute and file the certificates of merger as required by the Michigan Act and DGCL to effect the Merger (collectively, the "CERTIFICATES OF MERGER").

     1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated as promptly as possible following the Closing by filing the Certificates of Merger in the manner required by law. The "EFFECTIVE TIME" of the Merger shall be as of the time and date to be specified in the Certificates of Merger, but not later than the first business day of the month next following the month in which the Closing occurs. The parties presently anticipate that the Effective Time will be on October 1, 1998.

     1.4 MERGER OF FIRST EVERGREEN WITH AND INTO OLD KENT. At the Effective Time, First Evergreen shall be merged with and into Old Kent. First Evergreen and Old Kent are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time, the Constituent Corporations shall become a single corporation, which shall be Old Kent (the "SURVIVING CORPORATION").

     1.5 EFFECTS OF THE MERGER. The effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act and Subchapter IX of the DGCL with respect to the merger of domestic and foreign corporations, where the surviving corporation will be subject to the laws of the State of Michigan.

     1.6 BANK CONSOLIDATION. After the Effective Time, Old Kent intends to consolidate First Evergreen Bank and Old Kent Bank into a single Michigan banking corporation where Old Kent Bank will be the consolidated bank resulting from the transaction (the "BANK CONSOLIDATION"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "BANK CONSOLIDATION AGREEMENT"), in the form required by the Michigan Banking Code of 1969, as amended (the "BANKING CODE"), and by the Federal Deposit Insurance Act, as amended, containing terms and conditions, not inconsistent with this Agreement, as determined by Old Kent Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Old Kent. In order to obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Old Kent may request that First Evergreen and First Evergreen Bank each execute and deliver the Bank Consolidation Agreement and take other reasonably required or convenient steps prior to the Effective Time to effect the Bank Consolidation. The effectiveness of the

Bank Consolidation Agreement, regardless of when executed and delivered, shall be subject to Old Kent's action, in its capacity as the sole shareholder of First Evergreen Bank, to approve the Bank Consolidation Agreement immediately after the Effective Time.

     1.7 ADDITIONAL ACTIONS. At any time after the Effective Time, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of First Evergreen acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. First Evergreen hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This limited power of attorney shall only be operative following the Effective Time.
The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of First Evergreen to take any and all such action contemplated by this Plan of Merger.

     1.8 SURVIVING CORPORATION. Immediately after the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

          1.8.1 NAME. The name of the Surviving Corporation shall be "Old Kent Financial Corporation."

          1.8.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Old Kent as in effect immediately prior to the Effective Time, without change.

          1.8.3 BYLAWS. The bylaws of the Surviving Corporation shall be the bylaws of Old Kent as in effect immediately prior to the Effective Time, without change.

          1.8.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of Old Kent immediately prior to the Effective Time.

          1.8.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of Old Kent immediately prior to the Effective Time.

              ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Plan of Merger, the exchange of the common stock, $25 par value per share of First Evergreen ("FIRST EVERGREEN COMMON STOCK") for the common stock, $1 par value per share of Old Kent ("OLD KENT COMMON STOCK") shall be effected as follows:

     2.1  CONVERSION OF SHARES.  At the Effective Time:

          2.1.1 CONVERSION OF FIRST EVERGREEN COMMON STOCK. Except as provided below, each share of First Evergreen Common Stock outstanding immediately prior to the Effective Time shall be converted into
     30.5059 (the "EXCHANGE RATIO") of validly issued, fully paid, and nonassessable shares of Old Kent Common Stock.

          2.1.2 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger will have attached to it the number of "Old Kent Rights" issuable pursuant to the "Old Kent Rights Agreement" (as those terms are defined in Section 3.3.1) then represented by each share of Old Kent Common Stock at the Effective Time, provided that the Old Kent Rights are not then separately transferable.

          2.1.3 CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock outstanding immediately prior to the Effective Time shall continue to be outstanding without any change. Each shareholder of Old Kent whose shares were outstanding immediately before the Effective Time will hold the same number of shares of the Surviving Corporation, with identical designations, preferences, limitations, and relative rights, immediately after the Effective Time.

          2.1.4 STOCK HELD BY OLD KENT. Each share of First Evergreen Common Stock, if any, held by Old Kent or any of its subsidiaries for its own account, and not in a fiduciary capacity for a person other than Old Kent or any of its subsidiaries or as a result of debts previously contracted, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

          2.1.5 TREASURY SHARES. Each share of First Evergreen Common Stock held by First Evergreen as a treasury share, if any, shall be canceled and no Old Kent Common Stock or other consideration shall be issuable or payable with respect to any such share.

          2.1.6 DISSENTING SHARES. Any shares of First Evergreen Common Stock held by a holder who shall not have voted the shares in favor of the Merger and who shall have complied with the applicable procedures of Section 262 of the DGCL and becomes entitled to obtain payment for the appraised value of the shares pursuant to Section 262 of the DGCL shall be in this Plan of Merger called "DISSENTING SHARES."

     Notwithstanding any other provision of this Plan of Merger, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to the rights as are afforded in respect of Dissenting Shares pursuant to the DGCL. All payments in respect of Dissenting Shares shall be from funds of Old Kent and not from the acquired assets of First Evergreen.

          2.1.7 FIRST EVERGREEN COMMON STOCK NO LONGER OUTSTANDING. Each share of First Evergreen Common Stock outstanding immediately prior to the Effective Time shall be deemed to be no longer outstanding and to represent solely the right to receive shares of Old Kent Common Stock as provided in this Plan of Merger, together with any dividends and other distributions payable as provided in Section 2.5.4 (DIVIDENDS PENDING SURRENDER), but subject to the payment of cash in lieu of fractional shares as provided in Section 2.6 (NO FRACTIONAL SHARES).

     2.2  UPSET PROVISION.  After a Closing is properly called pursuant to
Section 1.2 (THE CLOSING), First Evergreen shall have the right to terminate this Plan of Merger if the Final Old Kent Price is less than $35.00 (the "UPSET PRICE"). The "FINAL OLD KENT PRICE" means the average of the closing prices per share of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day prior to the date of the scheduled Closing (the "PRICING PERIOD"), as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means.

     2.3 ADJUSTMENTS. The Exchange Ratio and Upset Price, and the related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISION) shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

          2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a stock dividend, stock split, or other general distribution of Old Kent Common Stock to holders of Old Kent Common Stock and the ex-dividend or ex-distribution date for such stock dividend, stock split, or distribution occurs (a) prior to the beginning of the Pricing Period, the Upset Price shall be adjusted by multiplying it by that ratio
     (i) the numerator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock that are or will be outstanding immediately after such dividend, split, or distribution; and (b) prior to the date of the Effective Time, the Exchange Ratio shall be adjusted by multiplying it by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock that are or will be outstanding immediately after such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to such dividend, split, or distribution.

          2.3.2 OTHER ACTION AFFECTING OLD KENT COMMON STOCK. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision, or combination that would substantially change the number and value of outstanding shares of Old Kent Common Stock; a distribution of warrants or rights with respect to Old Kent Common Stock; or any other transaction that would have a substantially similar effect; then the nature or amount of the consideration to be received by the stockholders of First Evergreen in exchange for their shares of First Evergreen Common Stock and the Exchange Ratio shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of a reclassification of outstanding shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is the surviving corporation and which merger does not result in any reclassification of Old Kent Common Stock, holders of First Evergreen Common Stock would receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for First Evergreen Common Stock based on the Exchange Ratio, the kind and amount of shares of Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consolidation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.

          2.3.3 POSTPONEMENT OF CLOSING. Old Kent and First Evergreen agree not to convene the Closing at any time that would result in there being a record date, ex-dividend date, or ex-distribution date for any transaction described in Sections 2.3.1 (STOCK DIVIDENDS AND DISTRIBUTIONS) or 2.3.2 (OTHER ACTION AFFECTING OLD KENT COMMON STOCK) at any time during the Pricing Period.

          2.3.4 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to Old Kent's Dividend Reinvestment Plan, pursuant to the exercise of stock options under stock option plans of Old Kent, or upon the grant or sale of shares or rights to receive shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other benefit plans of Old Kent.

          2.3.5 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets for consideration that the board of directors of Old Kent, or a duly authorized committee thereof, determines to be fair and reasonable.

          2.3.6 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Plan of Merger is intended to preclude Old Kent from amending its Restated Articles of Incorporation to change its capital structure or from issuing additional shares of Old Kent Common Stock, preferred stock, shares of other capital stock, or securities that are convertible into shares of capital stock.

          2.3.7 INCREASE IN OUTSTANDING SHARES OF FIRST EVERGREEN COMMON STOCK. In the event that the number of shares of First Evergreen Common Stock outstanding at the Effective Time is greater than 400,261 for any reason whatsoever (whether or not such increase constitutes a breach of this Plan of Merger), then the Exchange Ratio shall be adjusted by (i) the numerator of which shall be 400,261 and (ii) the denominator of which shall be the total number of shares of First Evergreen Common Stock outstanding at the Effective Time.

     2.4 CESSATION OF STOCKHOLDER STATUS. As of the Effective Time, each record holder of shares of First Evergreen Common Stock outstanding immediately prior to the Effective Time shall cease to be a stockholder of First Evergreen and shall have no rights as a First Evergreen stockholder except to the extent provided by the DGCL to Dissenters' Shares. Except with respect to Dissenters' Shares, each stock certificate representing shares of First Evergreen Common Stock ("OLD CERTIFICATES") shall then be deemed to represent only the right to receive shares of Old Kent Common Stock and the right to receive cash in lieu of fractional shares, all as provided in this Plan of Merger.

     2.5 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK. After the Effective Time, Old Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

          2.5.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time, Old Kent shall send or cause to be sent to each record holder of First Evergreen Common Stock as of the Effective Time transmittal materials for use in exchanging that holder's Old Certificates for Old Kent Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

          2.5.2 EXCHANGE AGENT. As soon as practicable after the Effective Time, Old Kent will deliver to Old Kent Bank, a Michigan banking corporation, or such other bank or trust company as Old Kent may designate (the "EXCHANGE AGENT"), the number of shares of Old Kent Common Stock issuable and the amount of cash payable for fractional shares in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Common Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled to such shares.

          2.5.3 DELIVERY OF NEW CERTIFICATES. Old Kent shall cause the Exchange Agent to promptly issue and deliver stock certificates in the names and to the addresses that appear on First Evergreen's stock records as of the Effective Time, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; provided, that with respect to each First Evergreen stockholder, the Exchange Agent shall have received all of the Old Certificates held by that stockholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

          2.5.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Old Kent on Old Kent Common Stock that is payable to shareholders of record of Old Kent as of a record date on or after the date of the Effective Time, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former stockholder of First Evergreen shall be entitled to receive a distribution of any such dividend until the physical exchange of that stockholder's Old Certificates for new Old Kent Common Stock certificates shall have been effected. Upon the physical exchange of that stockholder's Old Certificates, that stockholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, that may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Common Stock represented thereby.

          2.5.5 STOCK TRANSFERS. On or after the Effective Time, there shall be no transfers on First Evergreen's stock transfer books of the shares of First Evergreen Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of Old Kent Common Stock as provided in this Plan of Merger. After the Effective Time, ownership of such shares as are represented by any Old Certificates may be transferred only on the stock transfer records of Old Kent.

          2.5.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine reasonable rules and procedures relating to the exchange (or lack thereof) of Old Certificates and the issuance and delivery of new certificates of Old Kent Common Stock into which shares of First Evergreen Common Stock are converted in the Merger and governing the payment for fractional shares of First Evergreen Common Stock.

     2.6 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no certificates or scrip representing fractional shares of Old Kent Common Stock shall be issued in the Merger (taking into account all shares held by a particular First Evergreen stockholder) upon the surrender of Old Certificates. No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a dividend, distribution, or stock split with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a shareholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Certificates for exchange shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final Old Kent Price.


          ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

     Old Kent represents and warrants to First Evergreen that, except as otherwise set forth in a disclosure statement (the "OLD KENT DISCLOSURE STATEMENT") that will be delivered to First Evergreen within 21 days after the date of this Plan of Merger:

     3.1  AUTHORIZATION, NO CONFLICTS, ETC.

          3.1.1  AUTHORIZATION OF AGREEMENT.   Old Kent has the requisite
     corporate power and authority to execute and deliver this Plan of Merger and to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly adopted and the consummation of the transactions contemplated by this Plan of Merger have been duly authorized by the Board of Directors of Old Kent and no other corporate proceedings on the part of Old Kent are necessary to authorize this Plan of Merger or to consummate the transactions so contemplated. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Old Kent and is enforceable against Old Kent in accordance with its terms.

          3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of Old Kent's Restated Articles of Incorporation or Bylaws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (REQUIRED APPROVALS).

          3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Old Kent or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Old Kent or any of its subsidiaries is a party or by which they are bound or affected, the result of which would have a "Material Adverse Effect" (as defined in Section 9.1 ("MATERIAL ADVERSE EFFECT" DEFINED)) on Old Kent;

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected; or

               (c) TORTIOUS INTERFERENCE. Subject First Evergreen to liability for tortious interference with contractual rights.

          3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD"), and the approval required under the Federal Bank Holding Company Act.

     3.2 ORGANIZATION AND GOOD STANDING. Old Kent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Bank Holding Company Act of 1956, as amended (the "FEDERAL BANK HOLDING COMPANY ACT"). Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which the failure to be so qualified or omitted would have a Material Adverse Effect on Old Kent.

     3.3  CAPITAL STOCK.

          3.3.1 CLASSES AND SHARES. The authorized capital stock of Old Kent consists of 175,000,000 shares divided into two classes as follows: (a) except as provided below, 150,000,000 shares of Common Stock, of which, as of February 20, 1998, a total of 91,696,375 shares were validly issued and outstanding; and (b) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock, 300,000 shares are designated Series B Preferred Stock, 1,000,000 shares are designated Series C Preferred Stock, none of which preferred stock were issued and outstanding as of the date of this Plan of Merger. The 1,000,000 shares of Series C Preferred Stock are reserved for issuance pursuant to Series C Preferred Stock Purchase Rights (the "OLD KENT RIGHTS") governed by a Rights Agreement, dated as of January 20, 1997, between Old Kent and Old Kent Bank (the "OLD KENT RIGHTS AGREEMENT"). On April 20, 1998, holders of a majority of Old Kent Common Stock approved an amendment to Old Kent's Restated Articles of Incorporation authorizing Old Kent to increase the number of authorized shares of Old Kent Common Stock to 300,000,000. Upon the proper filing and acceptance of an amendment to Old Kent's Restated Articles of Incorporation under the Michigan Act sometime after the date of this Plan of Merger, the number of authorized shares of Old Kent Common Stock shall equal 300,000,000.

          3.3.2 NO OTHER CAPITAL STOCK. As of the execution of this Plan of Merger: (a) other than Old Kent Common Stock, there is no security or class of securities issued and outstanding that represents or is convertible into capital stock of Old Kent; and (b) there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of Old Kent, or agreements to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger are represented by and transferable only with certificates representing shares of Old Kent Common Stock); (ii) stock options awarded pursuant to stock option plans; (iii) provisions for the grant or sale of shares or the right to receive shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, and other benefit plans; (iv) shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or a committee of such board; and (v) shares of Old Kent Common Stock issuable under Old Kent's dividend reinvestment plan and employee stock purchase plan.

          3.3.3 ISSUANCE OF SHARES. Between February 20, 1998, and the execution of this Plan of Merger, no additional shares of capital stock have been issued by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (a) the exercise of employee stock options under employee stock option plans; (b) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, or other benefit plans; (c) the grant or sale of shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent Board of Directors or committee thereof; and (d) Old Kent's dividend reinvestment plan and employee stock purchase plan.

          3.3.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

     3.4 OLD KENT COMMON STOCK. The shares of Old Kent Common Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and reserved and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

     3.5 SUBSIDIARY. Old Kent owns all of the issued and outstanding shares of capital stock of Old Kent Bank, free and clear of all claims, security interests, pledges, or liens of any kind. Old Kent Bank is duly organized, validly existing, and in good standing as a banking corporation under the laws of the State of Michigan. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of Old Kent Bank.

     3.6 FINANCIAL STATEMENTS. The consolidated financial statements of Old Kent and its subsidiaries as of and for the each of three years ended December 31, 1995, 1996, and 1997, as reported on by Old Kent's independent accountants, and the unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for the quarter ended March 31, 1998, including all schedules and notes relating to such statements (collectively, "OLD KENT'S FINANCIAL STATEMENTS") fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Old Kent as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP"), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes that, if presented, would not differ materially from those included in Old Kent's Financial Statements as of and for the period ended December 31, 1997. The unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for each of the quarters ended March 31, 1998 and thereafter, including all schedules and notes relating to such statements, will be correct and complete in all material respects. Old Kent's Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements.

     3.7 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

          3.7.1 The consolidated reports of condition and income of Old Kent Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the FDIC; and

          3.7.2 The FR Y-9 and FR Y-6 for Old Kent and Old Kent Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the Federal Reserve Board.

All of such reports required to be filed prior to the Closing by Old Kent and/or Old Kent Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed.

     3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Old Kent's Financial Statements as of December 31, 1997, as of such date, neither Old Kent nor any of its subsidiaries had liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Old Kent.

     3.9 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries (and not the banking industry as a whole) that had or in the future will have a Material Adverse Effect on Old Kent. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a Material Adverse Effect on Old Kent and not applicable to the banking industry as a whole.

     3.10 ABSENCE OF LITIGATION. Except as disclosed in Old Kent's filings with the Securities and Exchange Commission (the "SEC"), there is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has had or in the future will have a Material Adverse Effect on Old Kent.
There is no factual basis known to Old Kent that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     3.11  REGULATORY FILINGS.  In the last two years:

          3.11.1 SEC FILINGS. Old Kent has filed, and will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

          3.11.2 REGULATORY FILINGS. Old Kent has filed in a timely manner all other material filings with other regulatory bodies for which filings are required; and

          3.11.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12 AGREEMENTS WITH BANK REGULATORS. Neither Old Kent nor Old Kent Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Old Kent been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Old Kent nor Old Kent Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, Old Kent knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) should not be obtained.

     3.13  REGISTRATION STATEMENT, ETC.

          3.13.1 "TRANSACTION DOCUMENTS." The term "TRANSACTION DOCUMENTS" shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "REGISTRATION STATEMENT") in connection with the Old Kent Common Stock to be issued in the Merger;
     (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to First Evergreen stockholders in connection with the Stockholders' Meeting; and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the states of Michigan or Delaware, or any other regulatory agency in connection with the transactions contemplated by this Plan of Merger.

          3.13.2 ACCURATE INFORMATION. The information to be supplied by Old Kent for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and
     (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

          3.13.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.14 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     3.15  ACCOUNTING AND TAX TREATMENT.   Neither Old Kent nor, to the
best of its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Old Kent and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Old Kent is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

     3.16 NO KNOWN BREACH. As of the date of this Plan of Merger, Old Kent has no knowledge of any facts provided by First Evergreen to Old Kent in writing prior to 5 p.m. on April 14, 1998, that Old Kent believes would, in and of themselves, give Old Kent the right to terminate this Plan of Merger in accordance with Section 8.3 (OLD KENT'S RIGHTS TO TERMINATE).

     3.17 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Old Kent in connection with this Plan of Merger, including the Old Kent Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     3.18 REPRESENTATIONS AND WARRANTIES AT CLOSING. Old Kent further warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing, except as otherwise expressly contemplated by this Plan of Merger. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.


       ARTICLE IV - FIRST EVERGREEN'S REPRESENTATIONS AND WARRANTIES

     First Evergreen represents and warrants to Old Kent that, except as otherwise set forth in a disclosure statement (the "FIRST EVERGREEN DISCLOSURE STATEMENT") that will be delivered to Old Kent within 21 days after the execution of this Plan of Merger:

     4.1  AUTHORIZATION, NO CONFLICTS, ETC.

          4.1.1  AUTHORIZATION OF AGREEMENT.   First Evergreen has the
     requisite corporate power and authority to execute and deliver this Plan of Merger and, subject to adoption by First Evergreen's stockholders, to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly approved and the consummation of the transactions contemplated by this Plan of Merger have been duly authorized by the Board of Directors of First Evergreen and no other corporate proceedings on the part of First Evergreen are necessary to authorize this Plan of Merger or to consummate the transactions so contemplated, subject only to adoption by the stockholders of First Evergreen. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, First Evergreen and is enforceable against First Evergreen in accordance with its terms.

          4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by First Evergreen, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of any provision of: (a) First Evergreen's or First Evergreen Bank's Certificate of Incorporation, Articles of Association, or By-laws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to First Evergreen or First Evergreen Bank, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS).

          4.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by First Evergreen, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of First Evergreen or First Evergreen Bank under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which First Evergreen or First Evergreen Bank is a party or by which they are bound or affected, the result of which would have a Material Adverse Effect on First Evergreen, other than First Evergreen's or First Evergreen Bank's lease agreement with respect to its property located at 4400 West 95th Street, Oak Lawn, Illinois (the "HOSPITAL LEASE"); the Autopay Agreement, dated October 8, 1987, as amended, between First Evergreen Bank and SunGard Trust Systems Inc.; the Custodian Agreement, dated November 7, 1995, as amended, between Bank of New York, First Evergreen Bank, and SunGard Trust Services Inc.; and the Data Processing Services Agreement, dated December 29, 1995, as amended, between M&I Data Services and First Evergreen (collectively, the "DESIGNATED CONTRACTS");

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which First Evergreen or First Evergreen Bank is a party or subject, or by which it is bound or affected; or

               (c) TORTIOUS INTERFERENCE. Subject Old Kent or its subsidiaries to liability for tortious interference with contractual rights.

          4.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by First Evergreen other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act.

     4.2 ORGANIZATION AND GOOD STANDING. First Evergreen is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. First Evergreen possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. First Evergreen is a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. First Evergreen is duly qualified and admitted to do business as a foreign corporation in the state of Illinois and is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure would have a Material Adverse Effect on First Evergreen.

     4.3  SUBSIDIARY.

          4.3.1 OWNERSHIP OF FIRST EVERGREEN BANK. First Evergreen owns all of the issued and outstanding shares of capital stock of First Evergreen Bank, free and clear of all claims, security interests, pledges, or liens of any kind. First Evergreen Bank is duly organized, validly existing, and in good standing as a national bank under the laws of the United States. First Evergreen does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or that holds any significant assets other than as stated in this Section.

          4.3.2 RIGHTS TO CAPITAL STOCK. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of First Evergreen Bank.

          4.3.3 QUALIFICATION AND POWER. Other than with respect to the state of Illinois, First Evergreen Bank is qualified or admitted to conduct business in each state where such qualification or admission is required except that state or those states where the failure to be so qualified or admitted would not have a Material Adverse Effect on First Evergreen. First Evergreen Bank has full corporate power and authority to carry on its business as and where now being conducted.

          4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. First Evergreen Bank maintains in full force and effect deposit insurance through the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"). First Evergreen Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. First Evergreen Bank has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

     4.4  CAPITAL STOCK.

          4.4.1 CLASSES AND SHARES. The authorized capital stock of First Evergreen consists of 2,000,000 shares of common stock, $25.00 par value per share, of which 400,261 shares are issued and outstanding.

          4.4.2 NO OTHER CAPITAL STOCK. Except for the Option Agreement, there is no security or class of securities authorized or issued that represents or is convertible into capital stock of First Evergreen and there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of First Evergreen, or agreements to which First Evergreen is a party or by which it is bound to issue capital stock.

          4.4.3 ISSUANCE OF SHARES. After the execution of this Plan of Merger, the number of issued and outstanding shares of First Evergreen Common Stock is not subject to change before the Effective Time.

          4.4.4 VOTING RIGHTS. Other than the shares of First Evergreen Common Stock described in this Section, neither First Evergreen nor First Evergreen Bank has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

     4.5  FINANCIAL STATEMENTS.

          4.5.1 FINANCIAL STATEMENTS. The consolidated financial statements of First Evergreen and First Evergreen Bank as of and for the each of three years ended December 31, 1995, 1996, and 1997, as reported on by First Evergreen's independent accountants, and the unaudited consolidated financial statements of First Evergreen and First Evergreen Bank as of and for the quarter ended March 31, 1998, including all schedules and notes relating to such statements, as previously delivered to Old Kent (collectively, "FIRST EVERGREEN'S FINANCIAL STATEMENTS") fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of First Evergreen as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes that, if presented, would not differ materially from those included in First Evergreen's Financial Statements as of and for the period ended December 31, 1997. First Evergreen's Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements. When prepared and delivered to Old Kent, the unaudited consolidated financial statements of First Evergreen and First Evergreen Bank as of and for each of the quarters ended March 31, 1998 and thereafter, including all schedules and notes (if any) relating to such statements, will be correct and complete in all material respects. No financial statements of any entity other than First Evergreen Bank is required by GAAP to be included in the consolidated financial statements of First Evergreen.

          4.5.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

               (a) The consolidated reports of condition and income of First Evergreen Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the FDIC; and

               (b) The FR Y-9 and FR Y-6 for First Evergreen and First Evergreen Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the Federal Reserve Board.

     All of such reports required to be filed prior to the Closing by First Evergreen and/or First Evergreen Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section are collectively referred to as the "CALL REPORTS."

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in First Evergreen's Financial Statements as of December 31, 1997, neither First Evergreen nor First Evergreen Bank had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on First Evergreen.

     4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Except for transactions contemplated by this Plan of Merger and their related fees and expenses, since December 31, 1997, there has been no change in the financial condition, income, expenses, or business of First Evergreen and First Evergreen Bank (and not the banking industry as a whole) that had or in the future will have a Material Adverse Effect. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a change that would have a Material Adverse Effect on First Evergreen and not applicable to the banking industry as a whole.

     4.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of First Evergreen, threatened by any person, including without limitation any governmental or regulatory agency, against First Evergreen or First Evergreen Bank, or the assets or business of First Evergreen or First Evergreen Bank, any of which has had or may have a Material Adverse Effect on First Evergreen. To the knowledge of First Evergreen, there is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     4.9 CONDUCT OF BUSINESS. First Evergreen and First Evergreen Bank have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.21.2 (ENVIRONMENTAL LAWS)); except for violations (individually or in the aggregate) that would not have a Material Adverse Effect on First Evergreen.

     4.10 ABSENCE OF DEFAULTS UNDER CONTRACTS. There is no existing default by First Evergreen or First Evergreen Bank, or any other party, under any contract or agreement to which First Evergreen or First Evergreen Bank is a party, or by which they are bound, the result of which would have a Material Adverse Effect on First Evergreen. Excepting any ordinary and customary banking relationships, there are no material agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments under which another party is in material default under its obligations to First Evergreen or First Evergreen Bank.

     4.11   REGULATORY FILINGS.  In the last five years:

          4.11.1 SEC FILINGS. First Evergreen has filed, and will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

          4.11.2 REGULATORY FILINGS. First Evergreen has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

           4.11.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such filings complied in all material respects with all regulations, forms, and guidelines applicable to such filings.

     4.12  REGISTRATION STATEMENT, ETC.

          4.12.1 ACCURATE INFORMATION. The information to be supplied by First Evergreen for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and
     (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

          4.12.2 COMPLIANCE OF FILINGS. All documents that First Evergreen is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     4.13 AGREEMENTS WITH BANK REGULATORS. Neither First Evergreen nor First Evergreen Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has First Evergreen been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither First Evergreen nor First Evergreen Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, First Evergreen knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) should not be obtained.

     4.14  TAX MATTERS.

          4.14.1 TAX RETURNS. First Evergreen and First Evergreen Bank have duly and timely filed all material tax returns that they have by law been required to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, sales, use, and intangibles taxes. Each such tax return, report, and statement, as amended, is correct and complies in all material respects with all applicable laws and regulations.

          4.14.2 TAX ASSESSMENTS AND PAYMENTS. All taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by First Evergreen and First Evergreen's Bank have been paid in full as and when due, including applicable extension periods. The provisions made for taxes on First Evergreen's Financial Statement as of December 31, 1997, are sufficient for the payment of all federal, state, county, and local taxes of First Evergreen and First Evergreen Bank accrued but unpaid as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1997.

          4.14.3 TAX AUDITS. None of the federal consolidated income tax returns of First Evergreen and First Evergreen Bank filed for any tax year after 1990 have been audited by the Internal Revenue Service (the "IRS"). There is no tax audit or legal or administrative proceeding for assessment or collection of taxes pending or, to First Evergreen's knowledge, threatened with respect to First Evergreen or First Evergreen Bank. No claim for assessment or collection of taxes has been asserted with respect to First Evergreen or First Evergreen Bank. No waiver of any limitations statute or extension of any assessment or collection period has been executed by or on behalf of First Evergreen or First Evergreen Bank.

          4.14.4 ILLINOIS NET OPERATING LOSS AMOUNTS. The First Evergreen Disclosure Schedule accurately sets forth in all material respects the amount of, tax year, and legal entity governing Illinois net operating losses existing through December 31, 1997. First Evergreen has validly succeeded to the Illinois net operating losses of any previously acquired bank or bank holding company, the losses of which are accurately set forth in all material respects in the First Evergreen Disclosure Schedule.

     4.15 TITLE TO PROPERTIES. First Evergreen and First Evergreen Bank have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in First Evergreen's Financial Statements as of December 31, 1997, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

          4.15.1 REFLECTED ON BALANCE SHEET. As reflected on First Evergreen's Financial Statements as of December 31, 1997 or March 31, 1998;

          4.15.2 NORMAL TO BUSINESS. Liens for current taxes not yet delinquent, and liens or encumbrances that are normal to the business of First Evergreen and First Evergreen Bank and that would not have a Material Adverse Effect on First Evergreen; and

          4.15.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

     4.16 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, legally and beneficially, by First Evergreen or First Evergreen's Bank, ("FIRST EVERGREEN'S REAL PROPERTY"), to the best knowledge of First Evergreen:

          4.16.1 NO ENCROACHMENTS. No building or improvement to First Evergreen's Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on First Evergreen's Real Property or on any easement benefiting First Evergreen's Real Property. None of the boundaries of First Evergreen's Real Property deviates substantially from those shown on the survey of such property, if any, included with the First Evergreen Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to First Evergreen's Real Property.

          4.16.2 ZONING. Neither First Evergreen, First Evergreen Bank, nor First Evergreen's Real Property is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to First Evergreen's Real Property.

          4.16.3 BUILDINGS. All buildings and improvements to First Evergreen's Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

          4.16.4 NO CONDEMNATION. None of First Evergreen's Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire First Evergreen's Real Property for any governmental purpose.

     4.17 REAL AND PERSONAL PROPERTY LEASES. With respect to each lease and license pursuant to which First Evergreen or First Evergreen Bank, as lessee or licensee, has possession of real or personal property, excluding any personal property lease with payments of less than $25,000 per year ("FIRST EVERGREEN'S LEASES"):

          4.17.1 VALID. Each of First Evergreen's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

          4.17.2 NO DEFAULT. There is no existing default under any of First Evergreen's Leases or any event that with notice or lapse of time, or both, would constitute a default with respect to First Evergreen, First Evergreen Bank, or any other party to the contract, the result of such default would have a Material Adverse Effect on First Evergreen.

          4.17.3 ASSIGNMENT. None of First Evergreen's Leases, except the lease of its Christ Hospital Facility, contain a prohibition against assignment by First Evergreen or First Evergreen Bank, by operation of law or otherwise, or any provision that would materially interfere with the possession or use of the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to First Evergreen or First Evergreen Bank.

     4.18  REQUIRED LICENSES, PERMITS, ETC.

          4.18.1 LICENSES, PERMITS, ETC. First Evergreen and First Evergreen Bank each hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for its conduct of business as presently conducted, the lack of which would not have a Material Adverse Effect on First Evergreen.

          4.18.2 REGULATORY ACTION. Neither First Evergreen nor First Evergreen Bank has within the last five years been charged by a regulatory authority with, or to the best of First Evergreen's knowledge, is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard, except as set forth on the most recent examination report on First Evergreen Bank by its primary bank regulatory. Neither First Evergreen nor First Evergreen Bank is the subject of any pending or, to First Evergreen's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties, or operations.

     4.19  CERTAIN EMPLOYMENT MATTERS.

          4.19.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs and practices of First Evergreen and First

     Evergreen Bank relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer facilities.

          4.19.2 RECORD OF PAYMENTS. There are no existing or outstanding obligations of First Evergreen or First Evergreen Bank, whether arising by operation of law, civil or common, by contract, or by past custom, for Employment-Related Payments (as defined in Section 4.19.3 (EMPLOYMENT-RELATED PAYMENTS)) to any trust, fund, company, governmental agency, or any person that have not been duly recorded on the books and records of First Evergreen or First Evergreen Bank and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

          4.19.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit sharing, pension or retirement benefits; social security benefits; fringe benefits, including vacation or holiday pay, bonuses and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

          4.19.4 EMPLOYMENT CLAIMS. There are no disputes, claims, or charges, pending or, to the best of First Evergreen's knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment. To the best knowledge of First Evergreen, there is no factual basis for any valid claim or charge with regard to such employment-related matters.

          4.19.5 DISCLOSURE OF MATERIAL AGREEMENTS. There is no written or oral, express or implied:

               (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of First Evergreen or First Evergreen Bank that is not terminable by First Evergreen or First Evergreen Bank upon 60 days' or less notice without penalty or obligation;

               (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

               (c) Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee.

     4.20  EMPLOYEE BENEFIT PLANS.   With respect to any "employee welfare
benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended "ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by or for the benefit of First Evergreen or First Evergreen Bank or to which First Evergreen or First Evergreen Bank have made payments or contributions on behalf of its employees:

          4.20.1 ERISA COMPLIANCE. First Evergreen and First Evergreen Bank, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

          4.20.2 INTERNAL REVENUE CODE COMPLIANCE. First Evergreen and First Evergreen Bank, each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code.

          4.20.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

          4.20.4 PLAN TERMINATION. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the Internal Revenue Service and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each such termination, all termination procedures have been completed and there are no pending or potential liabilities to the PBGC, to the plans, or to participants under such terminated plans. Each such termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

          4.20.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

          4.20.6 DEFINED BENEFIT PLAN. No Employee Benefit Plan in effect as of December 31, 1997, is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

          4.20.7 PAYMENT OF CONTRIBUTIONS. First Evergreen and First Evergreen Bank has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

          4.20.8 PAYMENT OF BENEFITS. There are no payments that have become due from any Employee Benefit Plan, the trusts created thereunder, or from First Evergreen or First Evergreen Bank that have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

          4.20.9 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

          4.20.10 FILING OF REPORTS. First Evergreen has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

     4.21  ENVIRONMENTAL MATTERS.

          4.21.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. <Section> 9601 et seq. ("CERCLA"), and also includes any substance now or in the future regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

          4.21.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (b) regulate or prescribe requirements for air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

          4.21.3 OWNED OR OPERATED PROPERTY. Other than the Hospital Lease, with respect to: (i) the real estate owned or leased by First Evergreen or First Evergreen Bank or used in the conduct of their businesses; (ii) other real estate owned by First Evergreen Bank;
     (iii) real estate held and administered in trust by First Evergreen Bank, other than real estate held by First Evergreen Bank as trustee of an Illinois land trust created in the ordinary course of business; and (iv) to First Evergreen's knowledge, any real estate formerly owned or leased by First Evergreen or First Evergreen Bank (for purposes of this Section, properties described in any of (i) through
     (iv) are collectively referred to as "PREMISES"):

               (a) CONSTRUCTION AND CONTENT. To the best knowledge of First Evergreen, none of the Premises is constructed of, or contains as a component part, any material that (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any Hazardous Substance in violation of any applicable Environmental Law.

               (b) USES OF PREMISES. To the best knowledge of First Evergreen, no part of the Premises has been used for the generation, manufacture, handling, storage, disposal, or management of Hazardous Substances.

               (c) UNDERGROUND STORAGE TANKS. To the best knowledge of First Evergreen, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the First Evergreen Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been remediated.

               (d) ABSENCE OF CONTAMINATION. To the best knowledge of First Evergreen, the Premises do not contain and are not contaminated by any reportable quantity, or any quantity in excess of applicable cleanup standards, of a Hazardous Substance from any source.

               (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To the best knowledge of First Evergreen, there is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving First Evergreen or First Evergreen Bank pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. Without limiting the generality of this Section, to the best knowledge of First Evergreen, there is no basis for any claim against or involving First Evergreen, First Evergreen Bank, or any of their respective properties or assets under Section 107 of CERCLA or any similar provision of any other Environmental Law.

          4.21.4 LOAN PORTFOLIO. With respect to any commercial or multi-family real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, First Evergreen and First Evergreen Bank have complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the First Evergreen Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property. To First Evergreen's knowledge, no such property contains or is contaminated by any quantity of any Hazardous Substance from any source.

     4.22 DUTIES AS FIDUCIARY. First Evergreen Bank has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. First Evergreen Bank has not received notice of any claim, allegation, or complaint from any person that First Evergreen Bank failed to perform these fiduciary duties in the required manner.

     4.23 INVESTMENT BANKERS AND BROKERS. First Evergreen has employed the investment banking firm of Hovde Financial, Inc. First Evergreen's only financial obligation with respect to investment banking firms is the payment of fees and expenses paid to Hovde Financial, Inc. as described in the First Evergreen Disclosure Statement. First Evergreen has not employed any other broker, finder, or investment banker in connection with this Plan of Merger or the transactions contemplated by it. First Evergreen has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     4.24 FIRST EVERGREEN-RELATED PERSONS. For purposes of this Plan of Merger, the term "FIRST EVERGREEN-RELATED PERSON" shall mean any director or executive officer of First Evergreen or First Evergreen Bank, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

          4.24.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a stockholder, director, or executive officer of First Evergreen or First Evergreen Bank, no First Evergreen-Related Person owns or controls any material assets or properties that are used in the business of First Evergreen or First Evergreen Bank.

          4.24.2 CONTRACTUAL RELATIONSHIPS. Other than ordinary and customary banking relationships, no First Evergreen-Related Person has any contractual relationship with First Evergreen or First Evergreen Bank.

          4.24.3 LOAN RELATIONSHIPS. No First Evergreen-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, First Evergreen or First Evergreen Bank in a principal amount of $100,000 or more.

     4.25 CHANGE IN BUSINESS RELATIONSHIPS. Neither First Evergreen nor First Evergreen Bank has notice, whether on account of the Merger or otherwise, that: (a) any customer, agent, representative, or supplier of First Evergreen or First Evergreen Bank intends to discontinue, diminish, or change its relationship with First Evergreen or First Evergreen Bank, the effect of which would have a Material Adverse Effect on First Evergreen; or (b) any executive officer of First Evergreen or First Evergreen Bank intends to terminate his or her employment.

     4.26 INSURANCE. First Evergreen and First Evergreen Bank maintain in full force and effect insurance on its assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering First Evergreen's or First Evergreen Bank's assets, properties, premises, operations, or personnel. First Evergreen and First Evergreen Bank have given adequate and timely notice to each insurance carrier, and has complied with all policy provisions, with respect to any known claim for which a defense and/or indemnification may be available to First Evergreen or First Evergreen Bank.

     4.27 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of First Evergreen and First Evergreen Bank are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of First Evergreen and First Evergreen Bank contain accurate and complete records of all meetings of, and corporate action taken by, their stockholders, boards, and committees thereof. Since January 1, 1990, the minutes of each meeting (or corporate action without a meeting) of any such stockholders, boards, or committees have been duly prepared and are contained in such minute books.

     4.28 LOAN GUARANTEES. To First Evergreen's knowledge, all guarantees of indebtedness owed to First Evergreen Bank, including but not limited to those of the Federal Housing Administration, the Small Business
Administration, and other state and federal agencies, are valid and enforceable.

     4.29 EVENTS SINCE DECEMBER 31, 1997. Neither First Evergreen nor First Evergreen Bank has, since December 31, 1997:

          4.29.1 BUSINESS IN ORDINARY COURSE. Other than as contemplated by this Plan of Merger, conducted its business other than in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities that do not exceed $100,000.

          4.29.2 STRIKES OR LABOR TROUBLE. Experienced or, to the best knowledge of First Evergreen, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or could reasonably be expected to have a Material Adverse Effect on First Evergreen.

          4.29.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on First Evergreen's Financial Statements as of December 31, 1997, or incurred after that date, other than in the ordinary course of business, except for such liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $100,000.

          4.29.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

          4.29.5 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or early termination of any contract to which it is a party and that is material to the financial condition, income, expenses, business, properties, operations, or prospects of First Evergreen or First Evergreen Bank, except as may be expressly provided in this Plan of Merger.

     4.30 RESERVE FOR LOAN LOSSES. The reserve for loan and lease losses as reflected in First Evergreen's Financial Statements and Call Reports for the periods ended December 31, 1997 and March 31, 1998, were and will be, as of their respective dates, (a) adequate in the reasonable opinion of management to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and
(b) consistent with GAAP and safe and sound banking practices.

     4.31 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, First Evergreen Bank has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on First Evergreen.

     4.32 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by First Evergreen or First Evergreen Bank to First Evergreen's stockholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under that they were made, not misleading.

     4.33 NO INSIDER TRADING. First Evergreen has reviewed its stock transfer records since December 31, 1995, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, First Evergreen has not, and to the best of First Evergreen's knowledge, (a) no director or officer of First Evergreen or First Evergreen Bank; (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person knowingly provided material nonpublic information by any one or more of these persons; has purchased or sold, or caused to be purchased or sold, any shares of First Evergreen Common Stock during any period when First Evergreen was in possession of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     4.34 DATA PROCESSING CONTRACTS. Except with respect to First Evergreen's agreements with M&I and SunGard, all material data processing contracts of First Evergreen or First Evergreen Bank are cancelable on or before December 31, 1998, without cost or penalty.

     4.35 YEAR 2000 COMPLIANCE. First Evergreen and First Evergreen Bank have adopted plans and procedures consistent with good business practices and the requirements of its primary bank regulator for its "Technology Products" (as defined below) to be timely modified, upgraded or replaced to accurately date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries including leap year calculations. Set forth in the First Evergreen Disclosure Statement are copies of all letters and responses between First Evergreen and its vendors relating to such compliance matters. For purposes hereof "TECHNOLOGY PRODUCTS" means hardware, software, firmware and other information technology products used by First Evergreen in its business. The cost of compliance referred to in this Section would not have a Material Adverse Effect on First Evergreen. No representation is made relating to the compatibility of the Technology Products of First Evergreen with those of Old Kent or with respect to the cost of integrating the Technology Products of First Evergreen with those of Old Kent.

     4.36 ACCOUNTING AND TAX TREATMENT. Neither First Evergreen nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to First Evergreen and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. First Evergreen is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.37 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by First Evergreen in connection with this Plan of Merger, including the First Evergreen Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     4.38 REPRESENTATIONS AND WARRANTIES AT CLOSING. First Evergreen further warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing, except as otherwise expressly contemplated by this Plan of Merger. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.


                   ARTICLE V - COVENANTS PENDING CLOSING

     Subject to the terms and conditions of this Plan of Merger, First Evergreen and Old Kent further agree that:

     5.1 FIRST EVERGREEN DISCLOSURE STATEMENT. First Evergreen shall prepare the First Evergreen Disclosure Statement, certified with respect to
Section 4.37 (TRUE AND COMPLETE INFORMATION) on behalf of First Evergreen by its chief executive officer and its chief financial officer, and shall deliver two copies of the First Evergreen Disclosure Statement to Old Kent within 21 days after the execution of this Plan of Merger.

          5.1.1 FORM AND CONTENT. The First Evergreen Disclosure Statement shall be in the general form prescribed by EXHIBIT B and shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, that pertain to one or more sections or articles of this Plan of Merger. In addition to any exceptions to First Evergreen's representations set forth in Article IV, the First Evergreen Disclosure Statement shall contain true and correct copies of each and every document specified in EXHIBIT B.

          5.1.2 UPDATE. Not less than six business days prior to the Closing, First Evergreen shall deliver to Old Kent an update to the First Evergreen Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, that are not contained in the First Evergreen Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

          5.1.3 CERTIFICATION. The First Evergreen Disclosure Statement and its update shall each be certified with respect to Section 4.37 (TRUE AND COMPLETE INFORMATION) on behalf of First Evergreen by its chief executive officer and its chief financial officer.

     5.2 OLD KENT DISCLOSURE STATEMENT. Old Kent shall prepare the Old Kent Disclosure Statement, certified with respect to Section 3.17 (TRUE AND COMPLETE INFORMATION) on behalf of Old Kent by its chief executive officer and its chief financial officer, and shall deliver two copies of the Old Kent Disclosure Statement to First Evergreen within 21 days after the execution of this Plan of Merger.

          5.2.1 FORM AND CONTENT. The Old Kent Disclosure Statement shall be in the general form prescribed by EXHIBIT C and shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, that pertain to one or more sections or articles of this Plan of Merger.

          5.2.2 UPDATE. Not less than six business days prior to the Closing, Old Kent shall deliver to First Evergreen an update to the Old Kent Disclosure Statement describing any material changes and containing any new or amended documents that are not contained in the Old Kent Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

          5.2.3 CERTIFICATION. The Old Kent Disclosure Statement and its update shall each be certified with respect to Section 3.17 (TRUE AND COMPLETE INFORMATION) on behalf of Old Kent by its chief executive officer and its chief financial officer.

     5.3 BREACHES OF REPRESENTATIONS. While this Plan of Merger is in effect, if either Old Kent or First Evergreen becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the First Evergreen Disclosure Statement or the Old Kent Disclosure Statement, respectively, to become untrue or incomplete, or (b) would have caused one or more of such representations and warranties to be untrue or incomplete had such facts been known or had such event occurred prior to the execution of this Plan of Merger, then such party (the "BREACHING PARTY") shall immediately give detailed written notice of its breach or potential breach, including a detailed description of the underlying facts or events, to the other party; and unless waived by the other party in writing, the Breaching Party shall use all reasonable efforts to take remedial or preventative action in order that such representations and warranties will be true and complete at the Closing. No remedial action taken by a Breaching Party shall be deemed to cure a breach of any representation or warranty given by the Breaching Party in this Plan of Merger, unless such cure is to the reasonable satisfaction of the non-Breaching Party.

     5.4 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME--OLD KENT. Old Kent agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, Old Kent shall, and it shall cause Old Kent Bank to:

          5.4.1 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by Old Kent in this Plan of Merger, and take no action that would cause Old Kent's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

          5.4.2 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and First Evergreen has been notified of such contest.

     5.5  CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME--FIRST
EVERGREEN. First Evergreen agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, First Evergreen shall, and it shall cause First Evergreen Bank to:

          5.5.1 ORDINARY COURSE. Conduct its business and manage its property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the execution of this Plan of Merger, and not make any substantial change to its methods of management or operation in respect of such business or property.

          5.5.2 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by First Evergreen in this Plan of Merger, and take no action that would cause First Evergreen's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

          5.5.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and Old Kent has been notified of such contest.

          5.5.4 NO AMENDMENTS. Make no change in its Certificate of Incorporation or its By-laws.

          5.5.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

          5.5.6 NO CHANGE IN STOCK. Make no change in the number of shares of its capital stock issued and outstanding; grant no warrant, option, or commitment relating to its capital stock; enter into no agreement relating to its capital stock except as contemplated by this

     Plan of Merger or the Option Agreement; and issue no securities convertible into its capital stock except as contemplated by this Plan of Merger or the Option Agreement.

          5.5.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted.

          5.5.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

          5.5.9 INSURANCE POLICIES. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

          5.5.10 CHARGE-OFFS. Charge off loans and maintain its reserve for loan and lease losses, in each case in a manner in conformity with the prior practices of First Evergreen and First Evergreen Bank and applicable industry, regulatory, and accounting standards.

          5.5.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

          5.5.12 NEW DIRECTORS OR OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings and to elect a director to fill a current vacancy at the upcoming annual meeting of stockholders, not (a) increase the number of directors or fill any vacancy on the board of directors; or (b) elect or appoint any person to an executive office.

          5.5.13  COMPENSATION AND FRINGE BENEFITS.   Except for previously
     planned salary increases and bonuses as set forth in the First Evergreen Disclosure Statement and any retention bonus plan not to exceed $100,000, take no action to increase, or agree to increase, the salary, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except for increases, agreements or payments that are reasonable in amount and consistent with the prior year and that are announced or made only after first consulting with Old Kent.

          5.5.14 BENEFIT PLANS. Take no action to introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger.

          5.5.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement that is not terminable by First Evergreen or First Evergreen Bank without cost or penalty upon 60 days' or less notice, except as contemplated by this Plan of Merger.

          5.5.16 BORROWING. Take no action to borrow money except in the ordinary course of business.

          5.5.17 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business, except for property or assets, or any group of related properties or assets, that have a fair market value of less than $100,000.

          5.5.18 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against or relating to: (a) First Evergreen or First Evergreen Bank; (b) First Evergreen's or First Evergreen Bank' directors, officers, or employees in their capacities as such;
     (c) First Evergreen's or First Evergreen Bank' assets, liabilities, businesses, or operations; or (d) the Merger or this Plan of Merger.

          5.5.19 COOPERATION. Take such reasonable actions as may be necessary to cooperate in effecting the Merger.

          5.5.20 CHARITABLE CONTRIBUTIONS. Make no charitable or similar contributions or gifts of cash or other assets except for contributions that, in the aggregate, will have a fair market value not greater than $800,000 for the year 1998 through the Effective Time.

          5.5.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the execution of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equipment, or other capital asset in excess of $50,000 individually or in excess of $100,000 in the aggregate with respect to First Evergreen or First Evergreen Bank, except pursuant to prior commitments or plans made by First Evergreen or First Evergreen Bank that are disclosed in the First Evergreen Disclosure Statement.

          5.5.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, or other services to First Evergreen or First Evergreen Bank that is not terminable by First Evergreen or First Evergreen Bank without penalty upon 60 days' or less notice, except for contracts for services under which the aggregate required payments do not exceed $50,000, except for legal, accounting, and other ordinary expenses related to this Plan of Merger, and data processing agreements relating to Year 2000 compliance.

          5.5.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, purchase, or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by First Evergreen or First Evergreen Bank that are disclosed in the First Evergreen Disclosure Statement.

     5.6  REGULAR DIVIDENDS.

          5.6.1 FIRST EVERGREEN DIVIDENDS. First Evergreen shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than a single cash dividend in an amount not to exceed First Evergreen's current dividend rate, $20 per share, multiplied by the number of full calendar months of 1998 completed or any partial calendar month consisting of at least 20 days in 1998, prior to the Effective Time, divided by 12, payable in a manner consistent with First Evergreen's past dividend practice in a single payment on or about the date of Closing, or if the Closing is not held in 1998, upon the completion of the year. Old Kent and First Evergreen agree that they will cooperate to assure that, during any month, there shall not be a duplication of payment of dividends to stockholders of First Evergreen. Notwithstanding the above, if and to the extent that the payment of a dividend in the manner provided in this Section would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests for accounting treatment, that dividend shall not be paid, but an equitable adjustment shall be made to the Exchange Ratio for the amount of the dividend not paid.

          5.6.2 OLD KENT DIVIDENDS. In the case of Old Kent only, take no action to increase its regular quarterly cash dividend, except consistent with past practice; and take no action to declare, set aside or pay any extraordinary dividend or distribution (other than a stock dividend) with respect to Old Kent Common Stock.

     5.7 DATA PROCESSING AND RELATED CONTRACTS. Until the Effective Time, First Evergreen shall not enter into any new data processing agreement without the consent of Old Kent (which consent shall not be unreasonably withheld or delayed) if such agreement is necessary for First Evergreen to conduct business in the ordinary course and shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. First Evergreen agrees to cooperate with Old Kent in negotiating with those vendors the length of any extension or renewal term of those agreements, that, unless otherwise agreed with Old Kent, shall not exceed one year from the date of renewal. First Evergreen agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between First Evergreen and Old Kent.

     5.8 AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES. First Evergreen shall use its best efforts to cause each director, executive officer, and other person who is an "affiliate" (for purposes of (a) Rule 145 under the Exchange Act, and (b) qualifying the Merger for pooling-of-interests accounting treatment) of First Evergreen to deliver to Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meetings, a written agreement, in the form of EXHIBIT D (the "AFFILIATE AGREEMENTS"). Old Kent shall use its best efforts to publish as promptly as reasonably practical but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. Old Kent use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for the purpose of qualifying the Merger for pooling-of-interests accounting treatment) of Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meetings, to execute and deliver a written agreement under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of his or her Old Kent Common Stock during any period that any such disposition would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests accounting treatment.

     5.9  INDEMNIFICATION AND INSURANCE.

          5.9.1 INDEMNIFICATION. Old Kent shall honor any and all rights to indemnification and advancement of expenses now existing in favor of the directors and officers of First Evergreen and First Evergreen Bank under their respective Certificate of Incorporation, Articles of Association, or By-laws which survive the Merger and continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

          5.9.2 INSURANCE. Old Kent shall use all reasonable efforts to cause the persons serving as officers and directors of First Evergreen and First Evergreen Bank immediately prior to the Effective Time to be covered for a period of at least four years from the Effective Time by the directors' and officers' liability insurance policy maintained by First Evergreen and First Evergreen Bank (provided that Old Kent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Old Kent be required to expend more than $140,000 (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto. If Old Kent does not advise First Evergreen in writing prior to the commencement of the Pricing Period that it has procured such coverage for at least four years or agrees to do so without regard to the Insurance Amount, First Evergreen shall be permitted, in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

     5.10 EXCLUSIVE COMMITMENT. Except as provided below, neither First Evergreen nor First Evergreen Bank, nor any of their directors, officers, employees, investment bankers, representatives, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

          5.10.1 NO SOLICITATION. Neither First Evergreen nor First Evergreen Bank, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall directly or indirectly invite, initiate, solicit, encourage, or, unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of First Evergreen, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of First Evergreen), negotiate with any other party, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving First Evergreen or First Evergreen Bank other than the Merger (a "BUSINESS COMBINATION").

          5.10.2 COMMUNICATION OF OTHER PROPOSALS. First Evergreen shall cause written notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PROPOSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates and shall, unless a Fiduciary Event has occurred and continues, contain a copy of First Evergreen's unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, First Evergreen shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

          5.10.3 FURNISHING INFORMATION. Unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of First Evergreen, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of First Evergreen), neither First Evergreen nor First Evergreen Bank, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall furnish any nonpublic information concerning First Evergreen or First Evergreen Bank to any person who is not affiliated or under contract with First Evergreen or Old Kent, except as required by applicable law or regulations and prior to furnishing such information to such person, First Evergreen shall receive from such person an executed confidentiality agreement with terms no less favorable to First Evergreen than those contained in its confidentiality agreement with Old Kent and First Evergreen shall provide only such information as had been so furnished previously to Old Kent.

     5.11 REGISTRATION STATEMENT. Old Kent agrees to prepare and file with the SEC under the Securities Act, the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Old Kent agrees to provide First Evergreen with reasonable opportunities to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Old Kent agrees to provide First Evergreen, upon request, with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent agrees to notify First Evergreen of any stop orders or threatened stop orders with respect to the Registration Statement. First Evergreen agrees to provide all necessary information pertaining to First Evergreen and First Evergreen Bank promptly upon request, and to use all reasonable efforts to obtain the cooperation of First Evergreen's independent accountants and attorneys in connection with the preparation of the Registration Statement.

     5.12 OTHER FILINGS. Old Kent agrees to prepare and file with the Federal Reserve Board and each other regulatory agency having jurisdiction all documents reasonably required to obtain approval of or consent to consummate the Merger. Old Kent agrees to provide First Evergreen with reasonable opportunities to review and comment upon such documents before filing and to make such amendments and file such supplements thereto as First Evergreen may reasonably request. Old Kent shall provide First Evergreen with copies of all correspondence received from these agencies and all responsive correspondence sent to these agencies.

     5.13 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger. Old Kent and First Evergreen will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.14 ACCESS AND INVESTIGATION. For the purpose of permitting an examination of one party by the other's officers, attorneys, accountants, and representatives, each party shall: (a) permit, and shall cause each of their respective subsidiaries to permit, full access to their respective properties, books, and records at reasonable times; (b) use reasonable efforts to cause its and each of respective subsidiaries' officers, directors, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives; and (c) furnish to the other, upon reasonable request, any information reasonably requested respecting its and each of its subsidiaries' properties, assets, business, and affairs. Each party acknowledges that certain information may not be disclosed by the other without the prior written consent of persons not affiliated with that party. If such information is requested, then the other party shall use reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained. In the event of termination of this Plan of Merger, Old Kent and First Evergreen each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and First Evergreen each agree to preserve intact all such materials that are returned to them and to make such materials reasonably available upon request or subpoena for a period of not less than six years from the termination of this Plan of Merger.

     5.15 CONFIDENTIALITY. Except as provided below, Old Kent and First Evergreen each agree:

          5.15.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

          5.15.2 NO OTHER USE. Neither party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

          5.15.3  EXCEPTED INFORMATION.  The provisions of this
     Section shall not preclude Old Kent or First Evergreen, or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency.

          5.15.4 PROHIBIT INSIDER TRADING. Old Kent and First Evergreen shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

     5.16 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of First Evergreen's Real Property and, at Old Kent's option, (a) any other real estate formerly owned by First Evergreen or First Evergreen Bank, and (b) acquired by First Evergreen Bank in satisfaction of a debt previously contracted. As to each such property:

          5.16.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant to conduct a preliminary ("PHASE I") assessment of the property or rely upon any First Evergreen Phase I assessment recertified to Old Kent as of a recent date. First Evergreen and First Evergreen Bank shall provide reasonable assistance, including site access and a knowledgeable contact person, to the consultant for purposes of conducting the Phase I assessments.

          5.16.2 ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment that, in its reasonable discretion, Old Kent believes could potentially pose a current or future risk of a material liability, interference with use, or material diminution of value of the property, then Old Kent shall identify that risk to First Evergreen, identify the facts or conditions underlying that risk, and provide First Evergreen with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

          5.16.3 ESTIMATES. Old Kent shall obtain one or more professional estimates of the proposed scope of work and maximum foreseeable cost of any further environmental investigation, remediation, or other follow-up work it reasonably deems necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk. Such estimates shall, if appropriate, be based on field investigations. Old Kent shall provide copies of those estimates to First Evergreen.

          5.16.4 OPTIONAL REMEDIATION. Old Kent and First Evergreen shall cooperate in the review, approval, and implementation of all work plans for investigation and remediation. All work plans for any investigation and remediation shall be mutually satisfactory to Old Kent and First Evergreen. First Evergreen may, at its option and expense, undertake mutually agreed upon investigation and remediation to be completed prior to the Closing.

          5.16.5 OLD KENT'S TERMINATION RIGHTS. If (a) Old Kent and First Evergreen are unable to agree upon a course of action to promptly complete any investigation and remediation and/or a mutually acceptable modification to this Plan of Merger, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures undertaken pursuant to Section 5.16.4 (OPTIONAL REMEDIATION), (ii) the estimated cost of all investigative and remedial or other corrective actions or measures not undertaken but required by law or necessary to avoid future exposure to material liability, and (iii) all diminution of the value of such properties; in the aggregate, will not exceed $1,000,000; then Old Kent may terminate this Plan of Merger as provided in Section 8.3.3 (ENVIRONMENTAL RISKS).

     5.17 DISSENTING STOCKHOLDERS' APPRAISAL RIGHTS. Old Kent and First Evergreen, as applicable, will comply with all applicable notification and other provisions of regulations or statutes relating to Dissenting Shares.

     5.18 EMPLOYMENT AGREEMENTS. Recognizing that continuity of key management personnel is essential to ensure the continuity of the franchise value of First Evergreen Bank, First Evergreen shall cause First Evergreen Bank, and Old Kent shall cause Old Kent Bank, prior to the Closing, to offer employment agreements effective upon the Effective Time to 14 key senior officers of First Evergreen or First Evergreen Bank, with the terms and conditions of such employment to be agreed upon by Old Kent and First Evergreen (the "EMPLOYMENT AGREEMENTS").

     5.19 ACCOUNTING AND TAX TREATMENT. During the Term of this Plan of Merger, Old Kent and First Evergreen each agree not to take any action that would adversely affect the ability of Old Kent to treat the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing in this Plan of Merger shall limit Old Kent's ability to exercise its rights under the Option Agreement. Old Kent and First Evergreen each agree to take such action as may be reasonably required to negate the impact of any past actions that might adversely impact the ability of Old Kent to treat the Merger as a pooling-of-interests.


        ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

     All obligations of Old Kent under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old
Kent), prior to or at the Closing, of each of the following conditions:

     6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

          6.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Evergreen contained in this Plan of Merger shall be true and correct when made and as of the Effective Time as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger, (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true and correct at such time or times, and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          6.1.2 COMPLIANCE WITH AGREEMENTS. First Evergreen shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by First Evergreen prior to or at the Closing in all material respects.

          6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of First Evergreen, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     6.2 OPINION OF LEGAL COUNSEL. First Evergreen shall have delivered to Old Kent an opinion of Ruff, Weidenaar & Reidy, Ltd., counsel for First Evergreen, dated as of the date of the Closing and substantially in the form contained in EXHIBIT E, with only such changes as may be reasonably satisfactory to counsel for Old Kent.

     6.3 REQUIRED REGULATORY APPROVALS. Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by First Evergreen and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger, without the regulating authority's imposition of non-standard conditions on approval that are not reasonably acceptable to Old Kent.

     6.4 STOCKHOLDER APPROVAL. The stockholders of First Evergreen shall have adopted this Plan of Merger.

     6.5 ORDER, DECREE, ETC. Neither Old Kent nor First Evergreen shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     6.6 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened: (a) against or relating to First Evergreen, First Evergreen Bank, or its or their respective directors (in the capacity as such), officers (in the capacity as such), properties, or businesses that may result in any liability to First Evergreen or First Evergreen Bank that could have a Material Adverse Effect on First Evergreen.

     6.7 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance, that Old Kent shall use reasonable efforts to obtain. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from First Evergreen. The tax opinion shall be substantially to the effect that:

          6.7.1 REORGANIZATION. The Merger of First Evergreen with and into Old Kent will constitute a reorganization within the meaning of
     Section 368(a)(1)(A) of the Internal Revenue Code, and Old Kent and First Evergreen will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

          6.7.2 ASSETS' TAX BASIS. The basis of the First Evergreen assets in the hands of Old Kent will be the same as the basis of those assets in the hands of First Evergreen immediately prior to the Merger.

          6.7.3 NO GAIN OR LOSS. No gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of First Evergreen in exchange for Old Kent Common Stock and the assumption by Old Kent of the liabilities of First Evergreen.

          6.7.4 HOLDING PERIOD. The holding period of the assets of First Evergreen in the hands of Old Kent will include the holding period during which such assets were held by First Evergreen.

     6.8 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     6.9 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have received one or more certificates dated as of the Closing date and signed by the secretary of First Evergreen on behalf of First Evergreen, and by the transfer agent for First Evergreen Common Stock, certifying (a) the total number of shares of capital stock of First Evergreen issued and outstanding as of the close of business on the day immediately preceding the Closing; and (b) with respect to the secretary's certification, the number of shares of First Evergreen Common Stock, if any, that are issuable on or after that date, all in such form as Old Kent may reasonably request.

     6.10 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evidence of the consents or other waivers of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of First Evergreen upon consummation of the Merger under the Designated Contracts and any other agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver could result in a Material Adverse Effect on First Evergreen; all in form and substance reasonably satisfactory to Old Kent.

     6.11 POOLING ASSURANCES. Old Kent shall have received a letter from First Evergreen's independent accountants, as of a date reasonably approximate to the date of the Closing, to the effect that, as of such date, First Evergreen is eligible to participate in a pooling-of-interests combination and a letter from its independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from First Evergreen's independent accountants) the Merger should be treated as a pooling-of-interests for accounting purposes, subject to satisfaction of post-Merger conditions.


    ARTICLE VII - CONDITIONS PRECEDENT TO FIRST EVERGREEN'S OBLIGATIONS

     All obligations of First Evergreen under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of First Evergreen), prior to or at the Closing, of each of the following conditions:

     7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

          7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Old Kent contained in this Plan of Merger shall be true and correct when made and as of the Effective Time as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger, (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true and correct at such time or times, and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent prior to or at the Closing in all material respects.

          7.1.3  CERTIFICATES.  Compliance with Sections 7.1.1
     (REPRESENTATIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH
     AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to First Evergreen an opinion of Warner Norcross & Judd LLP, counsel for Old Kent, dated as of the date of the Closing and substantially in the form contained in EXHIBIT F, with only such changes as may be reasonably satisfactory to counsel for First Evergreen.

     7.3 REQUIRED REGULATORY APPROVALS. First Evergreen or Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by First Evergreen and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger.

     7.4 STOCKHOLDER APPROVAL. First Evergreen shall have received the requisite approval of the stockholders of First Evergreen of this Plan of Merger.

     7.5 ORDER, DECREE, ETC. Neither Old Kent nor First Evergreen shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     7.6 TAX MATTERS. First Evergreen shall have received a tax opinion from counsel for Old Kent, reasonably satisfactory in form and substance to First Evergreen's counsel. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent. The tax opinion shall be substantially to the effect that:

          7.6.1 NO GAIN OR LOSS. No gain or loss will be recognized by the stockholders of First Evergreen who receive shares of Old Kent Common Stock in exchange for all of their shares of First Evergreen Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock.

          7.6.2 STOCK TAX BASIS. The basis of the Old Kent Common Stock to be received by stockholders of First Evergreen will, in each instance, be the same as the basis of the respective shares of First Evergreen Common Stock surrendered in exchange therefor.

          7.6.3 HOLDING PERIOD. The holding period of the Old Kent Common Stock received by stockholders of First Evergreen will, in each instance, include the period during which the First Evergreen Common Stock surrendered in exchange therefor was held, provided that the First Evergreen Common Stock was, in each instance, held as a capital asset in the hands of the stockholder of First Evergreen at the Effective Time.

     7.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     7.8 FAIRNESS OPINION. First Evergreen shall have received an opinion from Hovde Financial, Inc., dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to First

Evergreen's stockholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn.

     7.9 NASDAQ LISTING. The shares of Old Kent Common Stock that shall be issued to the stockholders of First Evergreen upon consummation of the Merger shall have been authorized for listing on The Nasdaq Stock Market.


                   ARTICLE VIII - ABANDONMENT OF MERGER

     This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this Plan of Merger by the stockholders of First Evergreen may have previously been obtained) as follows:

     8.1 MUTUAL ABANDONMENT. By mutual consent of the boards of directors, or duly authorized committees thereof, of Old Kent and First Evergreen.

     8.2 UPSET DATE. By either Old Kent or First Evergreen if the Merger shall not have been consummated on or before March 31, 1999.

     8.3 OLD KENT'S RIGHTS TO TERMINATE. By Old Kent under any of the following circumstances:

          8.3.1 FIRST EVERGREEN DISCLOSURE STATEMENT; PRECLOSING INVESTIGATION, ETC. Old Kent shall have reasonably determined that:
     (a) any exception to First Evergreen's representations and warranties or any other information set forth in the First Evergreen Disclosure Statement fairly indicate that the financial value of First Evergreen is materially less than indicated by information provided by or on behalf of First Evergreen to Old Kent in writing prior to 5:00 p.m. on April 14, 1998; (b) based upon Old Kent's preclosing investigation of First Evergreen, there exists any set of facts or circumstances that would have a Material Adverse Effect on First Evergreen; or (c) First Evergreen or First Evergreen Bank is exposed to risks, or the Merger could expose Old Kent to risks, that in the reasonable judgment of Old Kent could result in a Material Adverse Effect; provided that in each case, Old Kent notifies First Evergreen of such abandonment and termination not later than 14 days after Old Kent receives the First Evergreen Disclosure Statement.

          8.3.2 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VI have not been met or waived by Old Kent, at such time as such condition can no longer be satisfied.

          8.3.3 ENVIRONMENTAL RISKS. If Old Kent has given First Evergreen notice of an unacceptable Environmental Risk as provided in
     Section 5.16.5 (OLD KENT'S RIGHT TO TERMINATE).

          8.3.4 POOLING QUALIFICATION. At any time after Old Kent independent accountants shall have advised Old Kent that the Merger is unlikely to qualify for treatment as a pooling-of-interests for accounting purposes.

          8.3.5 APPROVAL OF FIRST EVERGREEN'S STOCKHOLDERS. This Plan of Merger is not approved by First Evergreen's stockholders at the Stockholders' Meeting.

     8.4 FIRST EVERGREEN'S RIGHTS TO TERMINATE. By the board of directors, or a duly authorized committee thereof, of First Evergreen under any of the following circumstances:

          8.4.1 UPSET CONDITION. If the Final Old Kent Price is less than the Upset Price, in accordance with Section 2.2 (UPSET PROVISION).

          8.4.2 OLD KENT DISCLOSURE STATEMENT. The cumulative effect of any exceptions to Old Kent's representations and warranties or any other information set forth in the Old Kent Disclosure Statement would have a Material Adverse Effect on Old Kent; provided that First Evergreen notifies Old Kent of such abandonment and termination not later than 14 days after First Evergreen receives the Old Kent Disclosure Statement.

          8.4.3 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VII have not been met or waived by First Evergreen at such time as such condition can no longer be satisfied.

     8.5 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either First Evergreen or Old Kent as provided in this Article, this Plan of Merger shall forthwith become void and have no effect, and none of First Evergreen's, Old Kent's, any of their respective subsidiaries, or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby (other than the Option Agreement), except that (a) Sections 5.15 (CONFIDENTIALITY), 8.5 (EFFECT OF TERMINATION), 9.2 (NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS), and 9.4 (EXPENSES), shall survive any termination of this Plan of Merger, and
(b) notwithstanding anything to the contrary contained in this Plan of Merger, neither First Evergreen nor Old Kent shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Plan of Merger.


                        ARTICLE IX - MISCELLANEOUS

     Subject to the terms and conditions of this Plan of Merger, Old Kent and First Evergreen further agree as follows:

     9.1 "MATERIAL ADVERSE EFFECT" DEFINED. As used in this Plan of Merger, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, First Evergreen and First Evergreen Bank, taken as a whole; or (b) the ability of Old Kent or First Evergreen, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Option Agreement. Notwithstanding the above, fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions) shall not be included in any determination of a Material Adverse Effect.

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for the Option Agreement, Affiliate Agreements, Employment Agreements, and those covenants and agreements contained herein and therein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

     9.3 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Old Kent and First Evergreen, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

     9.4 EXPENSES. Except as otherwise provided in this Plan of Merger, First Evergreen and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of printing and all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by First Evergreen.

     9.5 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of First Evergreen, First Evergreen Bank, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

     9.6 JURISDICTION; VENUE; JURY. Old Kent and First Evergreen each agree to the jurisdiction and venue of any state or federal court located in Kent County, Michigan. Old Kent and First Evergreen each hereby waive their right to a trial by jury.

     9.7 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

     9.8 NOTICES. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

     IF TO OLD KENT:                    WITH A COPY TO:

     Old Kent Financial Corporation     Warner Norcross & Judd LLP
     Attention:  Mary E. Tuuk           Attention: Gordon R. Lewis, Esq.
     111 Lyon Street N.W.               900 Old Kent Building
     Grand Rapids, Michigan 49503       111 Lyon Street, N.W.
     Fax:  (616) 771-4698               Grand Rapids, Michigan 49503-2489
                                        Fax: (616) 752-2500

     IF TO FIRST EVERGREEN:             WITH A COPY TO:

     First Evergreen Corporation        Ruff, Weidenaar & Reidy, Ltd.
     Attention: Kenneth J. Ozinga       Attention: William B. Weidenaar and
     3101 W. 95th Street                   Timothy S. Breems
     Evergreen Park, Illinois 60805     1 N. La Salle Street, Suite 4400
     Fax: (708) 499-7491                Chicago, Illinois 60602
                                        Fax: (312) 263-1345

                                        AND AN ADDITIONAL COPY TO:

                                        Silver, Freedman & Taff
                                        Attention: Barry P. Taff
                                        1100 New York Avenue
                                        Washington, D.C. 30005
                                        Fax: (202) 682-0354

     9.9 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to conflicts of law provisions.

     9.10 ENTIRE AGREEMENT. This Plan of Merger supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the agreements and documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously executed by the parties. Neither party may assign any of its rights or obligations under this Plan of Merger to any other person.

     9.11 THIRD PARTY BENEFICIARIES. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent and First Evergreen and their respective successors. Nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

     9.12 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     9.13 FURTHER ASSURANCES; PRIVILEGES. Either party to this Plan of Merger shall, at the request of the other party, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

     9.14 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     9.15  CALCULATION OF DATES AND DEADLINES.   Unless otherwise
specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.

     9.16 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.


                [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

          In Witness Whereof, the undersigned parties hereto have duly executed and acknowledged this Plan of Merger as of the date first written above.


                              OLD KENT FINANCIAL CORPORATION


                              By /S/ DAVID J. WAGNER
                                 David J. Wagner
                                 Its Chairman of the Board, President, and
                                 Chief Executive Officer


                              FIRST EVERGREEN CORPORATION


                              By /S/ KENNETH J. OZINGA
                                 Kenneth J. Ozinga
                                 Its Chairman of the Board, President, and
                                 Chief Executive Officer

                                APPENDIX B

                          STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT (the "AGREEMENT") is made as of April 21, 1998, by and between OLD KENT FINANCIAL CORPORATION, a Michigan corporation ("GRANTEE"), and FIRST EVERGREEN CORPORATION, a Delaware corporation ("ISSUER").

          As a condition to, and contemporaneous with, the execution of this Agreement, the parties are entering into an Agreement and Plan of Merger dated April 21, 1998 (the "PLAN OF MERGER"). In consideration therefor, and as an inducement to Grantee to pursue the transactions contemplated by the Plan of Merger, Issuer has agreed to grant Grantee the Option (as defined below). The board of directors of Issuer has approved the grant of the Option and the Plan of Merger. Capitalized terms used but not defined in this Agreement shall have the meanings given to those terms in the Plan of Merger.

          In consideration of the foregoing, and the mutual covenants and agreements set forth in this Agreement and in the Plan of Merger, the parties agree:

     1.   GRANT OF OPTION.

          (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "OPTION") to purchase, subject to the terms of this Agreement, up to 80,012 fully paid and nonassessable shares of Issuer Common Stock, par value $25.00 ("COMMON STOCK"), at a price per share equal to $1,067.00; PROVIDED that in the event Issuer issues or agrees to issue any shares of Common Stock at a price per share less than $1,067.00 (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (as adjusted, if applicable, the "OPTION PRICE"); FURTHER PROVIDED, that in no event shall the number of shares for which this Option is exercisable, together with the number of shares owned by Grantee other than shares held by Grantee in a fiduciary capacity for a customer as to which it has no beneficial interest ("FIDUCIARY SHARES"), exceed 19.99% of the Issuer's issued and outstanding common shares.

          (b) The number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, in the event that any additional shares of Common Stock are issued or otherwise become outstanding (other than pursuant to this Agreement or pursuant to an event described in Section 5(a) of this Agreement) or existing shares are redeemed, retired or otherwise become no longer outstanding after the date of this Agreement so that, after any such issuance, redemption or retirement, together with the number of shares previously issued pursuant to this Agreement or otherwise owned by Grantee other than Fiduciary Shares, the number of shares of Common Stock subject to the Option equals

19.99% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be considered to authorize Issuer to issue shares in breach of any provision of the Plan of Merger.

     2.   EXERCISE OF OPTION.

          (a) The holder or holders of the Option (the "HOLDER") may exercise the Option, in whole or part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), PROVIDED that the Holder shall have sent notice of such exercise (as required by Section 2(f)) within six months following such Subsequent Triggering Event (or such later date as provided in Section
10).

          (b) Each of the following shall be an "EXERCISE TERMINATION EVENT": (i) consummation of the Merger at the Effective Time of the Merger;
(ii) the termination of the Plan of Merger in accordance with the provisions thereof if such termination occurs before the occurrence of an Initial Triggering Event, except a termination by Grantee on account of a Listed Termination (as defined below); and (iii) the passage of 18 months (or such longer period as provided in Section 10) after termination of the Plan of Merger if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. For purposes of this Agreement, each of the following terminations of the Plan of Merger in accordance with the provisions thereof shall constitute a "LISTED TERMINATION": (i) termination by Grantee if Issuer's board of directors shall have failed to recommend that the Merger be approved by Issuer's shareholders as required by Section 1.1 of the Plan of Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Grantee; and (ii) termination by Grantee resulting from a material breach by Issuer of a provision of the Plan of Merger (but only if the breach giving rise to the termination was willful) Notwithstanding anything to the contrary in this Agreement: (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Plan of Merger such that Issuer shall be entitled to terminate the Plan of Merger as a result of a material breach; and (ii) this Agreement shall automatically terminate upon the proper termination of the Plan of Merger
(x) by Issuer as a result of the material breach by Grantee of its covenants or agreements contained in the Plan of Merger, or (y) by Issuer or Grantee if the approval by any federal or state governmental agency or authority necessary to consummate the Merger and the other transactions contemplated by the Plan of Merger shall have been denied by final nonappealable action of such agency or authority.

          (c) The term "INITIAL TRIGGERING EVENT" shall mean any of the following events or transactions occurring on or after the date of this
Agreement:

               (i) Issuer or its subsidiary (the "ISSUER SUBSIDIARY"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (for purposes of this Agreement, the term "person" has the meaning given that term in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (a "GRANTEE SUBSIDIARY") or the board of directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than the Merger;

               (ii) any person other than Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (for purposes of this Agreement, the term "beneficial ownership" has the meaning given that term in Section 13(d) of the Exchange Act and the rules and regulations thereunder);

               (iii) the shareholders of Issuer shall have voted and failed to approve the Plan of Merger and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Plan of Merger or shall have been canceled prior to termination of the Plan of Merger if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

               (iv) the board of directors of Issuer shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Plan of Merger, or Issuer or the Issuer Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary;

               (v) any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

               (vi) any person other than Grantee or any Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

               (vii) Issuer shall have willfully breached any covenant or obligation contained in the Plan of Merger in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Plan of Merger (whether immediately or after the giving of notice or passage of time, or both);

               (viii) any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), the Office of the Comptroller of the Currency (the "OCC") or other federal or state authority or regulatory or administrative agency or commission (each a "GOVERNMENTAL ENTITY"), which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; or

               (ix) a Fiduciary Event shall have occurred under the Plan of Merger.

For purposes of this Agreement, "ACQUISITION TRANSACTION" means: (a) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares) subsidiaries of the Issuer, PROVIDED, any such transaction is not entered into in violation of the terms of the Plan of Merger or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, PROVIDED, any such transaction is not entered into in violation of the terms of the Plan of Merger); (b) a purchase, lease or other acquisition of all or a substantial part of the assets or deposits of Issuer or the Issuer Subsidiary; (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the Issuer Subsidiary; or (d) any substantially similar transaction. For purposes of this Agreement, "subsidiary" has the meaning given that term in Rule 12b-2 under the Exchange Act.

          (d) The term "SUBSEQUENT TRIGGERING EVENT" shall mean either of the following events or transactions occurring after the date of this
Agreement:

               (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

               (ii) occurrence of the Initial Triggering Event described in clause (i) of Section 2(c), except that the percentage referred to for purposes of defining "Acquisition Transaction" in clause (c) shall be 25%.

          (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (collectively, "TRIGGERING EVENTS"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

          (f) In the event Holder is entitled and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of such notice is referred to as the "NOTICE DATE") specifying:
(i) the total number of shares it will purchase pursuant to such exercise; and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "CLOSING DATE"); PROVIDED, that if prior notification to or approval of the Federal Reserve Board, the OCC or any other Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval, shall notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be considered to occur on the Notice Date relating thereto.

          (g) At the closing referred to in Section 2(f), Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices; PROVIDED, that failure or refusal of Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude Holder from exercising the Option.

          (h) At the closing, simultaneously with the delivery of immediately available funds as provided in Section 2(g), Issuer shall deliver to Holder a certificate or certificates representing the number of shares of Common Stock purchased by Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of Holder to purchase the balance of the shares subject to this Option.

          (i) Certificates for Common Stock delivered at a closing under this Agreement may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of April 21, 1998, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act;
(ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

          (j) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 2(f) and the tender of the applicable purchase price in immediately available funds, Holder shall be considered, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Holder or its assignee, transferee or designee.

     3. COVENANTS OF ISSUER. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed under this Agreement by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board, OCC or any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to the Federal Reserve Board, the OCC and/or each such Governmental Entity as they may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant to this Agreement; and (iv) promptly to take all action provided in this Agreement to protect the rights of Holder against dilution.

     4. EXCHANGE OF OPTION. This Agreement (and the Option granted by this Agreement) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling Holder to purchase, on the same terms and subject to the same conditions as are set forth in this Agreement, in the aggregate the same number of shares of Common Stock subject to this Option. The terms "Agreement" and "Option" as used in this Agreement include any stock option agreements and related options for which this Agreement (and the Option granted by this Agreement) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. ADJUSTMENTS. In addition to the adjustment in the number of shares of Common Stock that are subject to the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock subject to the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in, or distributions in respect of, Common Stock by reason of stock dividends, stock splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock subject to the Option shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), such number equals 19.99% of the number of Common Stock then issued and outstanding.

          (b) Whenever the number of shares of Common Stock subject to the Option is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock subject to the Option prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock subject to the Option after the adjustment.

     6. REGISTRATION RIGHTS. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and/or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("OPTION SHARES") in accordance with any plan of disposition requested by Grantee. Issuer will use its best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, without limitation, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). Notwithstanding the above, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters (or, if none, the sole underwriter or underwriters) of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated by this
Section 6 may be reduced; PROVIDED, that, after any such required reduction, the number of Option Shares included in such offering for the account of Holder shall constitute at least 25% of the total number of shares to be sold by Holder and Issuer in the aggregate; PROVIDED FURTHER, that if such reduction occurs, then the Issuer shall file a registration statement for the balance of the Option Shares subject to the registration demand as promptly as practical as to which no reduction pursuant to this
Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the 12 month period referred to in the first sentence of this Section shall be increased to 24 months.
Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed to register Option Shares. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary in this Agreement, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7.   REPURCHASE OF OPTION.

          (a) At any time after the occurrence of a Repurchase Event (defined below): (i) at the request of Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section
10), Issuer (or any successor to Issuer) shall repurchase the Option from Holder at a price (the "OPTION REPURCHASE PRICE") equal to the amount by which (x) the market/offer price (as defined below) exceeds (y) the Option Price, multiplied by the number of shares for which this Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "OWNER"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor to Issuer) shall repurchase such number of the Option Shares from Owner as Owner shall designate at a price (the "OPTION SHARE REPURCHASE PRICE") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "MARKET/OFFER PRICE" shall mean the highest of:

(i) the price per share of Common Stock at which a tender or exchange offer therefor has been made; (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer; (iii) the highest sale price for shares of Common Stock within the six-month period immediately preceding the date Holder gives notice of the required repurchase of this Option or Owner gives notice of the required repurchase of Option Shares, as the case may be; or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder or Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

          (b) Holder or Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Holder the Option Repurchase Price and/or to Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Holder and/or Owner and thereafter deliver or cause to be delivered, from time to time, to Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, that if Issuer at any time after delivery of a notice of repurchase pursuant to this Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly: (i) deliver to Holder and/or Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to Holder, a new Agreement evidencing the right of Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion of the Option Repurchase Price previously delivered to Holder and the denominator of which is the Option Repurchase Price, and/or (B) to Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this Section 7(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

          (d) For purposes of this Section 7, a "REPURCHASE EVENT" shall be considered to have occurred upon the occurrence of any of the following events or transactions after the date of this Agreement:

               (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

               (ii) the consummation of any Acquisition Transaction described in Section 2(c)(i), except that the percentage referred to for purposes of defining "Acquisition Transaction" in clause (c) shall be 50%.

     8.   SUBSTITUTE OPTION.

          (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement to (i) consolidate with or merge into any person, other than Grantee or any Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or any Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange,
(ii) permit any person, other than Grantee or any Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) sell or otherwise transfer all or a substantial part of its or the Issuer's assets or deposits to any person, other than Grantee or any Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth in this Agreement, be converted into, or exchanged for, an option (the "SUBSTITUTE OPTION"), at the election of Holder, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation.

          (b)  The following terms have the following meanings:

               (i) "ACQUIRING CORPORATION" means: (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer); (ii) the acquiring person in a plan of exchange in which Issuer is acquired; (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person; and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

               (ii) "SUBSTITUTE COMMON STOCK" means the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (iii) "ASSIGNED VALUE" means the market/offer price, as defined in Section 7.

               (iv) "AVERAGE PRICE" means the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as Holder may elect.

          (c) The Substitute Option shall have the same terms as the Option; PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this

Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

          (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

          (e) In no event, pursuant to any of the subsections above, shall the Substitute Option be exercisable for a number of shares that, together with the number of shares owned by Grantee other than Fiduciary Shares, is more than 19.99% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.99% of the shares of Substitute Common Stock outstanding prior to exercise but for this Section 8(e), the issuer of the Substitute Option (the "SUBSTITUTE OPTION ISSUER") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this
Section 8(e) over (ii) the value of the Substitute Option after giving effect to the limitation in this Section 8(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder.

          (f)  Issuer shall not enter into any transaction described in
Section 8(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer under this Agreement.

     9.   REPURCHASE OF SUBSTITUTE OPTION.

          (a) At the request of the holder of the Substitute Option (the "SUBSTITUTE OPTION HOLDER"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "SUBSTITUTE OPTION REPURCHASE PRICE") equal to the amount by which (i) the Highest Closing Price (as defined below) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "SUBSTITUTE SHARE OWNER") of shares of Substitute Common Stock, the Substitute Option Issuer shall repurchase the Substitute Common Stock at a price (the "SUBSTITUTE SHARE REPURCHASE PRICE") equal to the Highest Closing Price multiplied by the number of

Substitute Shares so designated. The term "HIGHEST CLOSING PRICE" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Common Stock, as applicable.

          (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Common Stock pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Common Stock accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Common Stock in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Common Stock and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof that the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

          (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Common Stock in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to Section 9(b) prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable to accomplish such repurchase), the Substitute Option Holder or

Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Common Stock either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly: (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (x) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of Substitute Common Stock obtained by multiplying the number of shares of Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion of the Substitute Option Repurchase Price previously delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (y) to the Substitute Share Owner, a certificate for the Substitute Common Stock it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of the Section 8(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period

     10. EXTENTION OF EXERCISE PROVISIONS. The 30-day, six-month, 12-month, 18-month or 24-month periods for the exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Common Stock Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

     11. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

          (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors of Issuer prior to the date of this Agreement and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

          (b) Issuer has taken all necessary corporate action to authorize, reserve and permit it to issue, and at all times from the date of this Agreement through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable under this Agreement, and all such shares, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. ASSIGNMENT. Neither party to this Agreement may assign any of its rights or obligations under this Agreement or the Option created under this Agreement to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions of this Agreement, may assign in whole or in part its rights and obligations under this Agreement; PROVIDED, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in: (i) a widely dispersed public distribution; (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer; (iii) an assignment to a single party (such as a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf; or
(iv) any other manner approved by the Federal Reserve Board.

     13. COOPERATION. Grantee and Issuer each will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board for approval to acquire the shares issuable under this Agreement, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable under this Agreement until such time, if ever, as it considers appropriate to do so.

     14.  MINIMUM REPURCHASE PROCEEDS.

     (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; PROVIDED, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to

Section 7. The "Surrender Price" shall be equal to $23,350,000.00, (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) the Option Price.

     (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, that if Issuer at any time after delivery of a notice of surrender pursuant to this Section 14(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full:
(i) Issuer shall (A) use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same; and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the date of the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights under this Agreement, including any and all rights pursuant to this Section 14).

     15. REMEDIES. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be enforceable by either party through injunctive or other equitable relief. In connection therewith, the parties waive the posting of any bond or similar requirement.

     16. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1(a) (as adjusted pursuant to Sections 1(b) or 5), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement.

     17. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be considered to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan of Merger.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. ENTIRE AGREEMENT. Except as otherwise expressly provided in this Agreement or in the Plan of Merger, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated under this Agreement and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          IN WITNESS WHEREOF, the parties has caused this Stock Option Agreement to be executed by their officers, thereunto duly authorized, as of the date first written above.

                              OLD KENT FINANCIAL CORPORATION


                              By: /S/ DAVID J. WAGNER
                                  David J. Wagner
                                  Chairman, President and Chief Executive
                                    Officer


                              FIRST EVERGREEN CORPORATION


                              By: /S/ KENNETH J. OZINGA
                                  Kenneth J. Ozinga
                                  Chairman, President and Chief Executive
                                    Officer

                                APPENDIX C

    (THE EXCHANGE RATE STATED IN THIS APPENDIX IS AS OF THE DATE OF THE OPINION. IT HAS NOT BEEN ADJUSTED FOR THE OLD KENT STOCK DIVIDEND.)

                     OPINION OF HOVDE FINANCIAL, INC.


   July 13, 1998


Board of Directors
First Evergreen Corporation
3101 West 95th Street
Evergreen Park, IL 60805

Members of the Board:

     First Evergreen Corporation ("First Evergreen"), a Delaware corporation, and Old Kent Financial Corporation ("Old Kent"), a Michigan corporation, have entered into an Agreement and Plan of Merger ("Plan of Merger") dated April 21, 1998, pursuant to which First Evergreen will be merged with and into Old Kent (the "Merger"). As is set forth in Section
2.1.1 of the Plan of Merger, at the effective time of the Merger each of the outstanding shares of First Evergreen common stock ("First Evergreen Common Stock") will be converted into and have the right to receive 30.5059 shares ("Exchange Ratio") of Old Kent common stock ("Old Kent Common Stock"). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Plan of Merger to the shareholders of First Evergreen.

     Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. We are familiar with First Evergreen, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Plan of Merger.

     We were retained by First Evergreen to act as its exclusive financial advisor with respect to a review of First Evergreen's strategic alternatives and the possible sale, merger, consolidation, or other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of First Evergreen. We will receive compensation from First Evergreen in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. At your direction, we solicited the interest of third parties regarding a possible business combination with First Evergreen. The Plan of Merger is the result of this solicitation.

Board of Directors
First Evergreen Corporation
   July 13, 1998
Page Two




     During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of First Evergreen and Old Kent and material prepared in connection with the proposed transaction, including the following: the Plan of Merger; certain historical publicly available information concerning First Evergreen and Old Kent; the terms of recent merger and acquisition transactions involving banks and bank holding companies that we considered relevant; historical market prices and trading volumes for Old Kent Common Stock; and financial and other information provided to us by the managements of First Evergreen and Old Kent.

     In addition, we have conducted meetings with members of the senior management of First Evergreen and Old Kent for the purpose of reviewing the future prospects of First Evergreen and Old Kent. We also evaluated the pro forma ownership of Old Kent Common Stock by First Evergreen's shareholders relative to the pro forma contribution of First Evergreen's assets, liabilities, equity and earnings to the pro forma company, and conducted such other studies, analyses and examinations as we deemed appropriate. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

     In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by First Evergreen and Old Kent and in the discussions with First Evergreen and Old Kent management. We did not independently verify and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of First Evergreen and Old Kent at December 31, 1997 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practices as of the date of such financial statements. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of First Evergreen or Old Kent, nor did we make any independent evaluation or appraisal of the assets, liabilities or prospects of First Evergreen or Old Kent, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files.

Board of Directors
First Evergreen Corporation
   July 13, 1998
Page Three




     We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to First Evergreen and Old Kent. In rendering this opinion, we have been advised by First Evergreen and Old Kent and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval for the Merger and we have further assumed that in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Old Kent or the surviving corporation that would have a material adverse effect on Old Kent or the contemplated benefits of the Merger. We have also assumed that there would not occur any change in the applicable law or regulation that would cause a material adverse change in the prospects or operations of Old Kent or the surviving corporation after the Merger.

     Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

     We are not expressing any opinion herein as to the prices at which shares of Old Kent Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of First Evergreen Common Stock as to how such holder should vote with respect to the Plan of Merger at any meeting of holders of First Evergreen Common Stock.

     This letter is solely for the information of the Board of Directors of First Evergreen and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of First Evergreen Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Board of Directors
First Evergreen Corporation
   July 13, 1998
Page Four




     Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Plan of Merger is fair, from a financial point of view, to the shareholders of First Evergreen.

                              Sincerely,



                              HOVDE FINANCIAL, INC.

                                APPENDIX D

                            SECTION 262 OF DGCL
                            (APPRAISAL RIGHTS)

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s 251 "(other than a merger effected pursuant to subsection (g) of s 251)", s 252, s 254, s 257, s 258, s 263 or s 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
          b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to s 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     Old Kent is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the MBCA. Old Kent may similarly indemnify persons who are not directors or executive officers to the extent authorized by Old Kent's Board of Directors.

     The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Old Kent or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of Old
Kent) arising out of a position with Old Kent (or with some other entity at Old Kent's request); and (b) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of Old Kent, unless the director or officer is found liable to Old Kent, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

     The MBCA generally requires that the indemnification provided for in
(a) and (b) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conducts, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA, or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys' fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

     In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise.

     Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under Old Kent's Restated Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

     The MBCA permits Old Kent to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Old Kent, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Old Kent maintains such insurance on behalf of its directors and officers.

     Old Kent has entered into indemnity agreements with each of its directors. The agreements provide that Old Kent will indemnify the director, subject to certain limitations, for expenses and costs, including the satisfaction of a judgment, fine or penalty incurred in, or in any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of Old Kent (such as a shareholder derivative suit), brought by reason of the fact that the indemnitee was serving as a director, officer, employee, agent or fiduciary of Old Kent or by reason of any action taken by the indemnitee while serving as a director, officer, employee, agent, or fiduciary of Old Kent, or by reason of the fact that the indemnitee was serving at the request of Old Kent in a similar capacity with another entity, if such expenses and costs may be indemnified under the MBCA. In accordance with Old Kent's Restated Articles and Bylaws, the agreements are designed to provide the maximum protection allowed under federal and Michigan law. Indemnification is dependent upon the director meeting the applicable standards of conduct set forth in the indemnity agreements.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A. EXHIBITS. The following exhibits are filed as part of this Registration Statement:

       NUMBER              EXHIBIT

    2.1 AGREEMENT AND PLAN OF MERGER.<F*> Included as Appendix A to the Prospectus and Proxy Statement.

    3.1   RESTATED ARTICLES OF INCORPORATION.  Previously filed as
          Exhibit 3.1 to Old Kent's Form S-4 Registration Statement (No. 333-56209) filed June 5, 1998. Here incorporated by reference.

    3.2   BYLAWS.  Previously filed as Exhibit 3(b) to Old Kent's
          Form 10-Q Quarterly Report filed for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

    4.1 RIGHTS AGREEMENT. Previously filed as an exhibit to Old Kent's Form 8-A Registration Statement filed January 21, 1997. Here incorporated by reference.

    4.2   CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF
          SERIES C PREFERRED STOCK.  Previously filed as Exhibit
          4.3 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    4.3   FORM OF OLD KENT CAPITAL TRUST I FLOATING RATE
          SUBORDINATED CAPITAL INCOME SECURITIES (LIQUIDATION
          AMOUNT OF $1,000 PER CAPITAL SECURITY). Previously filed as Exhibit 4.7 to Old Kent's Form S-4 Registration
          Statement filed July 10, 1997. Here incorporated by reference.

    4.4   FORM OF OLD KENT FINANCIAL CORPORATION FLOATING RATE
          JUNIOR SUBORDINATED DEBENTURE DUE 2027. Previously filed as Exhibit 4.5 to Old Kent's Form S-4 Registration
          Statement filed July 10, 1997. Here incorporated by reference.

    4.5 AMENDED AND RESTATED DECLARATION OF TRUST, DATED AS OF JANUARY 31, 1997, AMONG OLD KENT; ALBERT T. POTAS, THOMAS
          E. POWELL, AND MARY E. TUUK, AS "REGULAR TRUSTEES" (AS DEFINED THEREIN); BANKERS TRUST COMPANY; AND BANKERS TRUST (DELAWARE). Previously filed as Exhibit 4.6 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    4.6 GUARANTEE AGREEMENT, DATED AS OF AUGUST 21, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY. Previously filed as
          Exhibit 4.7 to Old Kent's Form 8-K filed March 4, 1998.
          Here incorporated by reference.

    4.7 INDENTURE, DATED AS OF JANUARY 31, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY. Previously filed as Exhibit
          4.8 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    4.8 LONG-TERM DEBT. Old Kent has outstanding long-term debt that, at the time of this Registration Statement, does not exceed 10% of Old Kent's total consolidated assets. Old Kent agrees to furnish copies of the agreements defining the rights of holders of such long-term indebtedness to the Securities and Exchange Commission upon request.

    5.1   OPINION OF WARNER NORCROSS & JUDD LLP.<F**>



    8.1   OPINION OF WARNER NORCROSS & JUDD LLP AS TO TAX
          MATTERS.<F**>

    10.1  EXECUTIVE STOCK OPTION PLAN OF 1986.  Previously filed as
          Exhibit 10 to Old Kent's Form 10-Q Quarterly Report for its fiscal quarter ended September 30, 1995. Here incorporated by reference.

    10.2  AMENDMENT TO EXECUTIVE STOCK OPTION PLAN OF 1986.
          Previously filed as Exhibit 10.19 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    10.3 RESTRICTED STOCK PLAN OF 1987. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 6,
          1992.  Here incorporated by reference.

    10.4 AMENDMENT TO RESTRICTED STOCK PLAN OF 1987. Previously filed as Exhibit 10(f) to Old Kent's Form 8-K filed
          February 23, 1996.  Here incorporated by reference.

    10.5  OLD KENT EXECUTIVE RETIREMENT INCOME PLAN AND RELATED
          TRUST.  Previously filed as Exhibit 10.5 to Old Kent's
          Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.6  AMENDMENT TO EXECUTIVE RETIREMENT INCOME PLAN.
          Previously filed as Exhibit 10.6 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.7  OLD KENT EXECUTIVE THRIFT PLAN AND RELATED TRUST.
          Previously filed as Exhibit 10.7 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.8  AMENDMENT TO EXECUTIVE THRIFT PLAN.  Previously filed as
          Exhibit 10(h) to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

    10.9  OLD KENT DEFERRED COMPENSATION PLAN AND RELATED TRUST
          Previously filed as Exhibit 10.9 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.10 STOCK OPTION INCENTIVE PLAN OF 1992.  Previously filed as
          Exhibit 10(b) to Old Kent's Form 10-Q Quarterly Report for its fiscal quarter ended June 30, 1995. Here incorporated by reference.

    10.11 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992.
          Previously filed as Exhibit 10.20 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    10.12 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992.
          Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

    10.13 DEFERRED STOCK COMPENSATION PLAN AND RELATED TRUST.
          Previously filed as Exhibit 10(j) to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

    10.14 OLD KENT DIRECTORS' DEFERRED COMPENSATION PLAN AND
          RELATED TRUST.   Previously filed as Exhibit 10(n) to Old
          Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

    10.15 AMENDMENT TO OLD KENT DIRECTORS' DEFERRED COMPENSATION
          PLAN.  Previously filed as Exhibit 10.15 to Old Kent's
          Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.16 EXECUTIVE INCENTIVE BONUS PLAN. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 1,
          1997.  Here incorporated by reference.

    10.17 EXECUTIVE STOCK INCENTIVE PLAN OF 1997.   Previously
          filed as part of Old Kent's Definitive Proxy Statement dated March 1, 1997. Here incorporated by reference.

    10.18 AMENDMENT TO EXECUTIVE STOCK INCENTIVE PLAN OF 1997.
          Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

    10.19 POOLING AND SERVICE AGREEMENT.  Previously filed as
          Exhibit 10(r) to Old Kent's Form 8-K filed February 23,
          1996.  Here incorporated by reference.

    10.20 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.17 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as Exhibit 10.20 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.21 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.18 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as Exhibit 10.21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.22 INDEMNITY AGREEMENT. The form of Indemnity Agreement was previously filed as Exhibit 10(c) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference. A participant schedule was previously filed as Exhibit 10.22 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.23 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON.
          Previously filed as Exhibit 10(p) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

    10.24 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON.
          Previously filed as Exhibit 10(q) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

    13    ANNUAL REPORT TO SHAREHOLDERS.  Previously filed as
          Exhibit 13 to Old Kent's Form 10-K Annual Report for the year ended December 31, 1997. This exhibit, except for those portions expressly incorporated by reference in this filing, is furnished for the information of the Commission and is not deemed "filed" as part of this filing.

    21 SUBSIDIARIES OF REGISTRANT. Previously filed as Exhibit 21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    23.1  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

    23.2  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

    23.3  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

    23.4 CONSENT OF FINANCIAL ADVISOR.<F*> Included in Appendix C to the Prospectus and Proxy Statement.

    23.5  CONSENT OF COUNSEL.<F*>  Included in Exhibit 5.1.

    23.6  COUNSEL OF COUNSEL.<F*> Included in Exhibit 8.1.



    24    POWERS OF ATTORNEY.<F**>

    99.1 STOCK OPTION AGREEMENT.<F*> Included as Appendix B to the Prospectus and Proxy Statement.

    99.2  PRESIDENT'S LETTER TO FIRST EVERGREEN STOCKHOLDERS.<F*>

    99.3  NOTICE OF SPECIAL MEETING OF FIRST EVERGREEN
          STOCKHOLDERS.<F*>



    99.4  FORM OF PROXY FOR FIRST EVERGREEN CORPORATION.<F*>

--------------------

<F*>   Filed herewith.
<F**>  Previously filed.

     B. FINANCIAL STATEMENTS AND SCHEDULES.

     All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission have been omitted because they either are not required under the related instructions or the required information has been included in the financial statements of Old Kent or notes thereto.

     C. OPINION OF FINANCIAL ADVISOR.

     The opinion of Hovde Financial, Inc. is included as Appendix C to the Prospectus and Proxy Statement.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on July 9, 1998.

                             OLD KENT FINANCIAL CORPORATION




                             By: /S/ ALBERT T. POTAS
                                 Albert T. Potas
                                 Its Senior Vice President and Controller



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


July 9, 1998                */S/ RICHARD L. ANTONINI
                             Richard L. Antonini
                             Director

July 9, 1998                */S/ JOHN D. BOYLES
                             John D. Boyles
                             Director

July 9, 1998                */S/ WILLIAM P. CRAWFORD
                             William P. Crawford
                             Director

July 9, 1998                */S/ RICHARD M. DEVOS, JR.
                             Richard M. DeVos, Jr.
                             Director

July 9, 1998                */S/ WILLIAM G. GONZALEZ
                             William G. Gonzalez
                             Director

July 9, 1998                */S/ JAMES P. HACKETT
                             James P. Hackett
                             Director

July 9, 1998                */S/ ERINA HANKA
                             Erina Hanka
                             Director

July 9, 1998                */S/ EARL D. HOLTON
                             Earl D. Holton
                             Director

July 9, 1998                */S/ MICHAEL J. JANDERNOA
                             Michael J. Jandernoa
                             Director

July 9, 1998                */S/ KEVIN T. KABAT
                             Kevin T. Kabat
                             Vice Chairman of the Board and Director

July 9, 1998                */S/ FRED P. KELLER
                             Fred P. Keller
                             Director

July 9, 1998                */S/ JOHN P. KELLER
                             John P. Keller
                             Director

July 9, 1998                */S/ HENDRIK G. MEIJER
                             Hendrik G. Meijer
                             Director

July 9, 1998                */S/ PERCY A. PIERRE
                             Percy A. Pierre
                             Director

July 9, 1998                */S/ MARILYN J. SCHLACK
                             Marilyn J. Schlack
                             Director

July 9, 1998                */S/ PETER F. SECCHIA
                             Peter F. Secchia
                             Director

July 9, 1998                */S/ DAVID J. WAGNER
                             David J. Wagner
                             Chairman of the Board, President, Chief
                             Executive Officer, and Director
                             (Principal Executive Officer)

July 9, 1998                */S/ MARGARET SELLERS WALKER
                             Margaret Sellers Walker
                             Director

July 9, 1998                */S/ ROBERT H. WARRINGTON
                             Robert H. Warrington
                             Vice Chairman of the Board, Chief
                             Financial Officer, and Director
                             (Principal Financial and Accounting
                             Officer)



July 9, 1998                *By /S/ ALBERT T. POTAS
                                 Albert T. Potas
                                 Attorney-in-Fact

                               EXHIBIT INDEX

   NUMBER                     EXHIBIT

    2.1 AGREEMENT AND PLAN OF MERGER.<F*> Included as Appendix A to the Prospectus and Proxy Statement.

    3.1   RESTATED ARTICLES OF INCORPORATION.  Previously filed as
          Exhibit 3.1 to Old Kent's Form S-4 Registration Statement (No. 333-56209) filed June 5, 1998. Here incorporated by reference.

    3.2   BYLAWS.  Previously filed as Exhibit 3(b) to Old Kent's
          Form 10-Q Quarterly Report filed for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

    4.1 RIGHTS AGREEMENT. Previously filed as an exhibit to Old Kent's Form 8-A Registration Statement filed January 21, 1997. Here incorporated by reference.

    4.2   CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF
          SERIES C PREFERRED STOCK.  Previously filed as Exhibit
          4.3 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    4.3   FORM OF OLD KENT CAPITAL TRUST I FLOATING RATE
          SUBORDINATED CAPITAL INCOME SECURITIES (LIQUIDATION
          AMOUNT OF $1,000 PER CAPITAL SECURITY). Previously filed as Exhibit 4.7 to Old Kent's Form S-4 Registration
          Statement filed July 10, 1997. Here incorporated by reference.

    4.4   FORM OF OLD KENT FINANCIAL CORPORATION FLOATING RATE
          JUNIOR SUBORDINATED DEBENTURE DUE 2027. Previously filed as Exhibit 4.5 to Old Kent's Form S-4 Registration
          Statement filed July 10, 1997. Here incorporated by reference.

    4.5 AMENDED AND RESTATED DECLARATION OF TRUST, DATED AS OF JANUARY 31, 1997, AMONG OLD KENT; ALBERT T. POTAS, THOMAS
          E. POWELL, AND MARY E. TUUK, AS "REGULAR TRUSTEES" (AS DEFINED THEREIN); BANKERS TRUST COMPANY; AND BANKERS TRUST (DELAWARE). Previously filed as Exhibit 4.6 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    4.6 GUARANTEE AGREEMENT, DATED AS OF AUGUST 21, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY. Previously filed as
          Exhibit 4.7 to Old Kent's Form 8-K filed March 4, 1998.
          Here incorporated by reference.

    4.7 INDENTURE, DATED AS OF JANUARY 31, 1997, BETWEEN OLD KENT AND BANKERS TRUST COMPANY. Previously filed as Exhibit
          4.8 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    4.8 LONG-TERM DEBT. Old Kent has outstanding long-term debt that, at the time of this Registration Statement, does not exceed 10% of Old Kent's total consolidated assets. Old Kent agrees to furnish copies of the agreements defining the rights of holders of such long-term indebtedness to the Securities and Exchange Commission upon request.

    5.1   OPINION OF WARNER NORCROSS & JUDD LLP.<F**>



    8.1   OPINION OF WARNER NORCROSS & JUDD LLP AS TO TAX
          MATTERS.<F**>

    10.1  EXECUTIVE STOCK OPTION PLAN OF 1986.  Previously filed as
          Exhibit 10 to Old Kent's Form 10-Q Quarterly Report for its fiscal quarter ended September 30, 1995. Here incorporated by reference.

    10.2  AMENDMENT TO EXECUTIVE STOCK OPTION PLAN OF 1986.
          Previously filed as Exhibit 10.19 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    10.3 RESTRICTED STOCK PLAN OF 1987. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 6,
          1992.  Here incorporated by reference.

    10.4 AMENDMENT TO RESTRICTED STOCK PLAN OF 1987. Previously filed as Exhibit 10(f) to Old Kent's Form 8-K filed
          February 23, 1996.  Here incorporated by reference.

    10.5  OLD KENT EXECUTIVE RETIREMENT INCOME PLAN AND RELATED
          TRUST.  Previously filed as Exhibit 10.5 to Old Kent's
          Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.6  AMENDMENT TO EXECUTIVE RETIREMENT INCOME PLAN.
          Previously filed as Exhibit 10.6 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.7  OLD KENT EXECUTIVE THRIFT PLAN AND RELATED TRUST.
          Previously filed as Exhibit 10.7 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.8  AMENDMENT TO EXECUTIVE THRIFT PLAN.  Previously filed as
          Exhibit 10(h) to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

    10.9  OLD KENT DEFERRED COMPENSATION PLAN AND RELATED TRUST
          Previously filed as Exhibit 10.9 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.10 STOCK OPTION INCENTIVE PLAN OF 1992.  Previously filed as
          Exhibit 10(b) to Old Kent's Form 10-Q Quarterly Report for its fiscal quarter ended June 30, 1995. Here incorporated by reference.

    10.11 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992.
          Previously filed as Exhibit 10.20 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference.

    10.12 AMENDMENT TO STOCK OPTION INCENTIVE PLAN OF 1992.
          Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.

    10.13 DEFERRED STOCK COMPENSATION PLAN AND RELATED TRUST.
          Previously filed as Exhibit 10(j) to Old Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

    10.14 OLD KENT DIRECTORS' DEFERRED COMPENSATION PLAN AND
          RELATED TRUST.   Previously filed as Exhibit 10(n) to Old
          Kent's Form 10-K Annual Report for its fiscal year ended December 31, 1994. Here incorporated by reference.

    10.15 AMENDMENT TO OLD KENT DIRECTORS' DEFERRED COMPENSATION
          PLAN.  Previously filed as Exhibit 10.15 to Old Kent's
          Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.16 EXECUTIVE INCENTIVE BONUS PLAN. Previously filed as part of Old Kent's Definitive Proxy Statement dated March 1,
          1997.  Here incorporated by reference.

    10.17 EXECUTIVE STOCK INCENTIVE PLAN OF 1997.   Previously
          filed as part of Old Kent's Definitive Proxy Statement dated March 1, 1997. Here incorporated by reference.

    10.18 AMENDMENT TO EXECUTIVE STOCK INCENTIVE PLAN OF 1997.
          Previously filed as Exhibit 10(d) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference.
                              -3-

    10.19 POOLING AND SERVICE AGREEMENT.  Previously filed as
          Exhibit 10(r) to Old Kent's Form 8-K filed February 23,
          1996.  Here incorporated by reference.

    10.20 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.17 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as Exhibit 10.20 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.21 EXECUTIVE SEVERANCE AGREEMENTS. The form of Executive Severance Agreement was previously filed as Exhibit 10.18 to Old Kent's Form 8-K filed March 5, 1997. Here incorporated by reference. An updated participant schedule was previously filed as Exhibit 10.21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.22 INDEMNITY AGREEMENT. The form of Indemnity Agreement was previously filed as Exhibit 10(c) to Old Kent's Form 10-Q Quarterly Report for the fiscal quarter ended June 30, 1997. Here incorporated by reference. A participant schedule was previously filed as Exhibit 10.22 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    10.23 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON.
          Previously filed as Exhibit 10(p) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

    10.24 RESTRICTED STOCK AGREEMENT FOR MR. WARRINGTON.
          Previously filed as Exhibit 10(q) to Old Kent's Form 8-K filed February 23, 1996. Here incorporated by reference.

    13    ANNUAL REPORT TO SHAREHOLDERS.  Previously filed as
          Exhibit 13 to Old Kent's Form 10-K Annual Report for the year ended December 31, 1997. This exhibit, except for those portions expressly incorporated by reference in this filing, is furnished for the information of the Commission and is not deemed "filed" as part of this filing.

    21 SUBSIDIARIES OF REGISTRANT. Previously filed as Exhibit 21 to Old Kent's Form 8-K filed March 4, 1998. Here incorporated by reference.

    23.1  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

    23.2  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

    23.3  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS.<F*>

    23.4 CONSENT OF FINANCIAL ADVISOR.<F*> Included in Appendix C to the Prospectus and Proxy Statement.

    23.5  CONSENT OF COUNSEL.<F*>  Included in Exhibit 5.1.

    23.6  COUNSEL OF COUNSEL.<F*> Included in Exhibit 8.1.



    24    POWERS OF ATTORNEY.<F**>

    99.1 STOCK OPTION AGREEMENT.<F*> Included as Appendix B to the Prospectus and Proxy Statement.

    99.2  PRESIDENT'S LETTER TO FIRST EVERGREEN STOCKHOLDERS.<F*>

    99.3  NOTICE OF SPECIAL MEETING OF FIRST EVERGREEN
          STOCKHOLDERS.<F*>



    99.4  FORM OF PROXY FOR FIRST EVERGREEN CORPORATION.<F*>

---------------------

<F*>   Filed herewith.
<F**>  Previously filed.






















                              -5-